================================================================================

                                                               EXECUTION VERSION

                                  ROWECOM INC.


                                   $9,000,000


        FLOATING RATE SENIOR SECURED CONVERTIBLE NOTES DUE APRIL 30, 2002

                           GUARANTIED BY DIVINE, INC.



                                  -------------
                              AMENDED AND RESTATED
                             NOTE PURCHASE AGREEMENT
                                  -------------








                          Dated as of December 14, 2001

================================================================================

                               TABLE OF CONTENTS


SECTION                                                                                            PAGE
1.       PRIOR ISSUANCE OF NOTES; PARENT GUARANTY....................................................1

         1.1.     Prior Issuance of Notes............................................................1
         1.2.     Parent Guaranty....................................................................2

2.       REQUEST FOR CONSENT TO AMENDMENTS...........................................................2

         2.1.     Agreement and Consent..............................................................2
         2.2.     Restatement Date...................................................................2
         2.3.     Other Current Holders..............................................................2

3.       CONDITIONS TO THE EFFECTIVENESS OF THIS AGREEMENT...........................................2

         3.1.     Representations and Warranties.....................................................3
         3.2.     Performance; No Default............................................................3
         3.3.     Compliance Certificates............................................................3
         3.4.     Opinions of Counsel................................................................4
         3.5.     Good Standing Certificates.........................................................4
         3.6.     Other Agreements...................................................................4
         3.7.     Payment of Fees and Expenses.......................................................4
         3.8.     Changes in Corporate Structure.....................................................4
         3.9.     Evidence of Perfection and Priority of Liens.......................................5
         3.10.    Compliance with Laws and Other Agreements..........................................5
         3.11.    No Material Adverse Change.........................................................5
         3.12.    Reaffirmation Letter for Certain Financing Documents...............................5
         3.13.    Acquisition........................................................................5
         3.14.    Faxon Federal Assignment of Claims.................................................6
         3.15.    Proceedings Satisfactory...........................................................6

4.       REPRESENTATIONS AND WARRANTIES OF THE PARENT AND THE COMPANY................................6

         4.1.     Organization; Power and Authority..................................................6
         4.2.     Authorization, etc.................................................................7
         4.3.     Full Disclosure....................................................................7
         4.4.     Organization and Ownership of Shares of Subsidiaries...............................7
         4.5.     Financial Statements; Debt; Fiscal Year............................................8
         4.6.     Compliance with Laws, Other Instruments, etc.......................................9
         4.7.     Governmental Authorizations, etc...................................................9
         4.8.     Litigation; Observance of Statutes and Orders......................................9

         4.9.     Title to Property; Priority of Liens...............................................10
         4.10.    Corporate Names....................................................................10
         4.11.    Business Locations; Agent for Service of Process...................................10
         4.12.    Solvent Financial Condition........................................................10
         4.13.    Surety Obligations.................................................................10
         4.14.    Brokers............................................................................11
         4.15.    Intellectual Property..............................................................11
         4.16.    Governmental Approvals.............................................................11
         4.17.    Restrictions.......................................................................11
         4.18.    No Defaults........................................................................12
         4.19.    Leases.............................................................................12
         4.20.    Pension Plans......................................................................12
         4.21.    Labor Relations....................................................................12
         4.22.    Not a Regulated Entity.............................................................13
         4.23.    Margin Stock.......................................................................13
         4.24.    The Acquisition....................................................................13

5.       REPRESENTATIONS OF CURRENT HOLDERS..........................................................13

         5.1.     Purchase for Investment............................................................14
         5.2.     Investor Qualifications............................................................14
         5.3.     Material, Non-public Information...................................................14
         5.4.     Acceptable Credit Facility.........................................................15

6.       GENERAL COVENANTS...........................................................................15

         6.1.     Visits and Inspections.............................................................15
         6.2.     Notices............................................................................15
         6.3.     Financial and Other Information....................................................16
         6.4.     Taxes..............................................................................17
         6.5.     Compliance with Laws...............................................................18
         6.6.     Insurance..........................................................................18
         6.7.     Intellectual Property..............................................................18
         6.8.     Pledged Shares.....................................................................18
         6.9.     Payment of Notes and Maintenance of Office.........................................18
         6.10.    Domestic Subsidiary Guaranties.....................................................19
         6.11.    Order Processing...................................................................19
         6.12.    Customer Deposits..................................................................19
         6.13.    Equipment..........................................................................20
         6.14.    Registration of Conversion Shares..................................................20

7.       PAYMENTS....................................................................................24

         7.1.     Interest Payments..................................................................24
         7.2.     Optional Principal Payments........................................................24
         7.3.     Required Payments..................................................................24

         7.4.     Conversion Privilege and Conversion Rate...........................................25
         7.5.     Notation of Notes on Payment.......................................................34
         7.6.     No Other Payments of Principal; Acquisition of Notes...............................34

8.       NEGATIVE COVENANTS..........................................................................34

         8.1.     Restricted Payments................................................................34
         8.2.     Mergers; Consolidations; Acquisitions..............................................35
         8.3.     Loans..............................................................................36
         8.4.     Debt...............................................................................36
         8.5.     Affiliate Transactions.............................................................37
         8.6.     Liens..............................................................................37
         8.7.     Limitation on Issuance of Stock....................................................38
         8.8.     Restricted Investments.............................................................38
         8.9.     Tax Consolidation..................................................................38
         8.10.    Upstream Payments..................................................................38
         8.11.    Organization Documents.............................................................38
         8.12.    Restrictive Agreements.............................................................39
         8.13.    Limitation on Side Agreements......................................................39
         8.14.    Conduct of Business................................................................39

9.       EVENTS OF DEFAULT...........................................................................39

10.      DEFAULT REMEDIES............................................................................42

         10.1.    Acceleration of Maturity Notes.....................................................42
         10.2.    Other Remedies.....................................................................43
         10.3.    Nonwaiver; Remedies Cumulative.....................................................43
         10.4.    Annulment of Acceleration of Notes.................................................44

11.      REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES...............................................44

         11.1.    Registration of Notes..............................................................44
         11.2.    Exchange of Notes..................................................................44
         11.3.    Replacement of Notes...............................................................45
         11.4.    Issuance Taxes.....................................................................46

12.      PAYMENTS ON NOTES...........................................................................46

         12.1.    Place of Payment...................................................................46
         12.2.    Manner of Payment..................................................................46

13.      EXPENSES, ETC...............................................................................47

         13.1.    Transaction Expenses...............................................................47
         13.2.    Survival...........................................................................48

14.      SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT................................48

15.      AMENDMENT AND WAIVER........................................................................48

         15.1.    Requirements.......................................................................48
         15.2.    Solicitation of Holders of Notes...................................................49
         15.3.    Binding Effect, etc................................................................49
         15.4.    Notes held by the Company, etc.....................................................50

16.      NOTICES.....................................................................................50

17.      REPRODUCTION OF DOCUMENTS...................................................................51

18.      CONFIDENTIAL INFORMATION....................................................................51

19.      PARENT GUARANTY.............................................................................52

         19.1.    Guarantied Obligations.............................................................52
         19.2.    Payments and Performance...........................................................53
         19.3.    Releases...........................................................................53
         19.4.    Waivers............................................................................54
         19.5.    Marshaling; Invalid Payments.......................................................56
         19.6.    Immediate Liability................................................................56
         19.7.    Primary Obligations................................................................56
         19.8.    No Reduction or Defense............................................................57
         19.9.    No Election........................................................................58
         19.10.   Severability.......................................................................59
         19.11.   Appropriations.....................................................................59
         19.12.   Other Enforcement Rights...........................................................59
         19.13.   Restoration of Rights and Remedies.................................................59
         19.14.   Subrogation; Subordination.........................................................60
         19.15.   Survival...........................................................................60

20.      MISCELLANEOUS...............................................................................61

         20.1.    Indemnification of each Holder of Notes............................................61
         20.2.    Successors and Assigns.............................................................61
         20.3.    Severability.......................................................................62
         20.4.    Construction.......................................................................62
         20.5.    Counterparts.......................................................................62
         20.6.    Governing Law......................................................................62
         20.7.    Legends............................................................................62
         20.8.    Termination........................................................................64

SCHEDULE A       --   INFORMATION RELATING TO CURRENT HOLDERS

SCHEDULE B       --   DEFINED TERMS

SCHEDULE 3.8     --   Changes in Corporate Structure

SCHEDULE 4.3     --   Full Disclosure

SCHEDULE 4.4     --   Organization of the Parent, the Company and
                        Ownership of Subsidiary Stock

SCHEDULE 4.5     --   Debt

SCHEDULE 4.8     --   Certain Litigation

SCHEDULE 4.10    --   Corporate Names

SCHEDULE 4.11    --   Business Locations

SCHEDULE 4.13    --   Surety Obligations

SCHEDULE 4.14    --   Broker Fees

SCHEDULE 4.15    --   Intellectual Property

SCHEDULE 4.17    --   Restrictive Agreements

SCHEDULE 4.18    --   Waived Defaults and Events of Default

SCHEDULE 4.19    --   Leases

SCHEDULE 4.20    --   Pension Plans

SCHEDULE 4.21    --   Labor Relations

SCHEDULE 8.5     --   Affiliate Transactions

SCHEDULE 8.6     --   Liens

EXHIBIT 1        --   Form of Floating Rate Senior Secured Convertible Note
                      Due April 30, 2002

EXHIBIT 3.3(b)   --   Form of Company Secretary's Certificate

EXHIBIT 3.3(c)   --   Form of Parent Secretary's Certificate

EXHIBIT 3.3(d)   --   Form of Subsidiary Guarantor Secretary's Certificate

EXHIBIT 3.4(a)   --   Form of Obligors' counsel opinion

EXHIBIT 3.4(b)   --   Form of Richard Rowe's counsel opinion

EXHIBIT 3.12     --   Form of Reaffirmation Letter

ANNEX 1          --   Address of Parent, Company and Agent

                                  ROWECOM INC.
                                15 SOUTHWEST PARK
                               WESTWOOD, MA 02090


        FLOATING RATE SENIOR SECURED CONVERTIBLE NOTES DUE APRIL 30, 2002

                           GUARANTIED BY DIVINE, INC.

                                                         As of December 14, 2001


TO EACH OF THE CURRENT HOLDERS
LISTED IN THE ATTACHED SCHEDULE A:

Ladies and Gentlemen:

         RoweCom Inc., a Delaware corporation (together with its successors and assigns, the "COMPANY") and divine, inc., a Delaware corporation (together with its successors and assigns, the "PARENT"), agree with you as follows:

1.       PRIOR ISSUANCE OF NOTES; PARENT GUARANTY

         1.1. PRIOR ISSUANCE OF NOTES.

         The Company issued and sold $9,000,000 in aggregate principal amount of its Floating Rate Senior Secured Notes due December 28, 2001 (the "ORIGINAL NOTES" and as amended by this Agreement, the "NOTES") pursuant to those separate Note Purchase Agreements, each dated as of January 31, 2001 between the Company and the purchasers identified in Schedule A thereto (individually, an "ORIGINAL NOTE PURCHASE AGREEMENT" and collectively, the "ORIGINAL NOTE PURCHASE AGREEMENTS"). The entire original aggregate principal amount of the Original Notes currently remains outstanding. The register kept by the Company for the registration and transfer of the Notes indicates that you and each of the other Persons named in Schedule A hereto (collectively, the "CURRENT HOLDERS") is as of the Restatement Date a holder of each of the aggregate principal amount of the Original Notes indicated in such Schedule. Certain capitalized terms used in this Agreement are defined in Schedule B; references to a "Schedule" or an "Exhibit" are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.

         1.2. PARENT GUARANTY.

         Payment by the Company of all amounts due with respect to the Notes and performance by the Company and its Subsidiaries of its Obligations are guarantied by the Parent pursuant to the Parent Guaranty provided in Section 19.

2.       REQUEST FOR CONSENT TO AMENDMENTS

         2.1. AGREEMENT AND CONSENT.

                  Subject to the satisfaction of the conditions set forth in
         Section 3, you agree, by execution of this Agreement, that:

                  (a) the Original Note Purchase Agreement is hereby amended and restated in the form of this Agreement; and

                  (b) the form of Original Note attached to the Original Note Purchase Agreement as Exhibit 1 is hereby amended and restated in the form attached hereto as Exhibit 1. The Original Notes outstanding on the Restatement Date are hereby, without any further action required on the part of any other Person, deemed to be automatically amended and restated to conform to and have the terms provided in the form attached hereto as Exhibit 1 (except that the principal amount and the payee of each Note shall remain unchanged). Upon request of any Current Holder or the Company, the Company shall deliver a new Note, as amended and restated in the form attached hereto as Exhibit 1, against surrender of the related Original Note.

         2.2. RESTATEMENT DATE.

         Subject to the satisfaction of the conditions set forth in Section 3, the closing (the "RESTATEMENT CLOSING") of the transactions contemplated by this Agreement will be held contemporaneously with the execution and delivery of this Agreement on or about December 14, 2001 (the "RESTATEMENT DATE") at the office of Bingham Dana LLP, One State Street, Hartford, Connecticut 06103.

         2.3. OTHER CURRENT HOLDERS.

         Contemporaneously with the execution and delivery hereof, the Company is entering into a separate Amended and Restated Note Purchase Agreement identical (except for the name, address and signature of the Current Holder) hereto (this Agreement and such other separate Amended and Restated Note Purchase Agreements, collectively, as may be amended from time to time, the "OTHER AGREEMENTS") with each other Current Holder.

3.       CONDITIONS TO THE EFFECTIVENESS OF THIS AGREEMENT

         This Agreement shall become effective, if at all, at such time as you shall have indicated your written consent to this Agreement by executing and delivering the applicable counterpart of this Agreement and each other Current Holder shall have indicated its written consent to its respective Other Agreement. It is understood that any Current Holder may withhold its consent for any reason or for no reason, and that, without limitation of the foregoing, any Current Holder hereby makes the granting of its consent contingent upon delivery to it of the following:

         3.1. REPRESENTATIONS AND WARRANTIES.

         The representations and warranties of the Obligors in this Agreement shall be correct when made and at the time of the Restatement Date.

         3.2. PERFORMANCE; NO DEFAULT.

         Each Obligor and Richard Rowe shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it or him prior to or on the Restatement Date and after giving effect to this Agreement and the Acquisition, no Default or Event of Default shall have occurred and be continuing.

         3.3. COMPLIANCE CERTIFICATES.

                  (a) Officer's Certificate. Each of the Company and the Parent shall have delivered to you an Officer's Certificate, dated the Restatement Date, certifying that the conditions specified in Sections 3.1, 3.2 and 3.11 have been fulfilled.

                  (b) Company Secretary's Certificate. The Company shall have delivered to you a certificate, dated the Restatement Date, and executed by its Secretary or one of its Assistant Secretaries, substantially in the form set out in Exhibit 3.3(b), certifying as to the resolutions (and attaching a copy thereof) and other corporate proceedings relating to the authorization, execution and delivery of the Notes, this Agreement, the Reaffirmation Letter and the other Financing Documents to which it is a party.

                  (c) Parent Secretary's Certificate. The Parent shall have delivered to you a certificate, dated the Restatement Date, and executed by its Secretary or one of its Assistant Secretaries, substantially in the form set out in Exhibit 3.3(c), certifying that the following documents, which shall be attached thereto, are true and correct: (i) resolutions and other corporate proceedings relating to the authorization, execution and delivery of this Agreement (including the Parent Guaranty) and the other Financing Documents to which it is a party, (ii) a copy of the Parent's articles of incorporation and all amendments thereto, (iii) a copy of the Parent's by-laws and all amendments thereto, and (iv) a good standing certificate issued by the Secretary of State of the state of Delaware.

                  (d) Subsidiary Guarantor Secretary's Certificate. Each Subsidiary Guarantor shall have delivered to you a certificate, dated the Restatement Date, and executed by its Secretary or one of its Assistant Secretaries, substantially in the form set out in Exhibit 3.3(d), certifying as to the resolutions (and attaching a copy thereof) and other corporate proceedings relating to the authorization, execution and delivery of the Reaffirmation Letter and the other Financing Documents to which it is a party.

         3.4. OPINIONS OF COUNSEL.

         You shall have received opinions in form and substance satisfactory to you, dated the Restatement Date (a) from Katten Muchin Zavis, counsel for the Parent, the Company and certain Subsidiary Guarantors in substantially the form as Exhibit 3.4(a) attached hereto and (b) from counsel for Richard Rowe in substantially the form as Exhibit 3.4(b) attached hereto.

         3.5. GOOD STANDING CERTIFICATES.

         You shall have received good standing certificates for each Obligor issued by the Secretary of State or other appropriate official of such Obligor's jurisdiction of organization and each jurisdiction where the failure of such Obligor to be qualified would have a Material Adverse Effect.

         3.6. OTHER AGREEMENTS.

         None of the other Current Holders shall have withheld its consent to this Agreement and the Other Agreements having become effective.

         3.7. PAYMENT OF FEES AND EXPENSES.

         The Company shall have paid on or before the Restatement Date all fees and disbursements required to be paid pursuant to Section 13 and pursuant to the separate commitment letters between you, the other Current Holders, the Parent and the Company.

         3.8. CHANGES IN CORPORATE STRUCTURE.

         Except as specified in Schedule 3.8, none of the Obligors shall have changed its jurisdiction of incorporation or been a party to any merger or consolidation (other than the Acquisition) and shall not have succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in
Section 4.5.

         3.9. EVIDENCE OF PERFECTION AND PRIORITY OF LIENS.

         You or the Agent, on your behalf, shall have received for filing any filing or recordation necessary to perfect the Liens of Agent in the Collateral and evidence in form satisfactory to you that such Liens constitute valid and perfected security interests and Liens, and that there are no other Liens upon any Collateral except for Permitted Liens.

         3.10. COMPLIANCE WITH LAWS AND OTHER AGREEMENTS.

         You shall have determined or received assurances satisfactory to you that none of the Financing Documents or any of the transactions contemplated thereby violate any Applicable Law, court order or agreement binding upon any Obligor.

         3.11. NO MATERIAL ADVERSE CHANGE.

         No material adverse change in the financial condition of any Obligor or in the quality, quantity or value of any Collateral shall have occurred since July 6, 2001.

         3.12. REAFFIRMATION LETTER FOR CERTAIN FINANCING DOCUMENTS.

         The Company, the Subsidiary Guarantors, Richard Rowe and the Agent shall have executed and delivered to you and the other Current Holders a reaffirmation letter (the "REAFFIRMATION LETTER") dated the Restatement Date, substantially in the form of Exhibit 3.12 with respect to each of the following:

         (a)      the Richard Rowe Pledge Agreement;

         (b)      the Subsidiary Guaranties;

         (c)      the Pledge Agreements;

         (d)      the Company Security Agreement;

         (e)      the Intellectual Property Security Agreements;

         (f)      the Collateral Agency Agreement; and

         (g)      any other Subsidiary Guarantor Security Document.

         3.13. ACQUISITION.

         Knowledge Resources Acquisition Corp., (the "ACQUIRED COMPANY"), a direct, wholly-owned Subsidiary of the Parent shall have merged with and into the Company and the Company shall thereafter be the surviving corporation (such transaction herein referred to as the "ACQUISITION") and a direct, wholly-owned Subsidiary of the Parent on the Restatement Date pursuant to that certain Agreement and Plan of Merger and Reorganization, dated as of July 6, 2001 (together with all certificates, agreements, exhibits, schedules, annexes and documents executed or delivered in connection therewith, as any of the foregoing may be amended, modified or supplemented from time to time, the "ACQUISITION DOCUMENTS"), among the Acquired Company, the Company and the Parent. The conversion of Capital Stock in the Company into Capital Stock of the Parent shall occur within five (5) days of the Restatement Date.

         3.14. FAXON FEDERAL ASSIGNMENT OF CLAIMS.

         The Company shall have obtained from Fleet Capital Corporation (or its successors, assigns or agent) a release of the Assignment of Monies Due And To Become Due dated January 31, 2001 executed by The Faxon Company, Inc. in favor of Fleet Capital Corporation (regarding monies due and owing from the United States of America through The Library of Congress Contracts and Logistics Service).

         3.15. PROCEEDINGS SATISFACTORY.

         All proceedings taken in connection with the transactions contemplated by this Agreement and the Financing Documents and all documents and papers relating thereto shall be satisfactory to you and your special counsel. You and your special counsel shall have received copies of such documents and papers as you or they may reasonably request.

4.       REPRESENTATIONS AND WARRANTIES OF THE PARENT AND THE COMPANY

         To induce you to enter into this Agreement, each of the Parent (with respect to itself only) and the Company (with respect to itself and all of its Subsidiaries) warrants and represents as follows:

         4.1. ORGANIZATION; POWER AND AUTHORITY.

         Each of the Obligors is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each of the Obligors has the corporate power and authority to own or hold under lease the Properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver the Financing Documents and the Acquisition Documents to which it is a party and to perform the provisions thereof.

         4.2. AUTHORIZATION, ETC.

         The Financing Documents and the Acquisition Documents have been duly authorized by all necessary corporate action on the part of the Obligors party thereto, and each Financing Document constitutes, and upon execution and delivery thereof will constitute, a legal, valid and binding obligation of such Obligor enforceable against such Obligor in accordance with the respective terms of such Financing Documents except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         4.3. FULL DISCLOSURE.

         Except as expressly described in Schedule 4.3, or in one of the documents, certificates or other writings identified therein, or in the financial statements delivered to you pursuant to the provisions of the Original Note Purchase Agreements, since September 30, 2001 there has been no change in the financial condition, operations, business or properties of the Company or any Subsidiary of the Company except changes that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. There is no fact known to the Parent or the Company that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the other documents, certificates and other writings delivered to you by or on behalf of the Company specifically for use in connection with the transactions contemplated hereby. The Collateral Certificates and the information contained therein are true and correct as of the Restatement Date, after giving effect to the Acquisition.

         4.4. ORGANIZATION AND OWNERSHIP OF SHARES OF SUBSIDIARIES.

                  (a) After giving effect to the Acquisition, Schedule 4.4 contains (except as noted therein) complete and correct lists of the Company's Subsidiaries, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Company and each other Subsidiary.

                  (b) After giving effect to the Acquisition, all of the outstanding shares of capital stock or similar equity interests of each Person shown in Schedule 4.4 as being owned by the Company and its Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by the Parent, the Company or another Subsidiary free and clear of any Lien (except as otherwise disclosed in Schedule 4.4).

                  (c) Each Subsidiary identified in Schedule 4.4 is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         4.5. FINANCIAL STATEMENTS; DEBT; FISCAL YEAR.

                  (a) Financial Statements. All of the consolidated financial statements of the Company and its Subsidiaries (including in each case the related schedules and notes) delivered to you during the 12-month period preceding the Restatement Date fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates specified in such financial statements and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments).

                  (b) Debt. Schedule 4.5(b) lists all Material Debt for Money Borrowed of the Company and the Subsidiaries of the Company as of the Restatement Date, after giving effect to the transactions to occur on such date including the Acquisition, and provides the following information with respect to each item of such Debt: the obligor, each guarantor thereof and each other Person similarly liable in respect thereof, the holder thereof, the outstanding amount, the current portion of the outstanding amount, the final maturity, required sinking fund payments, and a description of the collateral securing such Debt. After giving effect to this Agreement, no Obligor is in default, and no waiver of default is currently in effect, in the payment of any principal or interest on any Material Debt of any Obligor and no event or condition exists with respect to any Debt of any Obligor the outstanding principal amount of which is Material that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Debt to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

                  (c) Fiscal Years. The fiscal year of the Company ends on the last day of December in each year. The fiscal year of the Parent ends on the last day of December in each year.

         4.6. COMPLIANCE WITH LAWS, OTHER INSTRUMENTS, ETC.

         The execution, delivery and performance by each of the Obligors of the Financing Documents to which each is a party will not (a) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any Property of such Obligor under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, corporate charter or by-laws, or any other Material agreement, lease or instrument to which such Obligor is bound or by which such Obligor or any of its respective Properties may be bound or affected unless permitted by the Financing Documents, (b) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to such Obligor, or (c) violate any provision of any Applicable Law.

         4.7. GOVERNMENTAL AUTHORIZATIONS, ETC.

         No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Obligors of any of the Financing Documents other than the Federal Assignment of Claims required by the Original Note Purchase Agreements to be filed in favor of the Agent and the Current Holders and Uniform Commercial Code financing statements required to be filed pursuant to the Financing Documents.

         4.8. LITIGATION; OBSERVANCE OF STATUTES AND ORDERS.

                  (a) Except as disclosed in Schedule 4.8, there are no actions, suits or proceedings pending or, to the knowledge of the Parent or the Company, threatened against or affecting any Obligor or any of the Company's Subsidiaries or any Property of the Obligors or the Company's Subsidiaries in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

                  (b) None of the Obligors or any of the Company's Subsidiaries are in default under any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including without limitation Environmental Laws) of any Governmental Authority, which default or violation, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

         4.9. TITLE TO PROPERTY; PRIORITY OF LIENS.

         The Company and each Domestic Subsidiary of the Company has good, indefeasible and marketable title to and fee simple ownership of, or valid and subsisting leasehold interests in, all of its real Property, and good title to or leasehold interest in all of its personal Property, in each case free and clear of all Liens except Permitted Liens. The Company has paid or discharged, and has caused each Domestic Subsidiary to pay and discharge, all lawful claims which, if unpaid, might become a Lien against any Properties of the Company or such Domestic Subsidiary that is not a Permitted Lien. The Liens granted to Agent pursuant to the Financing Documents are Liens subject only to those other Permitted Liens which are expressly permitted by the terms of this Agreement to have priority over the Liens of Agent.

         4.10. CORPORATE NAMES.

         Neither the Company nor any Domestic Subsidiary has been known as or used any corporate, fictitious or trade names except those listed on Schedule
4.10 hereto. Other than as a result of the Acquisition and as otherwise set forth on Schedule 4.10, neither the Company nor any Domestic Subsidiary has been the surviving corporation of a merger or consolidation or acquired all or substantially all of the assets of any Person.

         4.11. BUSINESS LOCATIONS; AGENT FOR SERVICE OF PROCESS.

         As of the Restatement Date and after giving effect to the Acquisition, the chief executive office and other places of business of the Company and the Domestic Subsidiaries are as listed on Schedule 4.11 hereto. During the one-year period preceding the Restatement Date, neither the Company nor any Subsidiary Guarantor has had an office, place of business or agent for service of process other than as listed on Schedule 4.11. Except as shown on Schedule 4.11, on the Restatement Date, no Inventory of the Company or any Subsidiary Guarantor is stored with a bailee, warehouseman or similar Person, nor is any Inventory of the Company or any Subsidiary Guarantor consigned to any Person. As of the Restatement Date, the Persons listed on Schedule 4.11 have consigned Inventory to the Company in the amounts referenced therein.

         4.12. SOLVENT FINANCIAL CONDITION.

         Each of the Parent, the Company, the Subsidiary Guarantors and the Company's other material Subsidiaries, after giving effect to the consummation of the transactions described in the Financing Documents, is Solvent.

         4.13. SURETY OBLIGATIONS.

         Except as set forth on Schedule 4.13 hereto, on the Restatement Date (after giving effect to the Acquisition), neither the Company nor any Subsidiary of the Company is obligated as surety or indemnitor under any surety or similar bond or other contract issued or entered into any agreement to assure payment, performance or completion of performance of any undertaking or obligation of any Person which could result in a Material Adverse Effect.

         4.14. BROKERS.

         Except as set forth on Schedule 4.14 hereto, to the best of their knowledge, there are no claims against the Parent, the Company or any Subsidiary of the Company for brokerage commissions, finder's fees or investment banking fees in connection with the transactions contemplated by this Agreement or any of the other Financing Documents or the Acquisition.

         4.15. INTELLECTUAL PROPERTY.

         The Company and the Domestic Subsidiaries each owns or has the lawful right to use all Intellectual Property necessary for the present and planned future conduct of its business without any conflict with the rights of others; there is no objection to, or pending (or, to the Company's knowledge, threatened) Intellectual Property Claim which could reasonably be expected to have a Material Adverse Effect, and the Company is not aware of any grounds for challenge or objection thereto; and, except as may be disclosed on Schedule 4.15, neither the Company nor any Domestic Subsidiary pays any royalty or other compensation to any Person for the right to use any Intellectual Property. All such patents, trademarks, service marks, tradenames, copyrights, licenses and other similar rights are listed on Schedule 4.15, to the extent they are registered under any Applicable Law or are otherwise material to the Company's or any such Domestic Subsidiary's business.

         4.16. GOVERNMENTAL APPROVALS.

         Each of the Parent, the Company and the Company's Subsidiaries has, and is in good standing with respect to, Governmental Approval necessary to continue to conduct its business as heretofore conducted by it and to own or lease and operate its Properties as now owned or leased by it, the failure of which would result in a Material Adverse Effect.

         4.17. RESTRICTIONS.

         None of the Parent, the Company nor any Subsidiary of the Company is a party or subject to any contract, agreement, or charter or other corporate restriction, which has or could be reasonably expected to have a Material Adverse Effect. None of the Parent, the Company nor any Subsidiary of the Company is a party or subject to any Restrictive Agreements (including, without limitation, any agreement or contract that restricts its right or ability to issue capital stock or rights with respect thereto), except as set forth on Schedule 4.17, none of which prohibit the execution or delivery of any of the Financing Documents by any Obligor or the performance by any Obligor of its obligations under any of the Financing Documents to which it is a party, in accordance with the terms of such Financing Documents.

         4.18. NO DEFAULTS.

         Except as disclosed on Schedule 4.18 with respect to the Original Note Purchase Agreements (it being agreed hereto that all such Defaults and Events of Default on such Schedule 4.18 are hereby waived by you as of the effectiveness of this Agreement), no event has occurred and no condition exists which would, upon or after the execution and delivery of the Financing Documents and after giving effect to the Acquisition or the Obligors' performance hereunder, constitute a Default or an Event of Default.

         4.19. LEASES.

         Schedule 4.19 is a complete listing of (a) all Material capitalized leases of the Company and the Domestic Subsidiaries and (b) all Material operating leases of the Company and the Subsidiary Guarantors as of the Restatement Date. Each of the Company and the Company's Subsidiaries is in substantial compliance with all of the terms of each of its respective capitalized and operating leases which are Material and there is no basis upon which the lessors under any such leases could terminate same or declare the Company or any of the Company's Subsidiaries in default thereunder.

         4.20. PENSION PLANS.

         Except as disclosed on Schedule 4.20, neither the Company nor any Subsidiary of the Company has any Plan on the Restatement Date. The Company and each such Company Subsidiary is in substantial compliance with the requirements of ERISA and the regulations promulgated thereunder with respect to each Plan. No fact or situation that is reasonably likely to result in a Material Adverse Effect exists in connection with any Plan. Except as disclosed on Schedule 4.20, neither the Company nor any of the Company's Subsidiaries has any withdrawal liability in connection with a Multiemployer Plan.

         4.21. LABOR RELATIONS.

         Except as described on Schedule 4.21, neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement. There are no Material grievances, disputes or controversies with any union or any other organization of the Company's or any such Subsidiary's employees, or, to the

Company's knowledge, any threats of strikes, work stoppages or any asserted pending demands for collective bargaining by any union or organization.

         4.22. NOT A REGULATED ENTITY.

         No Obligor is (a) an "investment company" or a "person directly or indirectly controlled by or acting on behalf of an investment company" within the meaning of the Investment Company Act of 1940; (b) a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935; or (c) subject to regulation under the Federal Power Act, the Interstate Commerce Act, any public utilities code or any other Applicable Law regarding its authority to incur Debt.

         4.23. MARGIN STOCK.

         No Obligor is engaged, principally or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock.

         4.24. THE ACQUISITION.

                  (a) All Documents Provided; No Other Agreements. The Parent and the Company have provided to the Current Holders true, correct and complete copies of the Acquisition Documents. There is no agreement or understanding between any of the parties to the Acquisition Documents except as set forth in the Acquisition Documents.

                  (b) Closing of the Acquisition. The Acquisition has been closed.

                  (c) Governmental Consent; Hart-Scott-Rodino. All consents, approvals and authorizations of, and filings, registrations and qualifications with, any Governmental Authority on the part of the Parent, the Company and the Acquired Company required in connection with the consummation of the Acquisition have been obtained or made and remain in full force and effect, except for any thereof which the Parent, the Company or the Acquired Company has failed to obtain if such failure, in the aggregate for all such consents, approvals, authorizations, filings, registrations and qualifications not so obtained or made, would not reasonably be expected to have a Material Adverse Effect. Specifically, the Parent is the "Ultimate Parent Entity" (as such term is defined in the rules promulgated under the Hart-Scott-Rodino Act) of the Company.

5.       REPRESENTATIONS OF CURRENT HOLDERS

         5.1. PURCHASE FOR INVESTMENT.

         Each of the Current Holders will acquire the Notes and the Registrable Shares acquired by it hereunder for its own account for investment and not with a view to distributing all or any part thereof except for resales of Registrable Shares pursuant to a registration statement as contemplated in Section 6.14 and except for sales or other transfers of Notes or Registrable Shares in transactions registered under the Securities Act or exempt from registration under the Securities Act. The Current Holders acknowledge that (a) the Notes have not been registered under the Securities Act; (b) the Parent is under no obligation to file a registration statement with the SEC with respect to the Notes, and (c) as such, these Securities may be resold without registration under the Securities Act only in certain limited circumstances described therein.

         5.2. INVESTOR QUALIFICATIONS.

         Each of the Current Holders (a) has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its investment in the Securities acquired by it hereunder, including but not limited to the Registrable Shares; (b) is able to bear the complete loss of its investment in the Securities acquired by it hereunder, including, but not limited to the Registrable Shares; (c) has had the opportunity to ask questions of, and receive answers from, the Parent, the Company and their management concerning the business and prospects of the Parent and the Company, respectively, and to obtain any additional information, to the extent available without unreasonable effort and without a breach of confidentiality obligations;
(d) is an accredited investor within the meaning of Rule 501 of the Securities Act; and (e) acknowledges that in connection with the decision to enter into this Agreement, such Current Holder has (i) received and had the opportunity to review a copy of the Proxy Statement/Prospectus dated September 17, 2001 issued by the Parent and the Company to the Company's stockholders in connection with the Acquisition, (ii) had the opportunity to review copies of (1) the Parent's Annual Report on Form 10-K for the year ended December 31, 2000, (2) the Parent's Quarterly Reports on Forms 10-Q for the quarterly periods ended March 30, 2001 and June 30, 2001, respectively, and (3) such forms, reports and documents of the Parent, including any Current Reports on Form 8-K filed since December 31, 2000, as are available through the Electronic Data Gathering and Retrieval System of the SEC and as such Current Holder believed appropriate to review in connection with its decision hereunder.

         5.3. MATERIAL, NON-PUBLIC INFORMATION.

         Each Current Holder acknowledges that it is aware of, and it will advise its employees, agents and representatives who are informed of any material, non-public information regarding the Parent of, the restrictions imposed by the United

States Securities laws on the purchase or sale of Securities by any Person who has received material, non-public information from the issuer of such Securities and on the communication of such information to any other Person when it is reasonably foreseeable that such other Person is likely to purchase or sell such Securities in reliance upon such information.

         5.4. ACCEPTABLE CREDIT FACILITY.

         Each Current Holder agrees to enter into one or more intercreditor agreements with the lender under an Acceptable Credit Facility pursuant to which each Current Holder agrees to (a) subordinate, on terms and conditions reasonably satisfactory to each such Current Holder, all Liens granted by the Subsidiary Guarantors to the holders of the Notes to the Liens granted by any Subsidiary Guarantor to the lender under an Acceptable Credit Facility, and (b) provide the lender under an Acceptable Credit Facility with 10 days prior notice before any holder of Notes or the Agent takes action to foreclose its Liens on the assets of such Subsidiary Guarantors.

6.       GENERAL COVENANTS

         Each of the Obligors covenants that on and after the Restatement Date and after giving effect to the Acquisition and so long as any of the Obligations shall be outstanding:

         6.1. VISITS AND INSPECTIONS.

         The Company shall permit your representatives and representatives of the other Current Holders, during normal business hours, to (a) visit and inspect the Properties of the Company and the Domestic Subsidiaries once per Fiscal Year (or if a Default or Event of Default has occurred, from time to time, and as often as may be requested), (b) discuss on a quarterly basis or more frequently as herein described, with its or their officers, employees and independent accountants, the Company and the Company's Subsidiaries' business, assets, liabilities, financial condition, business prospects and results of operations, and (c) conduct field audits once per Fiscal Year (or if a Default or Event of Default has occurred, from time to time, and as often as may be requested). If a Default or an Event of Default has occurred and is continuing, expenses incurred by the holders of the Notes in connection with this Section shall be paid by the Company in accordance with Section 13.1.

         6.2. NOTICES.

         The Parent or the Company shall promptly notify each holder of Notes in writing of the occurrence of any event or the existence of any fact which renders any representation or warranty in this Agreement (including the Parent Guaranty) or any of the other Financing Documents inaccurate, incomplete or misleading in any Material respect.

         6.3. FINANCIAL AND OTHER INFORMATION.

         The Parent shall:

                  (a) keep, and cause each of the Company and each Subsidiary of the Company to keep, adequate records and books of account with respect to its business activities in which proper entries are made in accordance with GAAP reflecting all its financial transactions; and cause to be prepared and furnished to each holder of Notes the following (all to be prepared in accordance with GAAP applied on a consistent basis, unless the Parent's certified public accountants concur in any change therein and such change is disclosed to each holder of Notes and is consistent with GAAP);

                  (b) (i) deliver not later than one hundred five (105) days after the close of each Fiscal Year (beginning with Fiscal Year ended December 31, 2001), its Annual Report on Form 10-K for such fiscal year (together with the Parent's annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Exchange Act) prepared in accordance with the requirements therefor and filed with the SEC; and
         (ii) shall cause the Company to deliver not later than one hundred five
         (105) days after the close of each of the Company's fiscal years (beginning with fiscal year ended December 31, 2001) financial statements of the Company and the Subsidiaries of the Company as of the end of such year, on a Consolidated and consolidating basis, certified by the chief financial officer of the Company as prepared in accordance with GAAP;

                  (c) (i) deliver not later than forty-five (45) days after the end of each Fiscal Quarterly accounting period, including the last quarter of the Fiscal Year and beginning with the Fiscal Quarter ended December 31, 2001 the Parent's Quarterly Report on Form 10-Q prepared in compliance with the requirements therefor and filed with the SEC; and (ii) shall cause the Company to deliver not later than forty-five
         (45) days after the end of each fiscal quarterly accounting period, including the last quarter of the Company's fiscal year and beginning with the fiscal quarter ended December 31, 2001, interim financial statements of the Company and the Subsidiaries of the Company as of the end of such quarter and of the portion of the Company's financial year then elapsed, on a Consolidated and consolidating basis, certified by the chief financial officer of the Company as prepared in accordance with GAAP;

                  (d) deliver not later than twenty (20) days after the end of each month hereafter, including the last month of the Fiscal Year and beginning with the Parent's fiscal month ended November 30, 2001, a statement of consolidated cash on hand of the Parent and its Subsidiaries;

                  (e) deliver promptly after the sending thereof copies of any proxy statements, financial statements or reports which the Parent or the Company or any of the Company's Subsidiaries has made available to the Parent's shareholders and copies of any regular, periodic and special reports or registration statements which the Parent, the Company and the Company's Subsidiaries files with the SEC or any Governmental Authority which may be substituted therefor, or any national securities exchange;

                  (f) promptly after the sending to any holder of Notes, deliver any statement, report or certificate of the Parent, the Company or any Subsidiary, including without limitation any previously furnished pursuant to an Acceptable Credit Facility, copies of such statement, report or certificate to the extent that the information contained in such statement, report or certificate has not already been delivered to each holder of Notes;

                  (g) promptly after the execution thereof, deliver copies of any Acceptable Credit Facility and all amendments, waivers and modifications thereto;

                  (h) promptly after (and in any event within 3 Business Days of) becoming aware (A) of the existence of any condition or event which constitutes a Default or an Event of Default, or (B) that the holder of any Note, or of any Debt, shall have given notice or taken any other action with respect to a claimed Default, Event of Default, or default or event of default, a notice specifying the nature of the claimed Default, Event of Default, or default or event of default and the notice given or action taken (if any) by such holder and what action the Parent or the Company is taking or proposes to take with respect thereto; and

                  (i) deliver such other data and information (financial and otherwise) as any holder of Notes, from time to time, may reasonably request, bearing upon or related to the Collateral or the Company or the Subsidiary Guarantors financial condition or results of operations;

         Concurrently with the delivery of the financial statements described in clauses (b), (c) and (d) of this Section 6.3, the Company shall cause to be prepared and furnished to each holder of Notes a Compliance Certificate on behalf of the Parent executed by the chief financial officer of the Parent.


         6.4. TAXES.

         Each Obligor shall pay and discharge all Taxes prior to the date on which such Taxes become delinquent or penalties attach thereto, except and to the extent only that such Taxes are being Properly Contested.

         6.5. COMPLIANCE WITH LAWS.

         Each Obligor shall comply with all Applicable Law, including ERISA, all Environmental Laws, OSHA, FLSA and all laws, statutes, regulations and ordinances regarding the collection, payment and deposit of Taxes, and obtain and keep in force any and all Governmental Approvals necessary to the ownership of its Properties or to the conduct of its business, to the extent that any such failure to comply, obtain or keep in force could be reasonably expected to have a Material Adverse Effect.

         6.6. INSURANCE.

         In addition to the insurance required pursuant to the Financing Documents with respect to the Collateral, each of the Obligors shall maintain with financially sound and reputable insurers, (a) insurance with respect to its Properties and business against such casualties and contingencies of such type (including product liability, workers' compensation, larceny, embezzlement, or other criminal misappropriation insurance) and in such amounts as is customary in the business of such Obligor, as the case may be and (b) business interruption insurance in an amount solely for the Company and the Company's Subsidiaries of not less than $13,860,886 in the aggregate.

         6.7. INTELLECTUAL PROPERTY.

         The Company shall, promptly after applying for or otherwise acquiring any Intellectual Property, deliver to each holder of Notes (or the Agent for their benefit), in form and substance acceptable to the Required Holders and in recordable form, all documents necessary for the holders of Notes to perfect their Lien on such Intellectual Property.

         6.8. PLEDGED SHARES.

         Within 15 days of acquiring any Equity Interests in a Domestic Subsidiary, the Company or the Subsidiary Guarantor, as the case may be, shall pledge to the Agent, for the benefit of itself and each holder of Notes from time to time, a security interest in 100% of the Equity Interests it owns in each such Domestic Subsidiary.

         6.9. PAYMENT OF NOTES AND MAINTENANCE OF OFFICE.

         The Company will punctually pay, or cause to be paid, the principal of, and interest on, the Notes, as and when the same shall become due according to the terms hereof and of the Notes, and will maintain an office at the address of the Company as provided on Annex 1 hereto where notices, presentations and demands in respect hereof or the Notes may be made upon it. Such office will be maintained at such address until such time as the Company notifies the holders of the Notes of any change of location of such office, which will in any event be located within the United States of America.

         6.10. DOMESTIC SUBSIDIARY GUARANTIES.

         The Company will cause each Person that becomes a Domestic Subsidiary at any time after the Restatement Date to execute and deliver to the holders of Notes, within 15 days of such Person becoming a Domestic Subsidiary, a Subsidiary Guaranty in respect of the Notes. At the time each such Domestic Subsidiary executes such Subsidiary Guaranty, the Company shall cause such Domestic Subsidiary to deliver to each holder of Notes a certificate of the secretary or assistant secretary of such Domestic Subsidiary attaching and certifying as true, complete and accurate copies of the constitutive documents of such Domestic Subsidiary and corporate resolutions (or equivalent) authorizing such transaction, in each case certified as true and correct by an appropriate officer of such Domestic Subsidiary.

         6.11. ORDER PROCESSING.

                  (a) The Company and each Subsidiary of the Company will place and process orders with you and all other publisher vendors immediately upon, and in no case later than 5 Business Days of, receipt of orders or order requests from the Company's or its Subsidiary's customers to the Company or any Subsidiary for products sold by you and/or all other publisher vendors.

                  (b) The Company and each Subsidiary of the Company will pay to each publisher vendor with whom the Company or such Subsidiary has placed an order pursuant to Section 6.11(a) an amount equal to the sales price of such orders placed with each such publisher (net of customary commissions), such payments to be made in accordance with each such publisher's customary practices (a "VENDOR RECEIVABLE").

         6.12. CUSTOMER DEPOSITS.

         The Company and each Subsidiary of the Company will reimburse, within 10 days of when requested, any and all customers of the Company and its Subsidiaries, for the amount of all deposits made and actually received by the Obligors or the Company's Subsidiaries by such customers ("CUSTOMER DEPOSITS") with respect to orders with publisher vendors that have not yet been placed and for which such customer has requested reimbursement.

         6.13. EQUIPMENT.

         The Company and the Subsidiary Guarantors shall maintain all Equipment in a manner consistent with the ordinary course of such Person's business. Neither the Company nor any Subsidiary Guarantor will permit any of its Equipment to become affixed to any real Property leased to such Subsidiary Guarantor so that an interest arises therein under the real estate laws of the applicable jurisdiction unless the landlord of such real Property has executed a landlord waiver or leasehold mortgage in favor of and in form acceptable to Agent, and no such Subsidiary Guarantor will permit any of its Equipment to become an accession to any personal Property other than Equipment that is subject to Liens in favor of you and the other Current Holders and other Permitted Liens.

         6.14. REGISTRATION OF CONVERSION SHARES.

                  (a) Within seven (7) Business Days following the Restatement Date, the Parent will file with the SEC a registration statement (the "REGISTRATION STATEMENT") on Form S-3 or other appropriate form for the purpose of registering under the Securities Act the public resale of all of the Registrable Shares by the Holders in a non-underwritten offering. For purposes of this Agreement, "REGISTRABLE SHARES" means shares of Common Stock of the Parent issuable upon conversion of the Notes. Prior to filing the Registration Statement with the SEC, but within three (3) Business Days of the Restatement Date, the Parent will provide an opportunity to each Current Holder to review and comment to (within 24 hours of receipt thereof) a draft prepared by the Parent's counsel of the Registration Statement and the Prospectus (as defined below). Thereafter, the Parent will use its reasonable best efforts to cause the Registration Statement to become effective as promptly as practicable and (subject to the rest of this Section 6.14) to remain effective with respect to a Registrable Share until such time at which such Registrable Share: (i) has been resold pursuant to the Registration Statement or otherwise or (ii) is eligible for resale pursuant to Rule 144 under the Securities Act without any volume restrictions. The registration expenses (exclusive of underwriting or broker-dealer discounts and commissions of the Current Holders and any transfer taxes relating to Registrable Shares sold by such Current Holder) and the reasonable legal fees and expenses of one counsel for the Current Holders with respect to the Registration Statement shall be borne by the Parent.

                  (b) Notwithstanding the foregoing but without limiting the obligation to file the Registration Statement within seven (7) Business Days following the Restatement Date or any other provision of the Notes, the Parent, from time to time, may suspend the effectiveness of the Registration Statement and/or the rights of the Current Holders to sell Registrable Shares pursuant to the Registration Statement if Parent determines in good faith the Registration Statement or prospectus included therein (the "PROSPECTUS") should be amended (including amendments to be made by filing with the SEC any document(s) that will be incorporated into the Registration Statement and Prospectus) or supplemented or that such effectiveness or sales is or are reasonably likely (i) to adversely affect any material acquisition, financing, or other transaction then contemplated by the Parent, or (ii) to involve disclosure obligations which the Parent has a bona fide business purpose for keeping confidential; provided, that the Parent may not exercise this suspension right for more than sixty (60) days in any six-month period. If the Parent exercises this suspension right, no Holder will sell any Registrable Shares pursuant to the Registration Statement until the Parent advises that the relevant transaction has been abandoned or disclosed and/or that Registration Statement or Prospectus has been appropriately amended or supplemented, and the Parent will use its reasonable best efforts to cause any amendment or supplement to the Registration Statement or Prospectus to be made as promptly as practicable (but in any event within fifteen (15) days) after the date on which it exercises such suspension right. For purposes of this paragraph, "Current Holder" includes any subsequent transferee of Registrable Shares.

                  (c) It shall be a condition precedent to the obligation of the Parent to include any Registrable Shares of a Current Holder in the Registration Statement or Prospectus pursuant to this Section 6.14 that such Current Holder shall furnish to Parent such information regarding itself, the Securities of the Parent, including such Registrable Shares, beneficially owned by it, and the intended method of disposition of such Registrable Shares as shall be reasonably requested by the Parent to effect the registration of such Registrable Shares. Each Current Holder that has included Registrable Shares in a Registration Statement shall thereafter furnish promptly to the Parent all information required to make the information previously furnished to the Parent by such Current Holder not materially misleading and shall promptly notify the Parent of the sale of such Current Holder's Registrable Shares pursuant to the Registration Statement, including the number of Registrable Shares so sold.

                  (d) Indemnification. In the event any Registrable Shares are included in a Registration Statement in accordance with Section 6.14(a), then:

                           (i) By the Parent. The Parent agrees to indemnify and
                  hold harmless each Current Holder and each Person, if any, who controls any Current Holder within the meaning of either section 15 of the Securities Act or section 20 of the Exchange Act, and the Agent from and against all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred by such Current Holder or controlling Person in connection with defending any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto) pursuant to which such Current Holder's Registrable Shares were registered under the Securities Act, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or caused by any untrue statement or alleged untrue statement of a material fact contained in any related Prospectus (as amended or supplemented if the Parent shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages or liabilities were caused by any such untrue statement or omission or alleged untrue statement or omission based upon information furnished to Parent by, or on behalf of, such Current Holder or the Agent, as the case may be, for use therein; provided, however, that the foregoing indemnity with respect to any Prospectus shall not inure to the benefit of any Current Holder from whom the Person asserting any such losses, claims, damages or liabilities acquired Registrable Shares, or any Person controlling such Current Holder, if, after the Parent has furnished such Current Holder with a sufficient number of copies of the final Prospectus (as then amended or supplemented if the Parent shall have furnished any amendments or supplements thereto), a copy of such final Prospectus was not sent by, or delivered on behalf of, such Current Holder to such Person at or prior to the written confirmation of the sale of the Registrable Shares to such Person and the final Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability.


                           (ii) By Current Holders. Each Current Holder agrees,
                  severally and not jointly, to indemnify and hold harmless the Parent and each of its directors, each of its officers who sign the applicable Registration Statement and each Person if any, who controls Parent within the meaning of either section 15 of the Securities Act or section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Parent to the Current Holders pursuant to Section 6.14(d)(i), but only with respect to (A) an untrue statement or alleged untrue statement or an omission or alleged omission based upon information furnished to the Parent in writing by, or on behalf of, such Current Holder for use in the applicable Registration Statement (or any amendment hereto) or any related Prospectus (or any amendments or supplement thereto) or (B) any liability in connection with a violation of the Securities Act as a result of the purchase or sale by such Current Holder or anyone acquiring such material, nonpublic information through such Current Holder of Securities of the Parent while in possession of material, nonpublic information.

                  (e) Indemnification. In case any proceeding (including any governmental investigation) shall be instituted involving any Person in respect of which indemnity may be sought pursuant to either Section 6.14(d)(i) or 6.14(d)(ii) above, such Person (as used in this Section 6.14(e), the "Indemnified Party") shall promptly notify the Person against whom such indemnity may be sought (as used in this Section 6.14(e), the "Indemnifying Party") in writing and, unless in such Indemnified Party's and its counsel's reasonable judgment a conflict of interest between such Indemnified Party and Indemnifying Party exists with respect to such proceeding, shall permit the Indemnifying Party to assume the defense of such proceeding with counsel reasonably satisfactory to the Indemnified Party and the Indemnifying Party shall pay the fees and disbursements of such counsel related to such proceeding. It is understood that if an Indemnifying Party does not assume the defense of a proceeding, such Indemnifying Party shall not, in connection with such proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for (i) the Parent, its directors, its officers who signed the applicable Registration Statement and each Person, if any, who controls the Parent or (ii) each Current Holder and all Persons, if any, who control such Current Holder and the Agent, as the case may be, and that all such fees and expenses shall be reimbursed as they are incurred, provided that such Indemnifying Party shall be liable for the expenses of more than one counsel if, in an Indemnified Party's and its counsel's reasonable judgment a conflict of interest between such Indemnified Party and the other Indemnified Parties exists with respect to such proceeding. In such case involving Current Holders and such Persons who control Current Holders and the Agent, such firm shall be designated in writing by the Current Holders of a majority of the Registrable Shares that are Indemnifying Parties with respect to such matter. The Indemnified Party shall cooperate with the Indemnifying Party and shall furnish the Indemnifying Party all information available to the Indemnified Party which relate to such action or claim that the Indemnifying Party may reasonably request. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which such Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such proceeding.


7.       PAYMENTS

         7.1. INTEREST PAYMENTS.

         Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months and shall accrue on the unpaid principal balance of each of the Notes from time to time outstanding from and including the date of such Note at a rate per annum equal to the Floating Rate payable, pursuant to Section 7.3, on the Prepayment Date and on the Maturity Date, and, to the extent permitted by law in respect of any Note, on any overdue payment of principal and any overdue payment of interest, payable on demand, at a rate per annum equal to the lesser of:

                  (a) the Maximum Legal Rate of Interest; and

                  (b) the Floating Rate plus two percent (2%) per annum (the "DEFAULT RATE").

         All overdue payments shall compound interest on a monthly basis at the rate set forth above.

         7.2. OPTIONAL PRINCIPAL PAYMENTS.

         The Company may not, without your prior written consent, prepay the principal amount of the Notes in whole or in part, at any time unless otherwise required by this Agreement.

         7.3. REQUIRED PAYMENTS.

         On the Prepayment Date, the Company shall be required: (x) only at your sole election, to prepay up to 75% (but in no event more than the amount indicated in Section 7.3(a)(iii) hereof) of the principal amount of the Notes held by you in accordance with this Section 7.3 and (y) to pay all interest accrued to such Prepayment Date on the entire principal amount of all Notes held by you. Subject to Section 10.1 and this Section 7.3, any remaining principal of, and the interest then accrued and unpaid on, the Notes shall be due and payable on the Maturity Date.

                  (a) Notice of Payment. You shall provide written notice of a required prepayment of the Notes pursuant to this Section 7.3(a) to the Company not less than five (5) days and no more than fifteen (15) days prior to the Prepayment Date, stating:

                           (i) the Prepayment Date;

                           (ii) that such payment is to be made pursuant to this
                  Section 7.3;

                           (iii) the principal amount of each Note required to
                  be paid on the Prepayment Date; and

                           (iv) the interest required to be paid on all Notes
                  held by you, accrued to the Prepayment Date.

                  Notice of payment having been so given to the Company, the aggregate principal amount of the Notes to be paid stated in such notice, and interest on all Notes accrued to the Prepayment Date, shall become due and payable on the Prepayment Date.

                  (b) Notice to Other Holders of Notes. You shall have provided a copy of the notice delivered in Section 7.3(a) to each other holder of Notes, provided, that the Company shall have no liability to any other holder of the Notes if payment of interest is made to you pursuant to this Section 7.3 and you fail to comply with any of the terms of this Section 7.3(b).

         7.4. CONVERSION PRIVILEGE AND CONVERSION RATE.

                  (a) Conversion Rate. Subject to and upon compliance with the provisions of this Section 7.4, at your option at any time, the Notes held by you or any portion which is $50,000 or an integral multiple thereof may be converted into fully paid and nonassessable shares (calculated as to each conversion to the nearest 1/100th of a share) of Common Stock at the Conversion Rate, determined as hereinafter provided, in effect at the time of conversion. The rate at which shares of Common Stock shall be delivered upon conversion of each $50,000 principal amount of the Notes held by you (herein called the "CONVERSION Rate") shall be initially the result of (a) 50,000 divided by (b) a per share price to be equal to the average Closing Price of the Common Stock over the 10 consecutive Trading Days immediately prior to and including the Restatement Date. The Conversion Rate shall be adjusted in certain instances as provided in this Section 7.4.

                  (b) Exercise of Conversion Privilege. In order to exercise the conversion privilege, you shall surrender the Notes held by you, duly endorsed or assigned to the Company or in blank, at the office of the Company referred to in Section 15, accompanied by a written statement stating that you elect to convert the Note or Notes held by you or, if less than the entire principal amount thereof is to be converted (but in no event less than $50,000), the portion thereof to be converted. Interest accrued in respect of any portion of the Notes surrendered for conversion shall be paid to you on the Prepayment Date or, to the extent the Prepayment Date has already passed, the Maturity Date, notwithstanding the exercise of the right of conversion. The Notes shall be deemed to have been converted immediately prior to the close of business on the day of surrender of the Notes for conversion in accordance with the foregoing provisions, and at such time your rights as a holder of the Notes shall cease with respect to the portion so converted, and the Person or Persons entitled to receive the Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such Common Stock at such time. As promptly as practicable on or after the conversion date (but in no event more than five (5) Business Days after the conversion date), the Parent shall issue and deliver to you, a certificate or certificates for the number of full shares of Common Stock issuable upon conversion, together with payment in lieu of any fraction of a share, as provided in Section 7.4(c). After the Registration Statement becomes effective, all shares of Common Stock delivered upon conversion shall rank pari passu with other shares of Common Stock and will be freely tradeable subject to Sections 5.3 and 6.14(b). In case any Note or Notes held by you are converted in part only, upon such conversion the Company shall execute and deliver to you, at the expense of the Company, a new Note, substantially in the form of the Note so delivered to the Company, in an aggregate principal amount equal to the unconverted portion of the principal amount of such Note.

                  (c) Fractions of Shares. No fractional shares of Common Stock shall be issued upon conversion of the Notes held by you. Instead of any fractional share of Common Stock which would otherwise be issuable upon conversion of the Notes held by you (or specified portions thereof), the Company shall calculate and pay a cash adjustment in respect of such fraction (calculated to the nearest 1/100th of a share) in an amount equal to the same fraction of the Closing Price at the close of business on the day immediately preceding the date of conversion; alternatively, at the option of the Parent the Parent shall round up to the next higher whole share.

                  (d) Adjustment of Conversion Rate. The Conversion Rate shall be subject to adjustments from time to time as follows:

                           (i) In case the Parent shall pay or make a dividend
                  or other distribution on any class of Capital Stock of the Parent payable in shares of any class of common stock of the Parent, the Conversion Rate in effect at the opening of business on the day following the date fixed for the determination of shareholders entitled to receive such dividend or other distribution shall be increased by dividing such Conversion Rate by a fraction of which the numerator shall be the number of shares of all classes of common stock of the Parent outstanding at the close of business on the date fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such increase to become effective immediately after the opening of business on the day following the date fixed for such determination. In the event that such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared. For the purposes of this Section 7.4(d)(i), the number of shares of common stock of the Parent at any time outstanding shall not include shares held in the treasury of the Parent but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of common stock of the Parent. The Parent will not pay any dividend or make any distribution on shares of Capital Stock of the Parent held in the treasury of the Parent.

                           (ii) Subject to the last sentence of paragraph (v) of
                  this Section 7.4(d), in case the Parent shall after the date hereof, issue rights, options or warrants to all holders of any class of its common stock entitling them to subscribe for or purchase shares of common stock at a price per share less than the current market price per share (determined as provided in paragraph (vi) of this Section 7.4(d)) of the common stock on the date fixed for the determination of shareholders entitled to receive such rights, options or warrants, the Conversion Rate in effect at the opening of business on the day following the date fixed for such determination shall be increased by dividing such Conversion Rate by a fraction of which the numerator shall be the number of shares of common stock outstanding at the close of business on the date fixed for such determination plus the number of shares of common stock which the aggregate of the offering price of the total number of shares of common stock so offered for subscription or purchase would purchase at such current market price and the denominator shall be the number of shares of common stock outstanding at the close of business on the date fixed for such determination plus the number of additional shares of common stock so offered for subscription or purchase, such increase to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this paragraph (ii), the number of shares of common stock at any time outstanding shall not include shares held in the treasury of the Parent but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of common stock. The Parent will not issue any rights, options or warrants in respect of shares of common stock held in the treasury of the Parent. To the extent that shares of common stock are not delivered after the expiration or termination of such rights, options or warrants, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect had the adjustment made upon the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of common stock actually delivered.

                           (iii) Except as may otherwise be provided for in
                  7.4(d)(i), in case outstanding shares of common stock shall be subdivided into a greater number of shares of common stock, the Conversion Rate in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately increased, and, conversely, in case outstanding shares of common stock shall each be combined into a smaller number of shares of common stock, the Conversion Rate in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately reduced, such increase or reduction, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

                           (iv) Subject to the last sentence of this paragraph
                  (iv) and the last sentence of paragraph (v) of this Section 7.4(d), in case the Parent shall, by dividend or otherwise, distribute to all holders of its common stock evidences of its indebtedness, shares of any class of Capital Stock, or other property (including Securities, but excluding (A) any rights, options or warrants referred to in paragraph (ii) of this
                  Section 7.4(d), (B) any dividend or distribution paid exclusively in cash, (C) any dividend or distribution referred to in paragraph (i) of this Section 7.4(d) and (D) any merger or consolidation to which Section 7.4(k) applies), the Conversion Rate shall be increased so that the same shall equal the rate determined by dividing the Conversion Rate in effect immediately prior to the close of business on the date fixed for the determination of shareholders entitled to receive such distribution by a fraction of which the numerator shall be the current market price per share (determined as provided in paragraph (vi) of this Section 7.4(d)) of the common stock on the date fixed for such determination less the then fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution delivered to you) of the portion of the assets, shares or evidences of indebtedness so distributed applicable to one share of common stock and the denominator shall be such current market price per share of the common stock, such adjustment to become effective immediately prior to the opening of business on the day following the date fixed for the determination of shareholders entitled to receive such distribution. If the Board of Directors determines the fair market value of any distribution for purposes of this paragraph (iv) by reference to the actual or when issued trading market for any Securities comprising such distribution, it must in doing so consider the prices in such market over the same period used in computing the current market price per share pursuant to paragraph (vi) of this
                  Section 7.4(d). In lieu of making the foregoing adjustment, in the event that the Parent shall distribute rights or warrants relating to Securities of the Parent (other than those referred to in paragraph (ii) of this Section) ("RIGHTS") pro rata to holders of common stock, the Parent shall make proper provision so that you and each holder of the Notes who converts the Notes (or any portion thereof) after the record date for such distribution and prior to the expiration or redemption of the Rights shall be entitled to receive upon such conversion, in addition to the shares of Common Stock issuable upon such conversion (the "CONVERSION SHARES"), a number of Rights to be determined as follows: (x) if such conversion occurs on or prior to the date for the distribution to the holders of Rights of separate certificates evidencing such Rights (the "DISTRIBUTION DATE"), the same number of Rights to which a holder of a number of shares of common stock equal to the number of Conversion Shares is entitled at the time of such conversion in accordance with the terms and provisions of and applicable to the Rights; and (y) if such conversion occurs after the Distribution Date, the same number of Rights to which a holder of the number of shares of common stock into which the principal amount of the Notes so converted was convertible immediately prior to the Distribution Date would have been entitled on the Distribution Date in accordance with the terms and provisions of and applicable to the Rights. In the event that such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

                           (v) The reclassification of Common Stock into
                  Securities other than common stock (other than any reclassification upon a consolidation or merger to which
                  Section 7.4(k) applies) shall be deemed to involve (A) a distribution of such Securities other than common stock to all holders of common stock (and the effective date of such reclassification shall be deemed to be "the date fixed for the determination of shareholders entitled to receive such distribution" and "the date fixed for such determination" within the meaning of paragraph (iv) of this Section 7.4(d)), and (B) a subdivision or combination, as the case may be, of the number of shares of common stock outstanding immediately prior to such reclassification into the number of shares of common stock outstanding immediately thereafter (and the effective date of such reclassification shall be deemed to be "the day upon which such subdivision becomes effective" or "the day upon which such combination becomes effective", as the case may be, and "the day upon which such subdivision or combination becomes effective" within the meaning of paragraph (iii) of this Section 7.4(d)). Rights or warrants issued by the Parent to all holders of its common stock entitling the holders thereof to subscribe for or purchase shares of common stock, which rights or warrants (x) are deemed to be transferred with such shares of common stock, (y) are not exercisable and (z) are also issued in respect of future issuances of common stock, in each case in clauses (x) through (z) until the occurrence of a specified event or events ("TRIGGER EVENT"), shall for purposes of this Section 7.4(d) not be deemed issued (and no adjustment to the Conversion Rate shall be required) until the occurrence of the earliest Trigger Event.

                           (vi) For the purpose of any computation under
                  paragraphs (ii) or (iv) of this Section 7.4(d), the current market price per share of Common Stock on any date shall be calculated by the Parent and be deemed to be the average of the daily Closing Prices for the five consecutive Trading Days selected by the Parent commencing not more than 10 Trading Days before, and ending not later than, the earlier of the day in question and the day before the "ex" date with respect to the issuance or distribution requiring such computation. For purposes of this paragraph, the term "ex date", when used with respect to any issuance or distribution, means the first date on which the common stock trades regular way in the applicable Securities market or on the applicable Securities exchange without the right to receive such issuance or distribution.

                           (vii) No adjustment in the Conversion Rate shall be
                  required unless such adjustment (plus any adjustments not previously made by reason of this paragraph (vii)) would require an increase or decrease of at least one percent in such rate; provided, however, that any adjustments which by reason of this paragraph (vii) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 7.4 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

                           (viii) The Parent may make such increases in the
                  Conversion Rate, for the remaining term of the Notes or any shorter term, in addition to those required by paragraphs (i),
                  (ii), (iii) and (iv) of this Section 7.4(d), as it considers to be advisable in order to avoid or diminish any income tax to any holders of shares of Common Stock resulting from any dividend or distribution of stock or issuance of rights or warrants to purchase or subscribe for stock or from any event treated as such for income tax purposes. The Parent shall have the power to resolve any ambiguity or correct any error in the application of this paragraph (viii) and its actions in so doing shall, absent manifest error, be final and conclusive.

                  (e) Notice of Adjustments of Conversion Rate. Whenever the Conversion Rate is adjusted as provided in Section 7.4(d) the Parent shall compute the adjusted Conversion Rate in accordance with Section 7.4(d) and shall prepare a certificate signed by the chief financial officer or the treasurer of the Parent setting forth the adjusted Conversion Rate and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall promptly be delivered to you.

                  (f) Notice of Certain Corporate Action. In case:

                           (i) the Parent shall declare a dividend (or any other
                  distribution) on its common stock payable otherwise than exclusively in cash; or

                           (ii) the Parent shall authorize the granting to the
                  holders of its common stock of rights, options or warrants to subscribe for or purchase shares of capital stock of any class or of any other rights; or

                           (iii) of any reclassification of the common stock
                  (other than a change in par value) of the Parent, or of any consolidation, merger (other than a merger which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of common stock) or share exchange to which the Parent is a party and for which approval of any shareholders of the Parent is required, or of the conveyance, sale, transfer or lease of all or substantially all of the assets of the Parent; or

                           (iv) of the voluntary or involuntary dissolution,
                  liquidation or winding up of the Parent;

         then the Parent shall deliver to you and each other holder of the Notes at least 20 days (or 10 days in any case specified in clause (i) or (ii) above) prior to the applicable record, expiration or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, rights, options or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, rights, options or warrants are to be determined, or (y) the date on which such reclassification consolidation, merger, conveyance, transfer, sale, lease, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of common stock of record shall be entitled to exchange their shares of common stock for Securities, cash or other property deliverable upon such reclassification, consolidation, merger, conveyance, transfer, sale, lease, dissolution, liquidation or winding up. Neither the failure to give such notice or the notice referred to in the following paragraph nor any defect therein shall affect the legality or validity of the proceedings described in clauses (i) through (iv) of this
         Section 7.4(f).

                  (g) Parent to Reserve Common Stock. The Parent shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock, for the purpose of effecting the conversion of the Notes, the full number of shares of Common Stock then issuable upon the conversion of the Notes.

                  (h) Taxes on Conversions. Except as provided in the next sentence, the Parent will pay any and all taxes and duties that may be payable in respect of the issue or delivery of shares of Common Stock on conversion of the Notes pursuant hereto. The Parent shall not, however, be required to pay any tax or duty which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock in a name other than yours or any other holders of the Notes, and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Parent the amount of any such tax or duty, or has established to the satisfaction of the Parent that such tax or duty has been paid.

                  (i) Covenant as to Common Stock. The Parent agrees that all shares of Common Stock which may be delivered upon conversion of the Notes, upon such delivery, will have been duly authorized and validly issued and will be fully paid and nonassessable (and shall be issued out of the Parent's authorized but unissued Common Stock) and, except as provided in Section 7.4(h), the Parent will pay all taxes, liens and charges with respect to the issue thereof.

                  (j) Cancellation of Converted Securities. The Notes when delivered for conversion shall be cancelled with respect to the converted portion.

                  (k) Provision in Case of Consolidation, Merger or Sale of Assets. In case of any consolidation of the Parent with any other Person, any merger of the Parent into another Person or of another Person into the Parent (other than a merger which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of common stock of the Parent) or any conveyance, sale, transfer or lease of all or substantially all of the Properties of the Parent, whether or not the Notes become due and payable as provided in this Agreement, the Person formed by such consolidation or resulting from such merger or which acquires such properties and assets, as the case may be, shall execute and deliver to you and the other holders of the Notes a written agreement, in form and substance reasonably satisfactory you and the other holders of the Notes, providing that you and the other holders of the Notes shall have the right thereafter, during the period the Notes shall be convertible as specified in Section 7.4(a), to convert the Notes only into the kind and amount of Securities, cash and other property receivable upon such consolidation, merger, conveyance, sale, transfer or lease (including any Common Stock retainable) by a holder of the number of shares of Common Stock of the Parent into which the Notes might have been converted immediately prior to such consolidation, merger, conveyance, sale, transfer or lease, assuming such holder of Common Stock of the Parent, (i) is not a Person with which the Parent consolidated, into which the Parent merged or which merged into the Parent or to which such conveyance, sale, transfer or lease was made, as the case may be (a "CONSTITUENT PERSON"), or an Affiliate of a Constituent Person and (ii) failed to exercise its rights of election, if any, as to the kind or amount of Securities, cash and other property receivable upon such consolidation, merger, conveyance, sale, transfer or lease (provided that if the kind or amount of Securities, cash and other property receivable upon such consolidation, merger, conveyance, sale, transfer or lease is not the same for each share of Common Stock of the Parent held immediately prior to such consolidation, merger, conveyance, sale, transfer or lease by others than a Constituent Person or an Affiliate thereof and in respect of which such rights of election shall not have been exercised ("NON-ELECTING SHARE"), then for the purpose of this Section 7.4(k) the kind and amount of Securities, cash and other property receivable upon such consolidation, merger, conveyance, sale, transfer or lease by the holders of each Non-electing Share shall be deemed to be the kind and amount so receivable per share by a plurality of the Non-electing Shares). Such agreement shall provide for adjustments which, for events subsequent to the effective date of such agreement, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 7.4. The above provisions of this Section 7.4(k) shall similarly apply to successive consolidations, mergers, conveyances, sales, transfers or leases. Notice of the execution of such an agreement shall be given by the Parent to you and the other holders of the Notes promptly upon such execution. In this paragraph, "securities of the kind receivable" upon such consolidation, merger, conveyance, transfer, sale or lease by a holder of Common Stock means Securities that, among other things, are registered and transferable under the Securities Act, and listed and approved for quotation in all Securities markets, in each case to the same extent as such Securities so receivable by a holder of Common Stock.

         7.5. NOTATION OF NOTES ON PAYMENT.

         Upon any partial payment of a Note, the holder of such Note may (but shall not be required to), at its option:

                  (a) surrender such Note to the Company pursuant to Section
         11.2 in exchange for a new Note in a principal amount equal to the principal amount remaining unpaid on the surrendered Note;

                  (b) make such Note available to the Company for notation thereon of the portion of the principal so paid; or

                  (c) mark such Note with a notation thereon of the portion of the principal so paid.

         In case the entire principal amount of any Note is paid, such Note shall be surrendered to the Company for cancellation and shall not be reissued, and no Note shall be issued in lieu of the paid principal amount of any Note.

         7.6. NO OTHER PAYMENTS OF PRINCIPAL; ACQUISITION OF NOTES.

         Except for payments of principal made in accordance with this Section 7, neither the Parent, the Company or any other Person may make any payment of principal in respect of the Notes. Neither the Parent nor the Company will, and the Parent will not permit any Subsidiary or any Affiliate to, directly or indirectly, acquire or make any offer to acquire any Notes.

         8. NEGATIVE COVENANTS

         Each of the Obligors covenants that on and after the Restatement Date and so long as any of the Obligations shall be outstanding:

         8.1. RESTRICTED PAYMENTS.

         The Parent will not permit the Company or any Subsidiary of the Company to declare or make, or incur any liability to declare or make, any Restricted Payment other than (a) Upstream Payments by the Company's Subsidiaries; (b) scheduled payments by the Company or its Subsidiaries under an Acceptable Credit Facility; (c) Permitted Services Charges; (d) for goods and services to suppliers and vendors (other than the Parent) in the ordinary course of business; (e) payments made to employees and consultants for services rendered in the ordinary course of business; (f) payments made to landlords pursuant to operating leases; (g) payments for inventory, equipment or other property to the extent permitted by this Agreement or required by the other Financing Documents; (h) other reasonable payments made in the ordinary course of business and consistent with the past business practices of the Company and its Subsidiaries; and (i) scheduled payments by a Foreign Subsidiary under a facility or instrument representing Debt for Money Borrowed permitted by Section 8.4(k).

         8.2. MERGERS; CONSOLIDATIONS; ACQUISITIONS.

         Except for the Acquisition, the Company will not, and neither the Parent nor the Company will permit any of the Company's Subsidiaries to, consolidate, merge or amalgamate with or into any other Person or convey, transfer or lease all or substantially all of its properties in a single transaction or series of related transactions to any Person (except that a Foreign Subsidiary of the Company may consolidate or amalgamate with or merge with, or convey, transfer or lease all or substantially all of its properties in a single transaction or series of related transactions to, the Parent or a Subsidiary over which the Parent shall have at least the same degree of control with respect to the Person which survives such consolidation, amalgamation, or merger or the Person that purchases, leases or otherwise acquires all or substantially all of the properties of such Subsidiary as the Company had with respect to such first Subsidiary and so long as such surviving Person shall have executed and delivered its assumption of the due and punctual performance and observance of each covenant and condition contained in Sections 6.11, 6.12 and
8), provided that the foregoing restriction does not apply to the consolidation, merger or amalgamation of the Company or any Subsidiary Guarantor with, or the conveyance, transfer or lease of all or substantially all of the properties of the Company or a Subsidiary Guarantor in a single transaction or series of related transactions to, any Person so long as:

                  (a) the successor formed by such consolidation or amalgamation or the survivor of such merger or the Person that acquires by conveyance, transfer or lease all or substantially all of the properties of the Company or such Subsidiary Guarantor as an entirety shall be a solvent corporation organized and existing under the laws of the United States or any State thereof (including the District of Columbia), and, if the Parent is not the successor, (i) such Person shall have executed and delivered to each holder of Notes its assumption of the due and punctual performance and observance of each covenant and condition of this Agreement or the other Financing Documents to which it was subject, and (ii) shall have caused to be delivered to each holder of Notes an opinion of counsel for the surviving corporation, or other counsel reasonably satisfactory to the Required Holders, to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms and comply with the terms hereof;

                  (b) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing.

         No such conveyance, transfer or lease of substantially all of the assets of the Parent shall have the effect of releasing the Parent or any successor corporation that shall theretofore have become such in the manner prescribed in this Section 8.2 from its liability under this Agreement (including the Parent Guaranty) or the other Financing Documents to which it was subject.

         8.3. LOANS.

         Neither the Company nor any Subsidiary of the Company will make any loans or other advances of money (other than for salary, travel advances, advances against commissions and other similar advances in the ordinary course of business) to any Person.

         8.4. DEBT.

         The Parent will not permit the Company or any Subsidiary of the Company to create, incur, assume, guarantee or suffer to exist any Debt, except:

                  (a) the Notes;

                  (b) Debt pursuant to an Acceptable Credit Facility;

                  (c) Permitted Subordinated Debt;

                  (d) Accounts payable to trade creditors and current operating expenses (other than for Money Borrowed or Accounts payable to you and the other Current Holders);

                  (e) Obligations to pay Rentals;

                  (f) Permitted Purchase Money Debt;

                  (g) contingent liabilities arising out of endorsements of checks and other negotiable instruments for deposit or collection in the ordinary course of business;

                  (h) Debt that is not included in any of the preceding paragraphs of this Section 8.4, is not secured by a Lien (unless such Lien is a Permitted Lien) and does not exceed at any time, in the aggregate, the sum of $500,000 as to the Company and all of the Subsidiary Guarantors;

                  (i) Loans permitted by Section 8.3;

                  (j) Permitted Intercompany Debt; and

                  (k) Debt for Money Borrowed of a Foreign Subsidiary so long as such Debt is used for customary working capital purposes among the Company and its Subsidiaries.

         8.5. AFFILIATE TRANSACTIONS.

         Except as set forth on Schedule 8.5 and except for transactions between the Parent and any Person other than the Company or the Company's Subsidiaries, no Obligor shall, and no Obligor shall permit any Subsidiary of the Company to, enter into, or be a party to, any transaction with any Affiliate of the Company or any of the Company's Subsidiaries or stockholders, except in the ordinary course of and pursuant to the reasonable requirements of such Obligor's or such Subsidiary's business and upon fair and reasonable terms which are fully disclosed to each holder of Notes and are no less favorable to such Obligor or such Subsidiary than would be obtained in a comparable arm's length transaction with a Person not an Affiliate or stockholder of the Company or such Subsidiary.

         8.6. LIENS.

         The Parent will not permit the Company or any Subsidiary Guarantor to create or suffer to exist any Lien upon any of its Property, income or profits, whether now owned or hereafter acquired, except the following (collectively, "PERMITTED LIENS"):

                  (a) Liens at any time granted in favor of Agent;

                  (b) Liens for Taxes (excluding any Lien imposed pursuant to any of the provisions of ERISA) not yet due or being Properly Contested;

                  (c) Liens arising in the ordinary course of the Company's or Subsidiary Guarantor's business by operation of law or regulation, but only if payment in respect of any such Lien is not at the time required and such Liens do not, in the aggregate, materially detract from the value of the Property of the Company or such Subsidiary Guarantor or materially impair the use thereof in the operation of the Company's or such Subsidiary Guarantor's business;

                  (d) Purchase Money Liens securing Permitted Purchase Money
         Debt;

                  (e) Liens arising from the incurrence of additional Debt permitted by Section 8.4(h) so long as such Liens are junior in right to the Liens granted to the Agent pursuant to the Financing Documents;

                  (f) such other Liens as appear on Schedule 8.6 hereto;

                  (g) Liens in favor of the holders of Debt pursuant to an Acceptable Credit Facility (i) on assets of the Subsidiary Guarantors whether or not prior in right to the Liens granted in favor of the Agent, and (ii) on assets of the Company, so long as Liens granted in favor of the lender under an Acceptable Credit Facility are junior in right to the Liens granted in favor of the Agent; and

                  (h) such other Liens as the Required Holders in their sole discretion may hereafter approve in writing.

         8.7. LIMITATION ON ISSUANCE OF STOCK.

         Neither the Company nor any Subsidiary of the Company will, directly or indirectly, issue any shares of its Capital Stock, Equity Interests or other securities (or warrants, rights or options to acquire shares or other equity securities) to Persons other than the Parent or any Subsidiary of the Parent except as pursuant to the Acquisition Documents.

         8.8. RESTRICTED INVESTMENTS.

         The Parent will not permit the Company or any Subsidiary Guarantor to make or have any Restricted Investment.

         8.9. TAX CONSOLIDATION.

         The Parent will not permit the Company or any Subsidiary Guarantor to file or consent to the filing of any consolidated income tax return with any Person other than the Parent and its Subsidiaries.

         8.10. UPSTREAM PAYMENTS.

         The Parent will not permit the Company or any Subsidiary of the Company to create or suffer to exist any encumbrance or restriction on the ability of a Subsidiary to make any Upstream Payment, except for encumbrances or restrictions
(a) pursuant to the Financing Documents; (b) existing under Applicable Law; or
(c) existing pursuant to documents relating to Debt permitted by Section 8.4(j) hereof.

         8.11. ORGANIZATION DOCUMENTS.

         The Parent will not permit the Company or any Subsidiary Guarantor to amend, modify or otherwise change any of the terms or provisions in any of its Organization Documents as in effect on the Restatement Date, except for changes that do not affect in any way such Person's rights and obligations to enter into and perform the Financing Documents to which it is a party and to pay all of the Obligations and that do not otherwise have a Material Adverse Effect.

         8.12. RESTRICTIVE AGREEMENTS.

         The Parent will not permit the Company or any Subsidiary Guarantor to enter into or become party to any Restrictive Agreement other than those disclosed in Schedule 4.17 hereto or permitted by this Agreement, provided that none of such disclosed agreements shall be amended without prior notice to and the consent of the Required Holders.

         8.13. LIMITATION ON SIDE AGREEMENTS.

         The Parent will not permit the Company or any Subsidiary Guarantor to enter into any amendments, waivers or other agreements with you and the other Current Holders relating to the subject matter of the Financing Documents (other than as provided in Section 15 of this Agreement).

         8.14. CONDUCT OF BUSINESS.

         The Parent will not permit the Company or any Subsidiary Guarantor to engage in any business other than the business engaged in by it on the Restatement Date and any business or activities which are substantially similar, related or incidental thereto.

         9. EVENTS OF DEFAULT

         An "EVENT OF DEFAULT" exists at any time if any of the following occurs and is continuing thereafter for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or otherwise):

                  (a) Payments on Notes. The Company fails to make any payment of principal, interest or any other amount on any Note on or before the date such payment is due (whether due at stated maturity, on demand, upon acceleration or otherwise); or

                  (b) Payment of Obligations. Any Obligor fails to make any payment of any Obligation (other than those referred to in clause (a) of this Section 9) within five (5) days of the due date thereof (whether due at stated maturity, on demand, upon acceleration or otherwise); or

                  (c) Other Defaults.

                            (i) Covenant Defaults - any Obligor fails to comply
                  with any provision of Sections 6.3(d), 6.11, 6.12, 6.14, 7.1, 7.2, 7.3 and 7.4; or

                            (ii) Other Defaults - any Obligor fails to comply
                  with any other provision hereof or of any other Financing Document, and such failure continues for more than 15 days after the sooner to occur of such Obligor's receipt of notice of such breach from Required Holders or the date on which such failure or neglect first became known to any officer of any Obligor, as the case may be; or

                  (d) Warranties or Representations. Any warranty, representation or other written statement by or on behalf of any Obligor contained in any Financing Document, in any written amendment, supplement, modification or waiver with respect to any Financing Document or in any instrument furnished in compliance herewith or in reference hereto, shall have been false or misleading in any material respect when made; or

                  (e) Default in Respect of Debt for Money Borrowed. There shall occur any default or event of default on the part of the Parent, the Company or any of the Company's Subsidiaries under any agreement, document or instrument to which such Person is a party or by which such Person or any of its Property is bound, creating or relating to any Debt for Money Borrowed (other than the Obligations) if the payment or maturity of such Debt for Money Borrowed is accelerated in consequence of such event of default or demand for payment of such Debt for Money Borrowed is made; or

                  (f) Insolvency.


                           (i) Involuntary Bankruptcy Proceedings:

                                    (A) a receiver, liquidator, custodian or
                           trustee of any Obligor, or of all or any substantial part of the Property of any of them, is appointed by court order; or an order for relief is entered with respect any Obligor or any Obligor is adjudicated bankrupt or insolvent;

                                    (B) all or any substantial part of the
                           Property of any Obligor is sequestered by court order; or

                                    (C) a petition is filed against any Obligor
                           under any bankruptcy, reorganization, winding-up, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect, and is not dismissed within thirty (30) days after such filing;

                           (ii) Voluntary Petitions:(iii) any Obligor files a
                  petition in voluntary bankruptcy or seeks relief under provision of any bankruptcy, reorganization, winding-up, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect, or consents to the filing of any petition against it under any such law; or

                  (g) Assignments for Benefit of Creditors, etc. any Obligor makes an assignment for the benefit of its or his creditors, or admits in writing its or his inability, or fails, to pay its debts generally as they become due, or consents to the appointment of a receiver, liquidator or trustee of any Obligor or of all or a substantial part of its or his Property; or

                  (h) Undischarged Final Judgments. A final judgment or final, judgments for the payment of money aggregating in excess of (i) $50,000 is or are outstanding against one or more of the Company or any Subsidiary of the Company and (ii) $500,000 is or are outstanding against the Parent, and any one of such judgments shall have been outstanding for more than 60 days from the date of its entry and shall not have been discharged in full or stayed; or

                  (i) Financing Documents. Any Financing Document shall cease to be in full force and effect or shall be declared by a court or other Governmental Authority of competent jurisdiction to be void, voidable or unenforceable against any Obligor or any Affiliate; the perfection or priority of any Lien granted to Agent or any of the holders of Notes is challenged or affected; the validity or enforceability of any Financing Document against any Obligor or any Affiliate shall be challenged or contested by any Obligor or Affiliate that is a party thereto; or any Obligor or Affiliate shall deny that any Obligor has any further liability or obligation under any Financing Document or any provision thereof; or

                  (j) Material Adverse Effect. There shall occur any event or condition that has a Material Adverse Effect; or

                  (k) Business Disruption; Condemnation. There shall occur a cessation of a substantial part of the business of any Obligor for a period which significantly affects such Obligor's capacity to continue its business, consistent with its financial position as of the Restatement Date (after giving effect to the Acquisition), on a profitable basis; or any Obligor shall suffer the loss or revocation of any license or permit now held or hereafter acquired by such Obligor which is necessary to the continued or lawful operation of its business; or any Obligor shall be enjoined, restrained or in any way prevented by court, governmental or administrative order from conducting all or any material part of its business affairs; or

                  (l) ERISA. A Reportable Event shall occur which could reasonably be expected to constitute grounds for the termination by the PBGC of any Plan or for the appointment by the appropriate United States district court of a trustee for any Plan, or if any Plan shall be terminated or any such trustee shall be requested or appointed, or if any Obligor is in "default" (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan resulting from such Obligor's complete or partial withdrawal from such Plan which would result in a Material Adverse Effect; or

                  (m) Repudiation of or Default Under Guaranty. The Parent or any Subsidiary Guarantor shall revoke or attempt to revoke the Parent Guaranty or the Subsidiary Guaranty signed by such Obligor, as the case may be, shall repudiate such Parent's or Subsidiary Guarantor's liability thereunder, or shall be in default under the terms thereof; or

                  (n) Change in Control. A Change in Control occurs; or

                  (o) Criminal Forfeiture. Any Obligor, or any Subsidiary of the Company shall be convicted under any criminal law that could lead to a forfeiture of any Property of such Obligor, as the case may be.

10.      DEFAULT REMEDIES

         10.1. ACCELERATION OF MATURITY NOTES.

                  (a) Acceleration on Event of Default.

                           (i) Automatic. If any Event of Default specified in
                  Section 9(f) or Section 9(g) shall exist, all of the Notes at the time outstanding shall automatically become immediately due and payable together with interest accrued thereon, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived.

                           (ii) By Action of Holders. If any Event of Default
                  (other than an Event of Default specified in Section 9(f) or Section 9(g)) shall exist, the holders of at least a majority in principal amount of the Notes then outstanding may exercise any right, power or remedy permitted to such holder or holders by law, and shall have, in particular, without limiting the generality of the foregoing, the right to declare, the entire principal of, and all interest accrued on, all the Notes then outstanding to be due and payable, and such Notes shall thereupon become forthwith due and payable, without any presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, and the Company shall forthwith pay to the holder or holders of all the Notes then outstanding the entire principal of, and interest accrued on, the Notes.

                  (b) Acceleration on Payment Default. During the existence of an Event of Default described in Section 9(a), and irrespective of whether the Notes then outstanding shall have become due and payable pursuant to Section 10.1(a)(ii), any holder of Notes who or which shall have not consented to any waiver with respect to such Event of Default may, at his or its option, by notice in writing to the Company, declare the Notes then held by such holder to be, and such Notes shall thereupon become, forthwith due and payable together with all interest accrued thereon, without any presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, and the Company shall forthwith pay to such holder the entire principal of and interest accrued on such Notes.

         10.2. OTHER REMEDIES.

         During the existence of an Event of Default, irrespective of whether the Notes then outstanding shall become due and payable pursuant to Section 10.1, and irrespective of whether any holder of Notes then outstanding shall otherwise have pursued or be pursuing any other rights or remedies, any holder of Notes may proceed to protect and enforce its rights hereunder and under such Notes by exercising such remedies as are available to such holder in respect thereof under applicable law, either by suit in equity or by action at law, or both, whether for specific performance of any agreement contained herein or in aid of the exercise of any power granted herein, provided, however, that the maturity of such holder's Notes may be accelerated only in accordance with
Section 10.1. It is agreed that the holders of the Notes shall not have any claims against the Parent or any of its Subsidiaries with respect to or based upon the Conversion Shares issued pursuant to the terms of this Agreement, whether such claims relate to the value of such Common Stock or otherwise, if such claims are based solely on a Default or Event of Default having occurred under the terms of this Agreement or any Financing Document other than a Default or an Event of Default arising from the Obligors' failure to comply with Section
6.14 or Section 7.4.

         10.3. NONWAIVER; REMEDIES CUMULATIVE.

         No course of dealing on the part of any holder of Notes nor any delay or failure on the part of any holder of Notes to exercise any right shall operate as a waiver of such right or otherwise prejudice such holder's rights, powers and remedies. All rights and remedies of each holder of Notes hereunder and under applicable law are cumulative to, and not exclusive of, any other rights or remedies any such holder of Notes would otherwise have.

         10.4. ANNULMENT OF ACCELERATION OF NOTES.

         If a declaration is made pursuant to Section 10.1, then and in every such case, the Required Holders may, by written instrument filed with the Company, rescind and annul such declaration, and the consequences thereof; provided, however, that at the time such declaration is annulled and rescinded:

                  (a) no judgment or decree shall have been entered for the payment of any moneys due on or pursuant hereto or the Notes;

                  (b) all arrears of interest upon all of the Notes and all of the other sums payable hereunder and under the Notes (except any principal of, or interest on, the Notes which shall have become due and payable by reason of such declaration under Section 10.1 shall have been duly paid; and

                  (c) each and every other Default and Event of Default shall have been waived pursuant to Section 15 or otherwise made good or cured;

and provided further that no such rescission and annulment shall extend to or affect any subsequent Default or Event of Default or impair any right consequent thereon.

11.      REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES

         11.1. REGISTRATION OF NOTES.

         The Company shall keep a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Note that is an accredited investor, promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

         11.2. EXCHANGE OF NOTES.

                  (a) Exchange of Notes. Upon surrender of any Note to the Company for registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Note or his attorney duly authorized in writing and accompanied by the address for notices of each transferee of such Note or part thereof), the Company shall execute and deliver, at the Company's expense (except as provided below), one or more new Notes (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of the Note set forth in Exhibit 1. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. The Notes shall not be transferred in denominations of less than US$100,000, provided that a holder of Notes may transfer its entire holding of Notes regardless of the principal amount of such holder's Notes.

                  (b) Costs. The Company will pay the cost of delivering to or from such holder's home office or custodian bank from or to the Company, insured to the reasonable satisfaction of such holder, the surrendered Note and any Note issued in substitution or replacement for the surrendered Note. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes.

         11.3. REPLACEMENT OF NOTES.

         Upon receipt by the Company from the registered holder of a Note of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of a Current Holder, notice from such Current Holder of such loss, theft, destruction or mutilation), and:

                  (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to the Company; provided, however, that if the holder of such Note is a Current Holder, the unsecured agreement of indemnity of such Person shall be deemed to be satisfactory; or

                  (b) in the case of mutilation, upon surrender and cancellation thereof;

the Company at its own expense will execute and deliver, in lieu thereof, a replacement Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

         11.4. ISSUANCE TAXES.

         The Company will pay all Taxes (if any) due in connection with and as the result of the issuance and sale of the Notes and in connection with any modification, waiver or amendment of this Agreement or the Notes and shall save each holder of Notes harmless without limitation as to time against any and all liabilities with respect to all such Taxes.

12.      PAYMENTS ON NOTES

         12.1. PLACE OF PAYMENT.

         Subject to Section 12.2, payments of principal and interest becoming due and payable on the Notes shall be made as set forth in Schedule A. The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

         12.2. MANNER OF PAYMENT.

                  (a) Manner of Payment. So long as you or your nominee shall be the holder of any Note, and notwithstanding anything contained in
         Section 12.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal and interest by the method and at the address specified for such purpose below your name in Schedule A, or by such other method or at such other address as you shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, you shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 12.1. In the absence of such written direction, all amounts payable with respect to each Note shall be paid by check mailed and addressed to the registered holder of such Note at the address shown in the register maintained by the Company pursuant to Section 11.1. Prior to any sale or other disposition of any Note held by you or your nominee you will, at your election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section 11.2. The Company will afford the benefits of this
         Section 12.2 to any Person that is the direct or indirect transferee of any Note purchased by you under this Agreement and that has made the same agreement relating to such Note as you have made in this Section 12.2.

                  (b) Payments Due on Non-Business Days. If any payment due on, or with respect to, any Note shall fall due on a day other than a Business Day, then such payment shall be made on the first Business Day following the day on which such payment shall have so fallen due; provided that if all or any portion of such payment shall consist of a payment of interest, for purposes of calculating such interest, such payment shall be deemed to have been originally due on such first following Business Day, such interest shall accrue and be payable to (but not including) the actual date of payment, and the amount of the next succeeding interest payment shall be adjusted accordingly.

                  (c) Payments, When Received. Any payment to be made to the holders of Notes hereunder or under the Notes shall be deemed to have been made on the Business Day such payment actually becomes available at such holder's bank prior to the close of business of such bank, provided that interest for one day at the non-default interest rate of the Notes shall be due on the amount of any such payment that actually becomes available to such holder at such holder's bank after 12:00 noon (local time of such bank).

                  (d) Payments in United States Dollars. All payments under this Agreement and the Notes shall be made in United States Dollars.

13.      EXPENSES, ETC.

         13.1. TRANSACTION EXPENSES.

         Whether or not the transactions contemplated hereby are consummated, the Company will pay (i) all reasonable costs and expenses (including reasonable attorneys' fees of a special counsel and, if reasonably required, local or other counsel) incurred on or before the Acceptance Date by you and each other Current Holder or holder of a Note in connection with such transactions; and (ii) all costs and expenses (including reasonable attorneys' fees of one special counsel selected by the Required Holders and, if reasonably required, local or other counsel) incurred after the Acceptance Date by you and each other Current Holder or holder of a Note in connection with such transactions in an aggregate amount of not more than $100,000 solely with respect to the transactions contemplated to occur on the Restatement Date. The Company will also pay all reasonable costs and expenses (including reasonable attorneys' fees of a special counsel and, if reasonably required, local or other counsel) incurred by you and each other Current Holder or holder of a Note in connection with any amendments, waivers or consents under or in respect of this Agreement (including the Parent Guaranty), the Other

Agreements, the Notes or any other Financing Document (whether or not such amendment, waiver or consent becomes effective) and any agreement or negotiations relating to any Acceptable Credit Facility, including, without limitation: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under any Financing Document or in responding to any subpoena or other legal process or informal investigative demand issued in connection with any Financing Document, or by reason of being a holder of any Note or Registrable Share, (b) the costs and expenses of the Agent, and (c) the costs and expenses, including financial advisors' fees and their attorneys' fees, incurred in connection with the insolvency or bankruptcy of the Parent, the Company or any Subsidiary of the Company or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes. The Company will pay, and will save you and each other holder of a Note harmless from, all claims in respect of any fees, costs or expenses if any, of brokers and finders (other than those retained by you).

         13.2. SURVIVAL.

         The obligations of the Company under this Section 13 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of any Financing Document, and the termination of all Financing Documents.

14.      SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT

         All representations and warranties contained herein shall survive the execution and delivery of each Financing Document, the purchase or transfer by you of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of you or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to any Financing Document shall be deemed representations and warranties of the Obligors under this Agreement. Subject to the preceding sentence, the Financing Documents embody the entire agreement and understanding between you and the Obligors and supersede all prior agreements and understandings relating to the subject matter hereof.

15.      AMENDMENT AND WAIVER

         15.1. REQUIREMENTS.

         This Agreement, the Other Agreements and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the

Parent, the Company and the Required Holders, except that (a) no amendment or waiver of any of the provisions of Section 1, 2, 3, or 4 hereof, or any defined term (as it is used therein), will be effective as to you unless consented to by you in writing, and (b) no such amendment or waiver may, without the written consent of the holder of each Note at the time outstanding affected thereby, (i) subject to the provisions of Section 10 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest on, the Notes, (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver, or (iii) amend any of Sections 6.14, 7, 9(a), 9(b), 10, 15 or 18, or any defined term as used in such Sections.

         15.2. SOLICITATION OF HOLDERS OF NOTES.

                  (a) Solicitation. The Company will provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 15 to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

                  (b) Payment. The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes or any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to each holder of Notes then outstanding even if such holder did not consent to such waiver or amendment.

         15.3. BINDING EFFECT, ETC.

         Any amendment or waiver consented to as provided in this Section 15 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Parent and the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Parent or the

Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein, the term "THIS AGREEMENT" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

         15.4. NOTES HELD BY THE COMPANY, ETC.

         Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under any Financing Document, or have directed the taking of any action provided herein or in the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.

16.      NOTICES

         All notices and communications provided for hereunder, under the Notes or under any Financing Document shall be in writing and shall be delivered (a) by facsimile transmission if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or
(b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

                           (i) if to you or your nominee, to you or it at the
                  address specified for such communications in Schedule A, or at such other address as you or it shall have specified to the Company in writing,

                           (ii) if to any other holder of any Note, to such
                  holder at such address as such other holder shall have specified to the Company in writing,

                           (iii) if to the Agent, to the address set forth in
                  Annex 1,

                           (iv) if to the Company, to the Company at its address
                  set forth in Annex 1, or at such other address as the Company shall have specified to the holder of each Note in writing, or

                           (v) if to the Parent, to the Parent at its address
                  set forth in Annex 1, or at such other address as the Parent shall have specified to the holder of each Note in writing.

         Notices under this Section 16 will be deemed given and effective only when actually received.

17.      REPRODUCTION OF DOCUMENTS

         This Agreement and the other Financing Documents and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by you at the Restatement Closing and on the Original Closing Date (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to you, may be reproduced by you by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and you may destroy any original document so reproduced. The Parent and the Company agree and stipulate that, to the extent permitted by Applicable Law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by you in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This
Section 17 shall not prohibit the Company or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

18.      CONFIDENTIAL INFORMATION.

         For the purposes of this Section 18, "CONFIDENTIAL INFORMATION" means information delivered to you by or on behalf of any Obligor in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature, and that was clearly marked or labeled or otherwise adequately identified when received by you as being confidential information of the Obligors, provided that such term does not include information that (a) was publicly known or otherwise known to you prior to the time of such disclosure,
(b) subsequently becomes publicly known through no act or omission by you or any person acting on your behalf, (c) otherwise becomes known to you other than through disclosure by any Obligor or (d) constitutes financial statements delivered to you under Section 6.3 that are otherwise publicly available. You will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by you in good faith to protect confidential information of third parties delivered to you, provided that you may deliver or disclose Confidential Information to (i) your directors, officers, employees, agents, attorneys and affiliates, (to the extent such disclosure reasonably relates to the administration of the investment represented by your Notes), (ii) your financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 18, (iii) any other holder of any Note, (iv) any Person to which you sell or offer to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 18), (v) any Person from which you offer to purchase any security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 18),
(vi) any federal or state regulatory authority having jurisdiction over you,
(vii) any nationally recognized rating agency that requires access to information about your investment portfolio, or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to you, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which you are a party or (z) if an Event of Default has occurred and is continuing, to the extent you may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under your Notes and this Agreement. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 18 as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying the provisions of this Section 18.

19.      PARENT GUARANTY

         19.1. GUARANTIED OBLIGATIONS.

         The Parent, in consideration of the execution and delivery of this Agreement and the continued availability to the Company of the loans evidenced by the Notes held by you and the other Current Holders and the financial accommodations provided by you and the other Current Holders to the Company, hereby irrevocably, unconditionally, and absolutely guaranties, on a continuing basis, to each holder as and for the Parent's own debt, until final and indefeasible payment of the amounts referred to in clause (a) below has been made:

                  (a) the due and punctual payment by the Company of the principal of, and interest on, the Notes at any time outstanding and the due and punctual payment of all other amounts payable, and all other indebtedness owing, by the Company to the holders under this Agreement, the Other Agreements and the Notes (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), in each case when and as the same shall become due and payable, whether at maturity, pursuant to mandatory or optional prepayment, by acceleration or otherwise, all in accordance with the terms and provisions hereof and thereof; it being the intent of the Parent that the guaranty set forth herein shall be a continuing guaranty of payment and not a guaranty of collection;

                  (b) the due and punctual payment by the Company of the Customer Deposits and the Vendor Receivables whether due to orders placed or return of Customer Deposits pursuant the terms of this Agreement; and

                  (c) the punctual and faithful performance, keeping, observance, and fulfillment by the Company of all duties, agreements, covenants and Obligations of the Company contained in the Financing Documents.

All of the obligations set forth in clauses (a), (b) and (c) of this Section
19.1 are referred to herein as the "GUARANTIED OBLIGATIONS" and the guaranty thereof set forth in this Section 19 is sometimes referred to herein as the "PARENT GUARANTY."

         19.2. PAYMENTS AND PERFORMANCE.

         In the event that the Company fails to make, on or before the due date thereof, any payment to be made of any principal amount of, or interest on, or in respect of, the Notes or of any other amounts due to any holder under the Notes, in any other Financing Documents, or if the Company shall fail to perform, keep, observe, or fulfill any other Obligation in the manner provided in the Financing Documents after in each case giving effect to any applicable grace periods or cure provisions or waivers or amendments, the Parent shall cause forthwith to be paid the moneys, or to be performed, kept, observed, or fulfilled each of such Obligations, in respect of which such failure has occurred in accordance with the terms and provisions of the Financing Documents. In furtherance of the foregoing, if an Event of Default shall exist, all of the Guarantied Obligations shall, in the event of and in the manner and subject to the limitations provided in this Agreement for the acceleration of the Notes (including, without limitation, the provisions related to the annulment thereof), forthwith become due and payable without notice, regardless of whether the acceleration of the Notes shall be stayed, enjoined, delayed or otherwise prevented.

         Nothing shall discharge or satisfy the obligations of the Parent hereunder except the full and final performance and indefeasible payment of the Guarantied Obligations contained in Section 19.1(a).

         19.3. RELEASES.

         The Parent consents and agrees that, without any notice whatsoever to or by the Parent and without impairing, releasing, abating, deferring, suspending, reducing, terminating or otherwise affecting the obligations of the Parent hereunder, each holder, by action or inaction, may:

                  (a) compromise or settle, renew or extend the period of duration or the time for the payment, or discharge the performance of, or may refuse to, or otherwise not, enforce, or may, by action or inaction, release all or any one or more parties to, any one or more of any Financing Document, or any other guaranty or agreement or instrument related thereto or hereto;

                  (b) assign, sell or transfer, or otherwise dispose of, any one or more of the Notes;

                  (c) grant waivers, extensions, consents and other indulgences of any kind whatsoever to the Company or any other Person liable in any manner in respect of all or any part of the Guarantied Obligations;

                  (d) amend, modify or supplement in any manner whatsoever and at any time (or from time to time) any one or more of any Financing Document, any other guaranty or any agreement or instrument related thereto or hereto;

                  (e) release or substitute any one or more of the endorsers of the Guarantied Obligations whether parties hereto or not; and

                  (f) sell, exchange, release, accept, surrender or enforce rights in, or fail to obtain or perfect or to maintain, or caused to be obtained, perfected or maintained, the perfection of any Lien or other security interest or charge on, by action or inaction, any property at any time pledged or granted as security in respect of the Guarantied Obligations, whether so pledged or granted by the Company, the Parent or any other Person.

         The Parent hereby ratifies and confirms any such action specified in this Section 19.3 and agrees that the same shall be binding upon the Parent, whether or not the Parent shall have consented thereto or received notice thereof. The Parent hereby waives any and all defenses, counterclaims or offsets which the Parent might or could have by reason thereof.

         19.4. WAIVERS.

         To the fullest extent permitted by law, the Parent hereby waives:

                  (a) notice of acceptance of this Parent Guaranty;

                  (b) notice of any purchase or acceptance of the Notes under this Agreement or the Other Agreements, or the creation, existence or acquisition of any of the Guarantied Obligations, subject to the Parent's right to make inquiry of each holder to ascertain the amount of the Guarantied Obligations at any reasonable time;

                   (c) notice of the amount of the Guarantied Obligations, subject to the Parent's right to make inquiry of each holder to ascertain the amount of the Guarantied Obligations at any reasonable time;

                   (d) notice of adverse change in the financial condition of the Company or any other Obligor or any other fact that might increase the Parent's risk hereunder;

                   (e) notice of presentment for payment, demand, protest, and notice thereof as to the Notes or any other instrument;

                   (f) notice of any Default or Event of Default;

                   (g) all other notices and demands to which the Parent might otherwise be entitled (except if such notice or demand is specifically otherwise required to be given to the Parent under this Agreement);

                   (h) the right by statute or otherwise to require any or each holder to institute suit against any Obligor or to exhaust the rights and remedies of any or each holder against any Obligor, the Parent being bound to the payment of each and all Guarantied Obligations, whether now existing or hereafter accruing, as fully as if such Guarantied Obligations were directly owing to each holder by the Parent;

                   (i) any defense arising by reason of any disability or other defense (other than the defense that the Guarantied Obligations shall have been fully and finally performed and indefeasibly paid) of the Company or by reason of the cessation from any cause whatsoever of the liability of the Company in respect thereof;

                   (j) any stay (except in connection with a pending appeal), valuation, appraisal, redemption or extension law now or at any time hereafter in force that, but for this waiver, might be applicable to any sale of property of the Parent made under any judgment, order or decree based on this Agreement, and the Parent covenants that it will not at any time insist upon or plead, or in any manner claim or take the benefit or advantage of any such law; and

                   (k) at all times prior to the full and final performance and indefeasible payment of the Guarantied Obligations, any claim of any nature arising out of any right of indemnity, contribution, reimbursement, indemnification or any similar right or any claim of subrogation (whether such right or claim arises under contract, common law or statutory or civil law) arising in respect of any payment made under this Agreement or in connection with this Agreement, against the Company or the estate of the Company (including Liens on the property of the Company or the estate of the Company), in each case whether or not the Company at any time shall be the subject of any proceeding brought under any bankruptcy law, and the Parent further agrees that it will not file any claims against the Company or the estate of the Company in the course of any such proceeding or otherwise, and further agrees that each holder may specifically enforce the provisions of this clause (k).

         19.5. MARSHALING; INVALID PAYMENTS.

         The Parent consents and agrees:

                  (a) that each holder, and each Person acting for the benefit of one or more of the holders, shall be under no obligation to marshal any assets in favor of the Parent or against or in payment of any or all of the Guarantied Obligations; and

                  (b) that, to the extent that the Company makes a payment or payments to any holder, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required, for any of the foregoing reasons or for any other reason, to be repaid or paid over to a custodian, trustee, receiver, administrative receiver, administrator or any other party or officer under any bankruptcy law, other common or civil law, or equitable cause, then, to the extent of such payment or repayment, the obligation or part thereof intended to be satisfied thereby shall be revived and continued in full force and effect as if such payment or payments had not been made and the Parent shall be primarily liable for such obligation.

         19.6. IMMEDIATE LIABILITY.

         The Parent agrees that the liability of the Parent in respect of this Parent Guaranty shall be immediate and shall not be contingent upon the exercise or enforcement by any holder or any other Person of whatever remedies such holder or other Person may have against the Company or any other guarantor or the enforcement of any Lien or realization upon any security such holder or other Person may at any time possess.

         19.7. PRIMARY OBLIGATIONS.

         This Parent Guaranty is a primary and original obligation of the Parent and is an absolute, unconditional, continuing and irrevocable guaranty of payment and performance and shall remain in full force and effect without respect to any action by any holder specified in Section 19.3 or any future changes in conditions, including, without limitation, change of law or any invalidity or irregularity with respect to the issuance or assumption of any Obligations (including, without limitation, the Notes) of or by any Obligor, or with respect to the execution and delivery of any agreement (including, without limitation, the Financing Documents) of the Company or any other Person.

         19.8. NO REDUCTION OR DEFENSE.

         The obligations of the Parent under this Agreement, and the rights of any holder to enforce such obligations by any proceedings, whether by action at law, suit in equity or otherwise, shall not be subject to any reduction, limitation, impairment or termination, whether by reason of any claim of any character whatsoever or otherwise, including, without limitation, claims of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense (other than any defense based upon the irrevocable payment and performance in full of the obligations of the Company under any Financing Document), set-off, counterclaim, recoupment or termination whatsoever; provided, that the foregoing shall not be deemed to limit the Parent from enforcing or pursuing any claim, defense, set-off, counterclaim, recoupment, termination, reduction, limitation, impairment or other right of the Parent as against such Parent's customers after the indefeasible payment in full of the Obligations.

         Without limiting the generality of the foregoing, the obligations of the Parent shall not be discharged or impaired by:

                  (a) any default (including, without limitation, any Default or Event of Default), failure or delay, willful or otherwise, in the performance of any obligations by the Parent, the Company, any other Subsidiary or any of their respective Affiliates;

                  (b) any proceeding of, or involving, the Company or any other Subsidiary under any bankruptcy law, or any merger, consolidation, reorganization, dissolution, liquidation, sale of assets or winding-up or change in corporate constitution or corporate identity or loss of corporate identity of the Company, any of the other Subsidiaries or any of their respective Affiliates;

                  (c) any incapacity or lack of power, authority or legal personality of, or dissolution or change in the members or status of, the Company or any other Person (other than the Parent);

                  (d) impossibility or illegality of performance on the part of the Company under any Financing Document or any other instruments or agreements;

                  (e) the invalidity, irregularity or unenforceability of any Financing Document or any other instruments or agreements;

                  (f) in respect of the Company or any other Person, any change of circumstances, whether or not foreseen or foreseeable, whether or not imputable to the Company or any other Person, or other impossibility of performance through fire, explosion, accident, labor disturbance, floods, droughts, embargoes, wars (whether or not declared), terrorist activities, civil commotions, acts of God or the public enemy, delays or failure of suppliers or carriers, inability to obtain materials or any other causes affecting performance, or any other force majeure, whether or not beyond the control of the Company or any other Person and whether or not of the kind hereinbefore specified;

                  (g) any attachment, claim, demand, charge, Lien, order, process or any other happening or event or reason, similar or dissimilar to the foregoing, or any withholding or diminution at the source, by reason of any taxes, assessments, expenses, indebtedness, obligations or liabilities of any character, foreseen or unforeseen, and whether or not valid, incurred by or against any Person, corporation or entity, or any claims, demands, charges, Liens or encumbrances of any nature, foreseen or unforeseen, incurred by any Person, or against any sums payable under any Financing Document so that such sums would be rendered inadequate or would be unavailable to make the payments herein provided; or

                  (h) any order, judgment, decree, ruling or regulation (whether or not valid) of any court of any nation or of any political subdivision thereof or any Governmental Authority, or any other action, happening, event or reason whatsoever which shall delay, interfere with, hinder or prevent, or in any way adversely affect, the performance by the Company of any of its obligations under any Financing Document.

         19.9. NO ELECTION.

         Each holder shall, individually or collectively, have the right to seek recourse against the Parent to the fullest extent provided for herein for its obligations under this Agreement or any other Financing Document. No election to proceed in one form of action or proceeding, or against any party, or on any obligation, shall constitute a waiver of such holder's right to proceed in any other form of action or proceeding or against other parties unless such holder has expressly waived such right in writing. Specifically, but without limiting the generality of the foregoing, no action or proceeding by or on behalf of any holder against the Company or any other Person under any document or instrument evidencing obligations of the Company or such other Person to or for the benefit of such holder shall serve to diminish the liability of the Parent under this Agreement except to the extent that such holder unconditionally shall have realized payment by such action or proceeding.

         19.10. SEVERABILITY.

         Each of the rights and remedies granted under this Section 19 to each holder in respect of the Notes held by such holder may be exercised by such holder without notice to, or the consent of or any other action by, any other holder (except where this Agreement expressly requires the consent of the Required Holders or all of the holders in respect of the exercise of such rights and remedies).

         19.11. APPROPRIATIONS.

         Until all amounts which may be or become payable by the Company under or in connection with this Agreement and the Financing Documents, or by the Parent under or in connection with this Parent Guaranty, have been irrevocably paid in full, any holder (or any trustee or agent on its behalf) may:

                  (a) refrain from applying or enforcing any other moneys, security or rights held or received by such holder (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and the Parent shall not be entitled to the benefit of the same; and

                  (b) hold in a suspense account any moneys received from the Parent, or on account of the Parent's liability under this Agreement, without liability to pay interest on those moneys.

         19.12. OTHER ENFORCEMENT RIGHTS.

         Each holder may proceed to protect and enforce this Parent Guaranty by suit or suits or proceedings in equity, at law or in bankruptcy or insolvency, and whether for the specific performance of any covenant or agreement contained herein or in execution or aid of any power herein granted; or for the recovery of judgment for the obligations hereby guarantied or for the enforcement of any other proper, legal or equitable remedy available under applicable law.

         19.13. RESTORATION OF RIGHTS AND REMEDIES.

         If any holder shall have instituted any proceeding to enforce any right or remedy against the Parent under this Parent Guaranty or otherwise and such proceeding shall have been discontinued or abandoned for any reason, or shall have been determined adversely to such holder, then and in every such case each such holder, the Company and the Parent shall, except as may be limited or affected by any determination in such proceeding, be restored severally and respectively to its respective former position hereunder, and thereafter the rights and remedies of such holder shall continue as though no such proceeding had been instituted.

         19.14. SUBROGATION; SUBORDINATION.

                  (a) Waiver of Rights Against Company.

                  Until the final payment and performance in full of all of the Obligations and any and all other obligations of the Company or Subsidiary Guarantors to any holder of Notes, the Parent shall not exercise any rights against the Company or any Subsidiary Guarantor as a result of payment by the Parent hereunder, by way of subrogation, reimbursement, restitution, contribution or otherwise, and will not prove any claim in competition with any holder of Notes in respect of any payment hereunder in any bankruptcy, insolvency or reorganization case or proceedings of any nature; the Parent will not claim any setoff, recoupment or counterclaim against the Company or any Subsidiary Guarantor in respect of any liability of the Parent to the Company or such Subsidiary Guarantor; and the Parent waives any benefit of and any right to participate in any collateral security which may be held by any such holder.

                  (b) Subordination.

                  The payment of any amounts due with respect to any Debt of the Company or any Subsidiary of the Company now or hereafter owed to the Parent is hereby subordinated to the prior payment in full of all of the Obligations and any and all other obligations of the Company or the Subsidiary Guarantors to each holder of Notes. The Parent agrees that, after the occurrence of any default in the payment or performance of any of the Obligations, the Parent will not demand, sue for or otherwise attempt to collect any such Debt of the Company or any Subsidiary of the Company to the Parent until all of the Obligations shall have been paid in full. If, notwithstanding the foregoing sentence, the Parent shall collect, enforce or receive any amounts in respect of such Debt, such amounts shall be collected, enforced and received by the Parent as trustee for each holder of Notes and be paid over to each such holder of Notes on account of the Obligations without affecting in any manner the liability of the Parent under the other provisions of this Parent Guaranty.

         19.15.   SURVIVAL.

         So long as the Guarantied Obligations shall not have been fully and finally performed and indefeasibly paid, the obligations of the Parent under this Parent

Guaranty shall survive the transfer and payment of any Note and the payment in full of all the Notes.

20.      MISCELLANEOUS

         20.1. INDEMNIFICATION OF EACH HOLDER OF NOTES.

         From and at all times after the Original Closing Date, and in addition to all other rights and remedies of each holder of Notes against the Company, the Company agrees to indemnify and hold harmless each holder of Notes and each director, trustee, officer, employee, agent, investment advisor and affiliate of each such holder (each, an "INDEMNIFIED PARTY") against any and all claims (whether valid or not), losses, damages, liabilities, costs and expenses of any kind or nature whatsoever (including, without limitation, reasonable attorneys' fees, costs and expenses), incurred by or asserted against any Indemnified Party, from and after the Original Closing Date, whether direct, indirect or consequential, as a result of or arising from or in any way relating to any suit, action or proceeding (including any inquiry or investigation) by any Person, whether threatened or initiated, asserting a claim for any legal or equitable remedy against any Person under any statute or regulation, including, but not limited to, any federal or state securities laws, or under any common law or equitable cause or otherwise, arising from or in connection with (x) the negotiation, preparation and execution of this Agreement and the other Financing Documents (subject to the limitations described in Section 13.1), and (y) the performance or enforcement of this Agreement, the Notes or the other Financing Documents, or any transactions contemplated herein or therein, or any of the transactions contemplated hereunder or thereunder, whether or not such Indemnified Party is a party to any such action, proceeding, suit or the target of any such inquiry or investigation; provided, however, that no Indemnified Party shall have the right to be indemnified hereunder for any liability resulting from the willful misconduct or gross negligence of such Indemnified Party or breach by such Indemnified Party of its own obligations under this Agreement. All of the foregoing losses, damages, costs and expenses of any Indemnified Party shall be payable as and when incurred upon demand by such Indemnified Party and shall be additional obligations hereunder. The rights of the Indemnified Parties under this Section 20.1 shall survive the termination of this Agreement.

         20.2. SUCCESSORS AND ASSIGNS.

         All covenants and other agreements contained in the Financing Documents by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not; provided that a Current Holder that assigns its rights under this Agreement prior to the effective date of the Registration Statement may only do so to a Person who satisfies the representations and warranties contained in Section 5. Notwithstanding the foregoing, the Parent may not assign its rights, duties or obligations hereunder or under the Registrable Shares without the prior written consent of all registered holders of Notes and/or Registrable Shares then outstanding.

         20.3. SEVERABILITY.

         Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

         20.4. CONSTRUCTION.

         Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

         20.5. COUNTERPARTS.

         This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

         20.6. GOVERNING LAW.

         This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the Commonwealth of Massachusetts excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

         20.7. LEGENDS.

         (a) Until (i) the Notes are effectively registered under the Securities Act and applicable state securities laws, or (ii) you deliver to the Company a written opinion of counsel to the effect that such legend is no longer necessary under the Securities Act and applicable state securities laws, the

Company will cause each Note to be stamped or otherwise imprinted with a legend to substantially the following effect:

                           "THIS NOTE HAS NOT BEEN REGISTERED UNDER THE
                  SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. NO TRANSFER, SALE, OR OTHER DISPOSITION OF THIS NOTE MAY BE MADE EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FILED PURSUANT TO THE SECURITIES ACT UNLESS THE HOLDER HEREOF SHALL HAVE DELIVERED TO ROWECOM INC. A WRITTEN OPINION OF COUNSEL, IN FORM, SUBSTANCE AND SCOPE REASONABLY ACCEPTABLE TO ROWECOM INC., THAT AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS IS AVAILABLE FOR SUCH TRANSFER, SALE OR OTHER DISPOSITION."

         (b) Until (i) the Registrable Shares are effectively registered under the Securities Act and applicable state securities laws or (ii) you deliver to the Parent a written opinion of counsel to the effect that such legend is no longer necessary under the Securities Act and applicable state securities laws, the Parent will cause each certificate representing a Registrable Share to be stamped or otherwise imprinted with a legend to substantially the following effect:

                           "THESE SHARES OF DIVINE, INC. CLASS A COMMON STOCK
                  HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. NO TRANSFER, SALE, OR OTHER DISPOSITION OF THESE SHARES OF DIVINE, INC. CLASS A COMMON STOCK MAY BE MADE EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FILED PURSUANT TO THE SECURITIES ACT OR UNLESS THE HOLDER HEREOF SHALL HAVE DELIVERED TO DIVINE, INC. A WRITTEN OPINION OF COUNSEL, IN FORM, SUBSTANCE AND SCOPE ACCEPTABLE TO DIVINE, INC., THAT AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS IS AVAILABLE FOR SUCH TRANSFER, SALE OR OTHER DISPOSITION."

         (c) Whenever the restrictions contained in the legends described in Sections 20.7(a) and 20.7(b) shall terminate as to any Note or Registrable Share, within five (5) days of any request therefor, the holder thereof shall be entitled to receive from the Parent or the Company, as the case may be, without expense (other than transfer taxes, if any), new Notes or Registrable Shares of like tenor not bearing the applicable legend set forth in this Section 20.7.


         20.8. TERMINATION.

         Notwithstanding anything to the contrary contained in this Agreement or in any of the other Financing Documents, the parties hereto hereby agree that, upon the later to occur of (a) payment in full of all amounts due with respect to the Notes, including the payment of all fees, costs and expenses provided for in this Agreement and the other Financing Documents, and (b) the conversion of all Notes outstanding at any time into shares of Common Stock as provided for in this Agreement, this Agreement (including the Parent Guaranty) and all other Financing Documents shall terminate and be of no force or effect; provided that the rights of (x) each Indemnified Party under Section 20.1 and (y) the Current Holders, the holders of the Notes and the Indemnified Parties under Section 6.14 shall survive the termination of this Agreement.

      [Rest of page left intentionally blank; next page is signature page.]

         IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as a sealed instrument as of the date first set forth above.


                                      Very truly yours,

                                      ROWECOM INC.


                                      By:     /s/ Authorized Signatory
                                         ---------------------------------------
                                      Name:
                                      Title:

                                      DIVINE, INC.


                                      By:     /s/ Authorized Signatory
                                         ---------------------------------------
                                      Name:
                                      Title:




The foregoing is hereby
agreed to as of the
date thereof.

ELSEVIER SCIENCE, INC.


By: /s/ Authorized Signatory
   -----------------------------
Name:
Title:

         IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as a sealed instrument as of the date first set forth above.


                                      Very truly yours,

                                      ROWECOM INC.


                                      By: /s/ Authorized Signatory
                                         ---------------------------------------
                                      Name:
                                      Title:

                                      DIVINE, INC.


                                      By: /s/ Authorized Signatory
                                         ---------------------------------------
                                      Name:
                                      Title:




The foregoing is hereby
agreed to as of the
date thereof.

HARCOURT, INC.


By: /s/ Authorized Signatory
   --------------------------
Name:
Title:
                                       2

         IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as a sealed instrument as of the date first set forth above.


                                     Very truly yours,

                                      ROWECOM INC.


                                      By:   /s/ Authorized Signatory
                                         ---------------------------------------
                                      Name:
                                      Title:

                                      DIVINE, INC.


                                      By:   /s/ Authorized Signatory
                                         ---------------------------------------
                                      Name:
                                      Title:




The foregoing is hereby
agreed to as of the
date thereof.

JOHN WILEY & SONS, INC.


By: /s/ Authorized Signatory
   -----------------------------
Name:
Title:

         IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as a sealed instrument as of the date first set forth above.


                                     Very truly yours,

                                      ROWECOM INC.


                                      By:   /s/ Authorized Signatory
                                         ---------------------------------------
                                      Name:
                                      Title:

                                      DIVINE, INC.


                                      By:   /s/ Authorized Signatory
                                         ---------------------------------------
                                      Name:
                                      Title:




The foregoing is hereby
agreed to as of the
date thereof.

LIPPINCOTT, WILLIAMS & WILKINS, INC.


By: /s/ Authorized Signatory
   -----------------------------
Name:
Title:

                                  SCHEDULE A
               ADDRESSES OF CURRENT HOLDERS; PAYMENT INSTRUCTIONS

========================================= ==========================================================================
CURRENT HOLDER NAME                       ELSEVIER SCIENCE, INC.
----------------------------------------- --------------------------------------------------------------------------

Name in which to register Notes           ELSEVIER SCIENCE, INC.
----------------------------------------- --------------------------------------------------------------------------
Note  registration   number;              R-1; $5,000,000
principal amount
----------------------------------------- --------------------------------------------------------------------------
Payments on account of Notes
                                          ESI- Office Account
         Method                           ABA: 021000089
                                          A/C: 3075-3564
         Account information              Citibank NA
                                          399 Park Avenue
                                          New York, NY 10043
                                          Re: RoweCom Inc. Note Payments

                                          Federal Funds Wire Transfer




----------------------------------------- --------------------------------------------------------------------------
Accompanying information                  Name of Issuer:            RoweCom Inc.

                                          Description of
                                          Security:                  Floating Rate Senior Note Due April 30, 2002

                                          Due date and application (as among principal, premium and interest) of the payment being made:
----------------------------------------  --------------- ----------------------------------------------------------

                                  Schedule A-1

========================================= ==========================================================================
CURRENT HOLDER NAME                       ELSEVIER SCIENCE, INC.
----------------------------------------- --------------------------------------------------------------------------

Address/Fax  for  notices related  to     1) Elsevier Science, Inc.
payments                                     275 Washington Street
                                             Newton, MA 02158-1630
                                             Attn: Mark Seeley Vice President & General
                                             Counsel

                                             Fax: (617) 868-7403

                                          2) Elsevier Science BV
                                             Saraburger hartstraat 25,
                                             1055 KV
                                             Amsterdam
                                             The Netherlands
                                             Attn: Bob Munro Director, Business Control

                                             Fax: (+31) 20 485 2846
----------------------------------------- --------------------------------------------------------------------------
Address/Fax for all other notices         1) Elsevier Science, Inc.
                                             275 Washington Street
                                             Newton, MA 02158-1630
                                             Attn: Mark Seeley Vice President & General
                                             Counsel

                                             Fax: (617) 868-7403

                                          2) Elsevier Science BV
                                             Saraburger hartstraat 25,
                                             1055 KV
                                             Amsterdam
                                             The Netherlands
                                             Attn: Bob Munro Director, Business Control

                                             Fax: (+31) 20 485 2846
----------------------------------------- --------------------------------------------------------------------------
Instructions re Delivery of Notes:           Elsevier Science, Inc.
                                             275 Washington Street
                                             Newton, MA  02158-1630
                                             Attn: Mark Seeley Vice President & General Counsel
----------------------------------------- --------------------------------------------------------------------------
Tax identification number                    13-1958712
========================================= ==========================================================================

                                  Schedule A-2

========================================= ==========================================================================
CURRENT HOLDER NAME                       JOHN WILEY & SONS, INC.
----------------------------------------- --------------------------------------------------------------------------
Name in which to register Notes           JOHN WILEY & SONS, INC.
----------------------------------------- --------------------------------------------------------------------------
Note  registration number;                R-2; $1,500,000
principal amount
----------------------------------------- --------------------------------------------------------------------------
Payments on account of Notes

         Method                           Federal Funds Wire Transfer

         Account information              Citibank, N.A., New York
                                          ABA No.:  021000089
                                          Account Name:  John Wiley & Sons, Inc.
                                          Account No.:  05543215
                                          Re: RoweCom note payments

                                          Ref: See "Accompanying Information" below

----------------------------------------- --------------------------------------------------------------------------
Accompanying information                  Name of Issuer:            RoweCom Inc.

                                          Description of
                                          Security:                  Floating Rate Senior Note Due
                                                                     April 30, 2002

                                          Due date and application (as among principal,
                                          premium and interest) of the payment being made:
----------------------------------------- --------------------------------------------------------------------------
Address/Fax for notices related to        John Wiley & Sons, Inc.
payments                                  605 Third Avenue
                                          New York, NY  10158-0012
                                          Attn:  Richard Rudick, Senior V.P. - General Counsel
                                          Fax:  (212) 983-0529

                                          and

                                          John Wiley & Sons, Inc.
                                          605 Third Avenue
                                          New York, NY  10158-0012
                                          Attn:  Peter W. Clifford, Senior V.P. - Finance
                                          Fax:  (212) 850-6274
----------------------------------------- --------------------------------------------------------------------------

                                  Schedule A-3

========================================= ==========================================================================
CURRENT HOLDER NAME                       JOHN WILEY & SONS, INC.
----------------------------------------- --------------------------------------------------------------------------

Address/Fax for all other notices         John Wiley & Sons, Inc.
                                          605 Third Avenue
                                          New York, NY  10158-0012
                                          Attn:  Richard S. Rudick, Senior V.P. - General Counsel
                                          Fax:  (212) 983-0529

                                          and

                                          John Wiley & Sons, Inc.
                                          605 Third Avenue
                                          New York, NY  10158-0012
                                          Attn:  Peter W. Clifford, Senior V.P. - Finance
                                          Fax:  (212) 850-6274
----------------------------------------- --------------------------------------------------------------------------
Instructions re Delivery of  Notes:       John Wiley & Sons, Inc.
                                          605 Third Avenue
                                          New York, NY  10158-0012
                                          Attn:  Richard S. Rudick, Senior V.P. - General Counsel
----------------------------------------- --------------------------------------------------------------------------
Tax identification number                 13-5593032
========================================= ==========================================================================

                                  Schedule A-4


========================================= ==========================================================================
CURRENT HOLDER NAME                       HARCOURT, INC.
----------------------------------------- --------------------------------------------------------------------------

Name in which to register  Notes          HARCOURT, INC.
----------------------------------------- --------------------------------------------------------------------------
 Note  registration  number;   principal  R-3; $1,500,000
amount
----------------------------------------- --------------------------------------------------------------------------
Payments on account of Note

         Method                           Federal Funds Wire Transfer

         Account information              Chase Manhattan Bank
                                          ABA No. 021000021
                                          Account Name:  Harcourt, Inc.
                                          Account No. 9102753275

                                          Ref: See "Accompanying Information" below
----------------------------------------- --------------------------------------------------------------------------
Accompanying information                  Name of Issuer:            RoweCom Inc.

                                          Description of
                                          Security:                  Floating Rate Senior Note Due April 30, 2002
                                          Due date and  application (as among  principal,  premium and interest) of the payment being made:
----------------------------------------- --------------------------------------------------------------------------
Address/Fax for notices related to        Harcourt, Inc.
payments                                  c/o Elsevier Science division (Academic Press)
                                          275 Washington Street
                                          Newton, MA  02158-1630
                                          Attn: Mark Seeley, Vice President

                                          Fax:  (617) 558-4649
----------------------------------------- --------------------------------------------------------------------------
Address/Fax for all other notices         Harcourt, Inc.
                                          c/o Elsevier Science division (Academic Press)
                                          275 Washington Street
                                          Newton, MA  02158-1630
                                          Attn: Mark Seeley, Vice President

                                          Fax:  (617) 558-4649
----------------------------------------- --------------------------------------------------------------------------


                                  Schedule A-5

========================================= ==========================================================================
CURRENT HOLDER NAME                       JOHN WILEY & SONS, INC.
----------------------------------------- --------------------------------------------------------------------------
Instructions re Delivery of  Notes        Harcourt, Inc.
                                          c/o Elsevier Science division (Academic Press)
                                          275 Washington Street
                                          Newton, MA  02158-1630
                                          Attn: Mark Seeley, Vice President
----------------------------------------- --------------------------------------------------------------------------
Tax identification number                 13-1935377
----------------------------------------- --------------------------------------------------------------------------

                                  Schedule A-6

========================================= ==========================================================================
CURRENT HOLDER NAME                       LIPPINCOTT WILLIAMS & WILKINS, INC.
----------------------------------------- --------------------------------------------------------------------------
Name in which to register Note            LIPPINCOTT WILLIAMS & WILKINS, INC.
----------------------------------------- --------------------------------------------------------------------------
 Note  registration  number;   principal  R-4; $1,000,000
amount
----------------------------------------- --------------------------------------------------------------------------
Payment on account of Note

         Method                           Federal Funds Wire Transfer

         Account information              Allfirst Bank
                                          ABA No. 052 000 113
                                          Wolters Kluwer United States Inc.
                                          Account Name:  WKUS Concentration Account
                                          Account No. 158-97471
                                          Re:  Attn:  Kim Reed; Payment of RoweCom Trade Debts

                                          Ref: See "Accompanying Information" below
----------------------------------------- --------------------------------------------------------------------------
Accompanying information                  Name of Issuer:            RoweCom Inc.

                                          Description of
                                          Security:                  Floating Rate Senior Note Due
                                                                     April 30, 2002

                                          Due date and application (as among principal,
                                          premium and interest) of the payment being made:
----------------------------------------- --------------------------------------------------------------------------


                                  Schedule A-7

========================================= ==========================================================================
CURRENT HOLDER NAME                       LIPPINCOTT WILLIAMS & WILKINS, INC.
----------------------------------------- --------------------------------------------------------------------------
Address/Fax for notices related to        Wolters Kluwer International Health & Science
payments                                  161 N. Clark Street, 48th Floor
                                          Chicago, IL  60601
                                          Attn: Christopher Ainsley, Chief Executive Officer
                                          Fax:  312-425-0232

                                          with a copy to:

                                          Wolters Kluwer US Corporation
                                          161 N. Clark Street, 48th Floor
                                          Chicago, IL  60601
                                          Attn: Dale C. Gordon, General Counsel
                                          Fax:  312-425-0234

                                          and

                                          Lippincott Williams & Wilkins, Inc.
                                          530 Walnut Street, 7th Floor
                                          Philadelphia, PA  19106
                                          Attn: Terry O'Hara, Vice President of Finance
                                          Fax:  215-521-8539

                                          Wolters Kluwer International Health & Science
                                          530 Walnut Street, 7th Floor
                                          Philadelphia, PA  19106
                                          Attn: Vincent Parker, Chief Financial Officer
                                          Fax:  215-521-8539

                                          Wolters Kluwer US Corporation
                                          161 N. Clark Street
                                          48th Floor
                                          Chicago, IL  60601
                                          Attn: Eva Tarr, Treasurer
                                          Fax:  312-425-0233
----------------------------------------- --------------------------------------------------------------------------


                                  Schedule A-8

========================================= ==========================================================================
CURRENT HOLDER NAME                       LIPPINCOTT WILLIAMS & WILKINS, INC.
----------------------------------------- --------------------------------------------------------------------------
Address/Fax for all other notices         Wolters Kluwer International Health & Science
                                          161 N. Clark Street, 48th Floor
                                          Chicago, IL  60601
                                          Attn: Christopher Ainsley, Chief Executive Officer
                                          Fax:  312-425-0232

                                          with a copy to:

                                          Wolters Kluwer US Corporation
                                          161 N. Clark Street, 48th Floor
                                          Chicago, IL  60601
                                          Attn: Dale C. Gordon, General Counsel
                                          Fax:  312-425-0234

                                          and

                                          Lippincott Williams & Wilkins, Inc.
                                          530 Walnut Street, 7th Floor
                                          Philadelphia, PA  19106
                                          Attn: Terry O'Hara, Vice President of Finance
                                          Fax:  215-521-8539
----------------------------------------- --------------------------------------------------------------------------
Instructions re Delivery of  Notes        Wolters Kluwer US Corporation
                                          161 N. Clark Street, 48th Floor
                                          Chicago, IL  60601
                                          Attn: Dale C. Gordon, Esq.

                                          with a copy to:

                                          Lippincott Williams & Wilkins, Inc.
                                          530 Walnut Street, 7th Floor
                                          Philadelphia, PA 19106
                                          Attn: Terry O'Hara, Vice President of Finance
----------------------------------------- --------------------------------------------------------------------------
Tax identification number                 13-2932696
----------------------------------------- --------------------------------------------------------------------------


                                  Schedule A-9

                                   SCHEDULE B
                                  DEFINED TERMS

                  As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

                  "ACCEPTABLE CREDIT FACILITY" means a loan or credit agreement or bank facility entered into after the Restatement Date pursuant to which the Company and/or any Subsidiary Guarantor is an obligor that is (a) on similar commercial terms (except that any Lien subordination provisions shall only be agreed to by the Current Holders as indicated in Section 5.4) and used for similar business purposes as the Loan and Security Agreement that was entered into on or about January 31, 2001 among Dawson, Dawson's Subsidiaries, Corporate Subscription Services, Inc. and Fleet Capital Corporation so long as all Debt and attendant obligations related to such loan or credit agreement or bank facility are pari passu with the Notes and covenants, payment arrangements and other provisions contained in such loan or credit agreement or bank facility do not otherwise violate the terms of this Agreement and do not affect the Prepayment Date or the Maturity Date, or (b) otherwise permitted to exist by the Required Holders on terms and conditions reasonably acceptable to the Required Holders.

                  "ACCEPTANCE DATE" means October 15, 2001.

                  "ACCOUNTS" means all rights of any Person to payment for goods sold, leased or otherwise marketed in the ordinary course of business and all rights of any Person to payment for services rendered in the ordinary course of business and all sums of money or other proceeds due thereon pursuant to transactions with account debtors, except for that portion of the sum of money or other proceeds due thereon that relate to sales, use or property taxes in conjunction with such transactions, recorded on books of account in accordance with GAAP.

                  "ACQUIRED COMPANY" is defined in Section 3.14.

                  "ACQUISITION" is defined in Section 3.14.

                  "ACQUISITION DOCUMENTS" is defined in Section 3.14.

                  "AFFILIATE" means a Person (other than a Subsidiary): (a) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, a Person; (b) which beneficially owns or holds 10% or more of any class of the Voting Stock of a Person; or (c) 10% or more of the Voting Stock (or in the case of a Person which is not a corporation, 10% or more of the equity


                                  Schedule B-1
interest) of which is beneficially owned or held by a Person or a Subsidiary of a Person.

                  "AGENT" means Wilmington Trust Company, a Delaware corporation, as agent on behalf of the Original Purchasers and the Current Holders pursuant to the Collateral Agency Agreement.

                  "AGREEMENT, THIS" is defined in Section 15.3.

                  "APPLICABLE INTEREST LAW" means any present or future law which has application to the interest and other charges pursuant to this Agreement and the Notes; provided, however, that pursuant to Section 20.6, the parties have selected the internal laws of the State of Massachusetts as the Applicable Interest Law for purposes of this Agreement.

                  "APPLICABLE LAW" means all laws, rules and regulations applicable to the Person, conduct, transaction, covenant, Financing Document or Material Contract in question, including all applicable common law and equitable principles; all provisions of all applicable state, municipal, federal and foreign constitutions, statutes, rules, regulations and orders of governmental bodies; and all orders, judgments and decrees of all courts and arbitrators.

                  "BANKRUPTCY CODE" means title 11 of the United States Code, as amended and in effect from time to time.

                  "BOARD OF DIRECTORS" means either the board of directors of the Parent or any duly authorized committee of that board.

                  "BOARD RESOLUTION" means a vote duly adopted by the Board of Directors, a copy of which, certified by the Secretary or an Assistant Secretary of the Parent to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, shall have been delivered to you and each other holder of the Notes.

                  "BUSINESS DAY" means any day other than a Saturday, a Sunday or a day on which commercial banks in New York, New York, Boston, Massachusetts or Chicago, Illinois are required or permitted by law (other than a general banking moratorium or holiday for a period exceeding four (4) consecutive days) to be closed.

                  "CAPITAL LEASE" means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

                                  Schedule B-2

                  "CAPITALIZED LEASE OBLIGATION" means any Debt represented by obligations under a Capital Lease.

                  "CAPITAL STOCK" means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all similar ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

                  "CASH EQUIVALENTS" means (a) marketable direct obligations issued or unconditionally guarantied by the United States government and backed by the full faith and credit of the United States government having maturities of not more than 12 months from the date of acquisition; (b) domestic certificates of deposit and time deposits having maturities of not more than 12 months from the date of acquisition, bankers' acceptances having maturities of not more than 12 months from the date of acquisition and overnight bank deposits, in each case issued by any commercial bank organized under the laws of the United States, any state thereof or the District of Columbia, which at the time of acquisition are rated A-1 (or better) by S&P or P-1 (or better) by Moody's, and not subject to offset rights in favor of such bank arising from any banking relationship with such bank; (c) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clauses (a) and (b) entered into with any financial institution meeting the qualifications specified in clause (b) above; and (d) commercial paper having at the time of investment therein or a contractual commitment to invest therein a rating of A-1 (or better) by S&P or P-1 (or better) by Moody's, and having a maturity within 9 months after the date of acquisition thereof.

                  "CERCLA" means the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C.ss.9601 et seq. and its implementing regulations, as amended and in effect from time to time.

                  "CHANGE IN CONTROL" means either (a) the transfer (other than pursuant to Section 8.2) of all or substantially all of the Property of the Parent, the Company or any Subsidiary of the Company as an entirety in one or a series of transactions, (b) the acquisition by any Person or group of Persons of control of a majority of the Voting Stock of the Parent, the Company or any Subsidiary of the Company, or (c) the Parent ceases to own, directly or indirectly, 100% of the Capital Stock of the Company or any of the Company's Subsidiaries that were wholly-owned Subsidiaries of the Company on the Restatement Date after giving effect to the Acquisition.

                  "CLOSING PRICE" means, with respect to the Common Stock of the Parent, for any Trading Day, the reported last sale price per share on the Nasdaq National Market, the Nasdaq Small Cap Market or any other system of automated


                                  Schedule B-3
dissemination of quotations of Securities prices or, if the Common Stock is not quoted on the Nasdaq National Market, the Nasdaq Small Cap Market or any other system of automated dissemination of quotations of Securities prices, on the principal national Securities exchange on which the Common Stock is listed or admitted to trading, or if not quoted on the Nasdaq National Market, the Nasdaq Small Cap Market or any other system of automated dissemination of quotations of Securities prices or listed or admitted to trading on any national Securities exchange, the reported last trade price per share in the over-the-counter market or the electronic bulletin board as reported by Bloomberg Financial Markets, the Nasdaq Stock Market, Inc., the National Quotations Bureau Incorporated or such other organization that succeeds to their function of reporting such prices.

                  "CODE" means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

                  "COLLATERAL" all of the Property and interests in Property described in Section 1 of the Company Security Agreement; all Property described in any other Financing Documents as security for the payment or performance of any of the Obligations; and all other Property and interests in Property that now or hereafter secure (or are intended to secure) the payment and performance of any of the Obligations.

                  "COLLATERAL AGENCY AGREEMENT" means that certain Collateral Agency Agreement, dated as January 31, 2001, by and among the Agent, the Original Purchasers, the Company, the Subsidiary Guarantors and Richard Rowe pursuant to which the Original Purchasers have appointed the Agent with respect to certain matters relating to the Collateral, as amended from time to time.

                  "COLLATERAL CERTIFICATES" means the Collateral Certificates delivered by each of the Company and the Subsidiary Guarantors to you and the other Current Holders on or prior to the Restatement Date.

                  "COMMON STOCK" means the Class A Common Stock, $.001 per share, of the Parent authorized at the date of this instrument as originally executed. Subject to the provisions of Section 7.4(k), shares issuable on conversion of the Notes shall include only shares of Class A Common Stock or shares of any class or classes of common stock resulting from any reclassification or reclassifications thereof; provided, however, that if at any time there shall be more than one such resulting class, the shares so issuable on conversion of the Notes shall include shares of all such classes, and the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class


                                  Schedule B-4
resulting from all such reclassifications bears to the total number of shares of such classes resulting from all such reclassifications.

                  "COMMON STOCK" includes any stock of any class of Capital Stock which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the issuer thereof and which is not subject to redemption by the issuer thereof. Unless the context otherwise clearly requires, any reference to "common stock" is a reference to common stock of the Parent.

                  "COMPANY" has the meaning specified in the first sentence of this Agreement.

                  "COMPANY SECURITY AGREEMENT" means the security agreement dated as of January 31, 2001 between the Company and the Agent, as amended from time to time.

                  "COMPLIANCE CERTIFICATE" means a Compliance Certificate to be provided by the Parent or the Company, as the case may be, in accordance with
Section 6.3: (a) stating that no Default or Event of Default has occurred or if a Default or an Event of Default has occurred and is continuing, stating the nature thereof and the action which the Parent proposes to take with respect thereto; (b) setting forth the information specified in Section 4.11 as may be applicable from time to time; and (c) addressing such other matters as any holder of Notes request.

                  "CONFIDENTIAL INFORMATION" is defined in Section 18.

                  "CONSOLIDATED" means the consolidation in accordance with GAAP of the accounts or other items as to which such term applies.

                  "CONSTITUENT PERSON" is defined in Section 7.4(k).

                  "CONTINGENT OBLIGATION" means, with respect to any Person, any obligation of such Person arising from any guaranty, indemnity or other assurance of payment or performance of any Debt, lease, dividend or other obligation ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including (a) the direct or indirect guaranty, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of a primary obligor, (b) the obligation to make take-or-pay or similar payments, if required, regardless of nonperformance by any other party or parties to an agreement, (c) any obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any Property constituting direct or indirect

                                  Schedule B-5
security therefor, (ii) to advance or supply funds (A) for the purchase or payment of any such primary obligations or (B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase Property, Securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation with respect to which such Contingent Obligation is made (or, if less, the maximum amount of such primary obligation for which such Person may be liable pursuant to the terms of the instrument evidencing such Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability with respect thereto (assuming such Person is required to perform thereunder), as determined by such Person in good faith.

                  "CONVERSION RATE" is defined in Section 7.4(a).

                  "CONVERSION SHARES" is defined in Section 7.4(d).

                  "CURRENT HOLDERS" is defined in Section 1.1.

                  "CUSTOMER DEPOSITS" is defined in Section 6.12.

                  "DAWSON" means Dawson, Inc., a Delaware corporation.

                  "DEBT" means, as applied to any Person, without duplication:
(a) all items which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person as of the date as of which Debt is to be determined, including Capitalized Lease Obligations; (b) all Contingent Obligations of such Person;
(c) all reimbursement obligations in connection with letters of credit or letter of credit guaranties issued for the account of such Person; and (d) in the case of the Parent and the Company (without duplication), the Obligations. The Debt of a Person shall include any recourse Debt of any partnership or joint venture in which such Person is a general partner or joint venturer.

                  "DEFAULT" means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

                  "DEFAULT RATE" is defined in Section 7.1(b).


                                  Schedule B-6

                  "DISTRIBUTION" means, in respect of any entity, (a) any payment of any dividends or other distributions on Equity Interests of the entity and (b) any redemption or other acquisition of Equity Interests.

                  "DISTRIBUTION DATE" is defined in Section 7.4(d).

                  "DOMESTIC SUBSIDIARY" means a Subsidiary of the Company that is incorporated under the laws of a state of the United States or the District of Columbia, including Dawson.

                  "ENVIRONMENTAL LAWS" means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

                  "ENVIRONMENTAL RELEASE" means a release as defined in CERCLA or under any applicable Environmental Laws.

                  "EQUIPMENT" means all of any Person's machinery, apparatus, equipment, fittings, furniture, fixtures, motor vehicles and other tangible personal Property (other than Inventory) of every kind and description, whether now owned or hereafter acquired by such Person and wherever located, and all parts, accessories and special tools therefor, all accessions thereto, and all substitutions and replacements thereof.

                  "EQUITY INTEREST" means the interest of (a) a shareholder and/or a warrant holder in a corporation, (b) a partner (whether general or limited) in a partnership (whether general, limited or limited liability), (c) a member in a limited liability company, or (d) any other Person having any other form of equity security or ownership interest.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

                  "ERISA AFFILIATE" means any trade or business (whether or not incorporated) that is treated as a single employer together with the Parent or any of its Subsidiaries under section 414 of the Code.

                  "EVENT OF DEFAULT" is defined in Section 9.


                                  Schedule B-7

                  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

                  "EXTRAORDINARY EXPENSES" means all reasonable costs, expenses, fees or advances that Agent or any holder of Notes may suffer or incur, whether prior to or after the occurrence of an Event of Default, and whether prior to, after or during the pendency of an Insolvency Proceeding of any Obligor, on account of or in connection with (a) the audit, inspection, repossession, storage, repair, appraisal, insuring, completion of the manufacture of, preparing for sale, advertising for sale, selling, collecting or otherwise preserving or realizing upon any Collateral; (b) the defense of Agent's Lien upon any Collateral or the priority thereof or any adverse claim with respect to the Notes, the Financing Documents or the Collateral asserted by any Obligor, any receiver or trustee for any Obligor or any creditor or representative of creditors of any Obligor; (c) the settlement or satisfaction of any Liens upon any Collateral (whether or not such Liens are Permitted Liens); (d) the collection or enforcement of any of the Obligations; (e) the negotiation, documentation, and closing of any restructuring or forbearance agreement with respect to the Financing Documents or Obligations; (f) amounts advanced by Agent pursuant to the Company Security Agreement; or (g) the enforcement of any of the provisions of any of the Financing Documents. Such costs, expenses and advances may include transfer fees, taxes, storage fees, insurance costs, permit fees, utility reservation and standby fees, legal fees, appraisal fees, brokers' fees and commissions, auctioneers' fees and commissions, accountants' fees, environmental study fees, wages and salaries paid to employees of the Company or its Subsidiaries or independent contractors in liquidating any Collateral, travel expenses, all other fees and expenses payable or reimbursable by the Company or any other Obligor under any of the Financing Documents, and all other fees and expenses associated with the enforcement of rights or remedies under any of the Financing Documents but excluding compensation paid to employees (including inside legal counsel who are employees) of Agent.

                  "FEIN" means, with respect to any Person, the Federal Employer Identification Number of such Person.

                  "FINANCING DOCUMENTS" means and includes this Agreement (including the Parent Guaranty), the Other Agreements (including the Parent Guaranty), the Notes, the Pledge Agreements, the Intellectual Property Security Agreement, the Company Security Agreement, the Subsidiary Guarantor Security Documents, the Subsidiary Guaranties, the Collateral Agency Agreement, the Subordination Agreement, the Reaffirmation Letter and the other agreements, certificates and instruments to be executed and/or delivered pursuant to the terms

                                  Schedule B-8
of each of the foregoing, as each may be amended, restated or otherwise modified from time to time.

                  "FISCAL QUARTER" means each consecutive period of three months beginning on the first day of a Fiscal Year.

                  "FISCAL YEAR" means the fiscal year of the Parent and its Subsidiaries for accounting and tax purposes, which ends on the last day of December in each year.

                  "FLSA" means the Fair Labor Standards Act of 1938, as amended and in effect from time to time.

                  "FLOATING RATE" means a rate of interest equal to the sum of 1.00% plus the Prime Rate applicable on such date.

                  "FOREIGN SUBSIDIARY" means a Subsidiary of the Company that is not incorporated under the laws of a state of the United States or the District of Columbia.


                  "GAAP" means generally accepted accounting principles as in effect from time to time in the United States of America.

                  "GOVERNMENTAL APPROVALS" means all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and reports to, all Governmental Authorities.

                  "GOVERNMENTAL AUTHORITY" means

                  (a) the government of

                           (i) the United States of America or any State or
                  other political subdivision thereof, or

                           (ii) any jurisdiction in which the Parent or any
                  Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any Properties of the Parent or any Subsidiary, or

                  (b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

                  "GUARANTIED OBLIGATIONS" is defined in Section 19.1.


                                  Schedule B-9

                  "GUARANTY" means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such
Person:

                  (a) to purchase such indebtedness or obligation or any Property constituting security therefor;

                  (b) to advance or supply funds (i) for the purchase or payment of such indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such indebtedness or obligation;

                  (c) to lease Properties or to purchase Properties or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of any other Person to make payment of the indebtedness or obligation; or

                  (d) otherwise to assure the owner of such indebtedness or obligation against loss in respect thereof.

In any computation of the indebtedness or other liabilities of the obligor under any Guaranty, the indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.

                  "HOLDER" means, with respect to any Note, the Person in whose name such Note is registered in the register maintained by the Company pursuant to Section 11.1.

                  "INDEMNIFIED PARTY" is defined in Section 20.1.

                  "INSOLVENCY PROCEEDING" means any action, case or proceeding commenced by or against a Person, or any agreement of such Person, for (a) the entry of an order for relief under any chapter of the Bankruptcy Code or other insolvency or debt adjustment law (whether state, federal or foreign), (b) the appointment of a receiver, trustee, liquidator or other custodian for such Person or any part of its Property, (c) an assignment or trust mortgage for the benefit of creditors of such Person, or (d) the liquidation, dissolution or winding up of the affairs of such Person.


                                  Schedule B-10

                  "INTELLECTUAL PROPERTY" means Property constituting under any Applicable Law a patent, patent application, copyright, trademark, trademark application, service mark, tradename, mask work, trade secret or license or other right to use any of the foregoing.

                  "INTELLECTUAL PROPERTY CLAIM" means the assertion by any Person of a claim (whether asserted in writing, by action, suit or proceeding or otherwise) that the Company's or any Subsidiary's ownership, use, marketing, sale or distribution of any Inventory, Equipment, Intellectual Property or other Property is violative of any ownership or right to use any Intellectual Property of such Person.

                  "INTELLECTUAL PROPERTY SECURITY AGREEMENTS" means, collectively, each of the Intellectual Property Security Agreements dated as of January 31, 2001 between the Agent and each of the Company and the Subsidiary Guarantors, as amended from time to time.

                  "INVENTORY" means all of any Person's inventory, whether now owned or hereafter acquired, including all goods intended for sale or lease by such Person, to be furnished by the such Person under contracts of service, or for display or demonstration; all work in process; all raw materials and other materials and supplies of every nature and description used or which might be used in connection with the manufacture, printing, packing, shipping, advertising, selling, leasing or furnishing of such goods or otherwise used or consumed in such Person's business; and all documents evidencing and General Intangibles relating to any of the foregoing, whether now owned or hereafter acquired by such Person. As used in this definition, "General Intangibles" means all general intangibles of any Person, whether now owned or hereafter created or acquired by such Person, including all choices in action, causes of action, company or other business records, inventions, blueprints, designs, patents, patent applications, trademarks, trademark applications, trade names, trade secrets, service marks, goodwill, brand names, copyrights, registrations, licenses, franchises, customer lists, tax refund claims, computer programs, operational manuals, all claims under guaranties, security interests or other security held by or granted to such Person to secure payment of any of any of the Accounts of such Person by an Account Debtor, all rights to indemnification and all other intangible Property of such Person of every kind and nature (other than Accounts).

                  "INVESTMENTS" means any investment, made in cash or by delivery of property, by the Company or any of its Subsidiaries (a) in any Person, whether by acquisition of stock, Debt or other obligation or Security, or by loan, Guaranty, advance capital contribution or otherwise, or (b) in any Property.



                                  Schedule B-11

                  "LIEN" means any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on common law, statute or contract. The term "Lien" shall also include reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting Property. For the purpose of the Agreement, the Company shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes. The term "Lien" shall not include any restriction on sales imposed by federal or state securities laws.

                  "LIEN PERFECTION DOCUMENTS" means all instruments, agreements, filings and recordings necessary or, in Agent's reasonable determination, necessary or desirable to perfect, maintain or continue the perfection of, or achieve or maintain the perfected status of any Lien granted to Agent pursuant to any of the Financing Documents by the Company or Subsidiary Guarantor, including all UCC-1 financing statements, pledges, assignments, hypothecations, registrations of pledge, notifications, bailment agreements, landlord or mortgagee waivers, processor waivers, intercreditor agreements, subordination agreements, chattel mortgage filings or similar instruments, agreements or documents.

                  "MARGIN STOCK" shall have the meaning ascribed to it in Regulation U of the Board of Governors of the Federal Reserve.

                  "MATERIAL" means material in relation to the business, operations, affairs, financial condition, assets, or Properties of the Parent and its Subsidiaries taken as a whole.

                  "MATERIAL ADVERSE EFFECT" means a material adverse effect on
(a) the business, operations, affairs, financial condition, assets or Properties of the Obligors taken as a whole, or (b) the ability of any Obligor to perform its or his obligations under this Agreement (including the Parent Guaranty), the Notes or the other Financing Documents to which each is a party or (c) the validity or enforceability of this Agreement (including the Parent Guaranty), the Notes or the other Financing Documents.

                  "MATERIAL CONTRACT" means an agreement to which an Obligor is a party (other than the Financing Documents) which is deemed to be a material contract as provided in Regulation S-K promulgated by the SEC under the Securities Act.

                  "MATURITY DATE" means April 30, 2002.


                                  Schedule B-12

                  "MAXIMUM LEGAL RATE OF INTEREST" means the maximum rate of interest that a holder of Notes may from time to time legally charge the Company by agreement and in regard to which the Company would be prevented successfully from raising the claim or defense of usury under the Applicable Interest Law as now or hereafter construed by courts having appropriate jurisdiction.

                  "MONEY BORROWED" means, as applied to any Person, (a) Debt arising from the lending of money by any other Person to such Person; (b) Debt, whether or not in any such case arising from the lending of money by another Person to such Person, (i) which is represented by notes payable or drafts accepted that evidence extensions of credit, (ii) which constitutes obligations evidenced by bonds, debentures, notes or similar instruments, or (iii) upon which interest charges are customarily paid (other than accounts payable) or that was issued or assumed as full or partial payment for Property; (c) Debt that constitutes a Capitalized Lease Obligation; (d) reimbursement obligations with respect to letters of credit or guaranties of letters of credit and (e) Debt of such Person under any guaranty of obligations that would constitute Debt for Money Borrowed under clauses (a) through (d) hereof, if owed directly by such Person.

                  "MOODY'S" means Moody's Investors Services, a division of The McGraw Hill Companies, Inc.

                  "MULTIEMPLOYER PLAN" means any Plan that is a "multiemployer plan" (as such term is defined in section 4001(a)(3) of ERISA).

                  "NON-ELECTING SHARES" is defined in Section 7.4(k).

                  "NOTE SHAREHOLDERS" means Zero Stage Capital VI Limited Partnership, Philippe Villers, Richard Rowe, and Working Ventures Canadian Fund, Inc.

                  "NOTES" is defined in Section 1.1.

                  "OBLIGATIONS" means, in each case, whether now in existence or hereafter arising, (a) the principal of, and interest and premium, if any, on, the Notes; (b) all other Debts, covenants, duties and obligations (including Contingent Obligations) now or at any time or times hereafter owing by any Obligor to Agent or any holder of Notes or Registrable Shares under or pursuant to this Agreement or any of the other Financing Documents (including the Parent Guaranty), whether evidenced by any note or other writing, whether arising from any extension of credit, opening of a letter of credit, acceptance, loan, guaranty, indemnification or otherwise, and whether direct or indirect, absolute or contingent, due or to become due, primary or secondary, or joint or several, including all interest, charges,


                                  Schedule B-13
expenses, fees or other sums (including Extraordinary Expenses) chargeable to any or all Obligors hereunder or under any of the other Financing Documents.

                  "OBLIGOR" means the Parent, the Company and each Subsidiary Guarantor.

                  "OFFICER'S CERTIFICATE" means a certificate of a Senior Officer or of any other officer of the Parent whose responsibilities extend to the subject matter of such certificate.

                  "ORGANIZATION DOCUMENTS" means, with respect to any Person, its charter, certificate or articles of incorporation, bylaws, articles of organization, operating agreement, members agreement, partnership agreement, voting trust, or similar agreement or instrument governing the formation or operation of such Person.

                  "ORIGINAL CLOSING DATE" means January 31, 2001.

                  "ORIGINAL NOTE PURCHASE AGREEMENT" is defined in Section 1.1.

                  "ORIGINAL NOTES" is defined in Section 1.1.

                  "ORIGINAL PURCHASERS" means the purchasers of the Original Notes pursuant to the Original Note Purchase Agreements.

                  "OSHA" means the Occupational Safety and Hazard Act of 1970, as amended and in effect from time to time.

                  "OTHER AGREEMENTS" is defined in Section 2.3.

                  "PARENT" has the meaning specified in the first sentence of this Agreement.

                  "PARENT GUARANTY" is defined in Section 19.1.

                  "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

                  "PERMITTED INTERCOMPANY DEBT" means unsecured Debt of the Company or a Subsidiary Guarantor owing to the Parent, the Company or another Subsidiary Guarantor ("Intercompany Debt") which by its terms or by the terms of any instrument or agreement relating thereto (a) matures after the Maturity Date, (b) is


                                  Schedule B-14
subordinated to the Notes, and (c) has no principal, interest or other payment arrangements payable or due until after the Maturity Date.

                  "PERMITTED LIEN" means a Lien of a kind specified in Section
8.6 of this Agreement.

                  "PERMITTED PURCHASE MONEY DEBT" means Purchase Money Debt of the Company and the Subsidiary Guarantors which is incurred after the Restatement Date and which is secured by no Lien or only by a Purchase Money Lien, provided that the aggregate amount of Purchase Money Debt outstanding at any time does not exceed $500,000. For the purposes of this definition, the principal amount of any Purchase Money Debt consisting of capitalized leases shall be computed as a Capitalized Lease Obligation.

                  "PERMITTED SERVICES CHARGES" means fees or charges owed to, or liabilities in favor of, the Parent for (a) services rendered to the Company by the Parent or liabilities assumed by the Parent which arise in the ordinary course of the Company's business and would otherwise have been satisfied by the Company; (b) overhead costs to the extent reasonably allocated to the Company by the Parent; and (c) additional goods and services, including incremental services, rendered or distributed to the Company that (i) exceed the Company's historical operations or cost base, (ii) are a result of transactions which meet the requirements of Section 8.5 of this Agreement and (iii) constitute a liability that is subordinated to the Notes and contain payment arrangements which are deferred until after the Maturity Date.

                  "PERMITTED SUBORDINATED DEBT" means the Debt related to the promissory notes issued to the Note Shareholders in the original approximate aggregate principal amount of US$6,175,000 (or its equivalent).

                  "PERSON" means an individual, partnership, corporation, limited liability company, joint venture, association, trust, unincorporated organization, or a government or agency or political subdivision thereof.

                  "PLAN" means an "employee benefit plan" (as defined in section 3(3) of ERISA) that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Parent or any ERISA Affiliate or with respect to which the Parent or any ERISA Affiliate may have any liability.

                  "PLEDGE AGREEMENTS" means each of (a) the Stock Pledge Agreement dated as of January 31, 2001 by and between the Company and the Agent, as amended from time to time, and (b) the Stock Pledge Agreement dated as of


                                  Schedule B-15

January 31, 2001 by and between the Subsidiary Guarantors and the Agent, as amended from time to time.

                  "PREPAYMENT DATE" means, in each Current Holder's sole election, either (a) December 28, 2001, or (b) to the extent the Registration Statement is not yet effective on December 28, 2001, then any date after December 28, 2001 that is five (5) days after the date on which the Current Holders have received notice that the Registration Statement has become effective.

                  "PRIME RATE" means the variable per annum rate of interest so designated from time to time by Fleet National Bank as its base rate. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate being charged to any customer of Fleet National Bank.

                  "PROPERLY CONTESTED" means, in the case of any Debt of an Obligor (including any Taxes) that is not paid as and when due or payable by reason of such Obligor's bona fide dispute concerning its liability to pay same or concerning the amount thereof, (a) such Debt is being properly contested in good faith by appropriate proceedings promptly instituted and diligently conducted; (b) such Obligor has established appropriate reserves as shall be required in conformity with GAAP; (c) the non-payment of such Debt will not have a Material Adverse Effect and will not result in a forfeiture of any assets of such Obligor; (d) no Lien is imposed upon any of such Obligor's assets with respect to such Debt unless such Lien is at all times junior and subordinate in priority to the Liens in favor of Agent (except only with respect to Property taxes that have priority as a matter of applicable state law) and enforcement of such Lien is stayed during the period prior to the final resolution or disposition of such dispute; (e) if the Debt results from, or is determined by the entry, rendition or issuance against an Obligor or any of its assets of a judgment, writ, order or decree, enforcement of such judgment, writ, order or decree is stayed pending a timely appeal or other judicial review; and (f) if such contest is abandoned, settled or determined adversely (in whole or in part) to such Obligor, such Obligor forthwith pays such Debt and all penalties, interest and other amounts due in connection therewith.

                  "PROPERTY" or "PROPERTIES" means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

                  "PROSPECTUS" is defined in Section 6.14(b).

                  "PURCHASE MONEY DEBT" means and includes (a) Debt (other than the Obligations) for the payment of all or any part of the purchase price of any fixed assets, (b) any Debt (other than the Obligations) incurred at the time of or within 10


                                  Schedule B-16
days prior to or after the acquisition of any fixed assets for the purpose of financing all or any part of the purchase price thereof, and (c) any renewals, extensions or refinancings (but not any increases in the principal amounts) thereof outstanding at the time.

                  "PURCHASE MONEY LIEN" means a Lien upon fixed assets which secures Purchase Money Debt, but only if such Lien shall at all times be confined solely to the fixed assets acquired through the incurrence of the Purchase Money Debt secured by such Lien and such Lien constitutes a purchase money security interest under the UCC.

                  "REAFFIRMATION LETTER" is defined in Section 3.13.

                  "REGISTRABLE SHARES" is defined in Section 6.14(a).

                  "REGISTRATION STATEMENT" is defined in Section 6.14(a).

                  "RENTALS" means, as of the date of determination, all payments which the lessee is required to make by the terms of any lease.

                  "REPORTABLE EVENT" means the occurrence, with respect to any Plan, of any of the events set forth in Section 4043(b) of ERISA provided that the requirement to report such event has not been waived by the PBGC or pursuant to regulations issued by the PBGC.

                  "REQUIRED HOLDERS" means, at any time, the holders of at least 51% in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates) and in any event shall mean Elsevier Science, Inc. and one other Current Holder (other than Harcourt, Inc. and any Affiliate of Elsevier Science, Inc. solely in such Affiliate's capacity as purchaser of Harcourt Inc.'s Note or in its capacity as a holder of part but not all of the Notes held by Elsevier Science, Inc. on the Restatement Date).

                  "RESTATEMENT CLOSING" is defined in Section 2.2.

                  "RESTATEMENT DATE" is defined in Section 2.2.

                  "RESTRICTED INVESTMENT" means any Investment or acquisition of Property by the Company or any Subsidiary Guarantor in exchange for cash or other Property, whether in the form of an acquisition of Equity Interests or Debt, or the purchase or acquisition by the Company or any Subsidiary Guarantor of any other Property, or a loan, advance, capital contribution or subscription, except

                                  Schedule B-17
acquisitions of the following: (a) Investments otherwise permitted by this Agreement; and (b) Cash Equivalents.

                  "RESTRICTED PAYMENT" means (a) any Distribution, (b) any payment, repayment, redemption, retirement, repurchase or other acquisition, direct or indirect, by the Company or any of its Subsidiaries of, on account of, or in respect of, the principal and interest of any Debt (other than the Notes) (or installment thereof), and (c) any liability for or any capital expenditures or any payment, repayment, purchase, repurchase or other acquisition, direct or indirect, by the Company or any of its Subsidiaries of, on account of, or in respect of, property, equipment, inventory, goods and services.

                  "RESTRICTIVE AGREEMENT" means an agreement (other than any of the Financing Documents or, for purposes of clauses (a), (b), (d) or (e) hereof and so long as none of the Financing Documents are violated, an Acceptable Credit Facility) that, if and for so long as an Obligor or any Domestic Subsidiary of such Obligor is a party thereto, would prohibit, condition or restrict such Obligor's or Domestic Subsidiary's right to (a) incur or repay Debt for Money Borrowed (including any of the Obligations); (b) grant Liens upon any of such Obligor's or Domestic Subsidiary's assets (including Liens granted in favor of Agent or the Required Holders pursuant to the Financing Documents);
(c) declare or make Distributions; (d) amend, modify, extend or renew any agreement evidencing Debt for Money Borrowed (including any of the Financing Documents); or (e) repay any Debt owed to any Obligor.

                  "RICHARD ROWE PLEDGE AGREEMENT" means the Pledge Agreement dated as of January 31, 2001 by and between Richard Rowe and the Agent, as amended from time to time, pursuant to which Richard Rowe pledged all shares of stock and warrants legally or beneficially owned by him in the Company together with Irrevocable Stock Powers and Irrevocable Warrant Powers fully executed in blank.

                  "RIGHTS" is defined in Section 7.4(d).

                  "S&P" means Standard & Poor's Corporation.

                  "SEC" means, at any time, the Securities and Exchange Commission or any other federal agency at such time administering the Securities Act.

                  "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time.


                                  Schedule B-18

                  "SECURITY" means "security" as defined by section 2(1) of the Securities Act.

                  "SENIOR OFFICER" means any one of the chief executive officer, the chief financial officer, and the president of the Parent.

                  "SOLVENT" means, as to any Person, such Person (a) owns Property whose fair saleable value is greater than the amount required to pay all of such Person's Debts (including contingent Debts), (b) is able to pay all of its Debts as such Debts mature, (c) has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage, and (d) is not "insolvent" within the meaning of Section 101(32) of the Bankruptcy Code.

                  "SUBORDINATION AGREEMENT" means the subordination agreement dated on or about the Original Closing Date between the Company and each of the holders of Permitted Subordinated Debt.

                  "SUBSIDIARY" means any corporation of which a Person owns, directly or indirectly through one or more intermediaries, more than 50% of the Voting Stock at the time of determination. Unless the context otherwise clearly requires, any reference to a "Subsidiary" is a reference to a Subsidiary of the Parent or the Company, as the context may require.

                  "SUBSIDIARY GUARANTORS" means Dawson, Corporate Subscription Services, Inc., a New Jersey corporation, The Faxon Company, Inc., a Massachusetts corporation, The Turner Subscription Agency, Incorporated, a Delaware corporation, McGregor Subscription Service, Inc., an Illinois corporation, Dawson Information Quest, Inc., a California corporation and each other Domestic Subsidiary from time to time and each other Person (other than the Parent) who guaranties payment or performance of the whole or any part of the Obligations.

                  "SUBSIDIARY GUARANTOR SECURITY DOCUMENTS" (a) each security agreement that may be duly executed by a Subsidiary Guarantor in favor of Agent, in form and content acceptable to the Agent, in connection with the consummation of the transactions contemplated by this Agreement and by which such Subsidiary Guarantor shall grant a security interest in favor of Agent, for its benefit and for the ratable benefit of all holders of Notes from time to time, in all of such Subsidiary Guarantor's Properties as security for the Obligations and such Subsidiary Guarantor's Subsidiary Guaranty, (b) each Intellectual Property Security Agreement in form and content acceptable to the Agent and (c) all Lien Perfection Documents requested by Agent.


                                  Schedule B-19

                  "SUBSIDIARY GUARANTY" means a guaranty agreement (as amended from time to time, each a "SUBSIDIARY GUARANTY," and collectively, the "SUBSIDIARY GUARANTIES") entered into by Dawson and all other Domestic Subsidiaries from time to time, substantially in the form of Exhibit 4.11 to the Original Note Purchase Agreements, guaranteeing the obligations and indebtedness of the Company under this Agreement, the Notes or the other Financing Documents.

                  "SUBSIDIARY STOCK" means, with respect to any Person, the share capital or other Equity Interests (or any options or warrants to purchase share capital or other Equity Interests or other securities exchangeable for or convertible into share capital or other Equity Interests) of any Subsidiary of such Person.

                  "TAXES" means any present or future taxes, levies, imposts, duties, fees, assessments, deductions, withholdings or other charges of whatever nature, including income, receipts, excise, Property, sales, use, transfer, license, payroll, withholding, social security and franchise taxes now or hereafter imposed or levied by the United States or any other Governmental Authority and all interest, penalties, additions to tax and similar liabilities with respect thereto, but excluding, in the case of each holder of Notes, taxes imposed on or measured by the net income or overall gross receipts of such holder of Notes.

                "TRADING DAY" means (i) if the Common Stock is quoted on the Nasdaq National Market, the Nasdaq Small Cap Market or any other system of automated dissemination of quotations of Securities prices, a day on which trades may be effected through such system; (ii) if the Common Stock is listed or admitted for trading on any national Securities exchange, a day on which such national Securities exchange is open for business; or (iii) if the Common Stock is not listed or admitted for trading on any national Securities exchange or quoted on the Nasdaq National Market, the Nasdaq Small Cap Market or any other system of automated dissemination of quotation of Securities prices, a day on which the Common Stock is traded regular way in the over-the-counter market or the electronic bulletin board and for which a Closing Price for the Common Stock is available.

                  "TRANSFER" means, with respect to any Person, any transaction in which such Person sells, conveys, transfers or leases (as lessor) any of its Property, including, without limitation, Subsidiary Stock and Capital Stock.

                  "TRIGGER EVENT" is defined in Section 7.4(e).

                  "UPSTREAM PAYMENT" means a payment or Distribution of cash or other Property by a Subsidiary to the Company, whether in repayment of Debt owed


                                  Schedule B-20
by such Subsidiary to the Company, to pay dividends on account of the Company's ownership of Equity Interests or otherwise.

                  "VENDOR RECEIVABLES" is defined in Section 6.11(b).

                  "VOTING STOCK" means Equity Interests of any class or classes of a corporation or other entity the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors or Persons performing similar functions.


                                  Schedule B-21

                                  SCHEDULE 3.8

                         CHANGES IN CORPORATE STRUCTURE


ACQUIRED COMPANIES

MDLB Enterprises, L.L.C. d/b/a Doody Publishing (The Company acquired certain assets and assumed certain liabilities of this entity pursuant to an Asset Purchase Agreement, dated as of September 5, 2001).








                                 Schedule 3.8-1

                                  SCHEDULE 4.3

                                 FULL DISCLOSURE

1. The Company has lost approximately $48,000,000 in annual revenue. In addition, the Company's working capital deficit has increased.



                                 Schedule 4.3-1

                                  SCHEDULE 4.4

    ORGANIZATION OF THE PARENT, THE COMPANY AND OWNERSHIP OF SUBSIDIARY STOCK

(a)
LEGAL NAME                                   STATES OF              PERCENTAGE OF SHARES HELD BY
                                       INCORPORATION*/FOREIGN               RECORD OWNER
                                           QUALIFICATION
RoweCom Inc.                                   DE*/MA                            N/A

The Faxon Company, Inc.             MA*/ CA, MD, NJ, NY SC, TX,       100% held by Dawson, Inc.
                                               VA, IL

Dawson, Inc.                                   DE*/MA                 100% held by RoweCom Inc.

Turner Subscription Agency, Inc.               DE*/IL                 100% held by Dawson, Inc.

McGregor Subscription Services,               IL*/None                100% held by Dawson, Inc.
Inc.

Dawson Information Quest, Inc.                 CA*/MA                 100% held by Dawson, Inc.

Corporate   Subscription  Services             NJ*/MA                 100% held by RoweCom Inc.
Inc.

The remaining domestic subsidiaries, Apogee Holdings, Inc., a Delaware corporation ("Apogee") and RoweCom Merger Corporation, a Delaware corporation ("RMC"), were dissolved by filing Certificates of Dissolution with the Secretary of State of Delaware on October 23, 2001. Apogee was a wholly-owned subsidiary of The Faxon Company, Inc. and RMC was a wholly-owned subsidiary of RoweCom Inc.

The shares of The Faxon Company, Inc., Dawson, Inc., McGregor Subscription Service, Inc., Corporate Subscription Services Inc., Turner Subscription Agency, Inc. and Dawson Information Quest, Inc. are each subject to a first priority lien in favor of the Agent of the holders of the Company's Floating Rate Senior Secured Notes.





                                 Schedule 4.4-1

Ownership of Foreign Subsidiaries

         1. Rowe Communications, Ltd, (Canada), 100% owned by RoweCom, Inc.

         2. RoweCom Australia Pty. Ltd, (Australia) 100% owned by RoweCom France SAS.

         3. The RoweCom Faxon Korea Inc., (Korea) 100% owned by RoweCom France SAS.

         4. RoweCom Global, Limited, (Barbados) 100% owned by RoweCom, Inc.

         5. RoweCom Global Holdings, Ltd., (British Virgin Islands) 100% owned by RoweCom Global Ltd.

         6. RoweCom ULC, (Canada) 100% owned by RoweCom Global Holdings, Ltd.

         7. RoweCom France SAS (was previously RoweCom France SARL), (France) 100% owned by RoweCom REALA.

         8. RoweCom UK Limited, (United Kingdom) 100% owned by RoweCom France
SAS.

         9. RoweCom Communications Espana, S.L, (Spain) 100% owned by RoweCom France SAS.

         10. RoweCom Communications B.V., (Netherlands) 100% owned RoweCom Global Holdings, Ltd. (B.V.I.)

         11. Faxon Australia Pty., Ltd., (Australia) 100% owned by The Faxon Company, Inc.

         12. Faxon Asia Pacific Co., Ltd., (Japan) 100% owned by The Faxon Company, Inc.

         13. Nihon Faxon Co. Ltd., (Japan) 100% owned by The Faxon Company, Inc.

         14. Faxon Asia Pacific Information Services, (Hong Kong) 100% owned by The Faxon Company, Inc

         15. Faxon Informatics, not owned by RoweCom or any of its subsidiaries.



                                 Schedule 4.4-2

                                  SCHEDULE 4.5

                                      DEBT


DEBT FOR MONEY BORROWED

-----------------------------------------------------------------------------------------------------------
LENDER/OBLIGOR/GUARANTORS                 AMOUNT/CURRENT            MATURITY             COLLATERAL
                                           OUTSTANDING                DATE
-----------------------------------------------------------------------------------------------------------
Bridge Note Holders(1)/                    $ 6,175,000/             5/26/02       all assets of the Company
RoweCom Inc./No guarantors                $5,700,000 O/S                          (subordinate to the
                                                                                  Publishers)
-----------------------------------------------------------------------------------------------------------
Publisher Note                             $ 9,000,000/             4/30/02       all assets of Company and
Holders/RoweCom Inc./                     $ 9,000,000 O/S                         its U.S. Subsidiaries
Guaranteed by: divine, inc., Dawson,                                              including security interests
Inc., Turner Subscription Services,                                               in all stock held by the
Inc., McGregor Subscription Service,                                              Company in its U.S.
Inc., Corporate Subscription Services                                             Subsidiaries.
Inc., Dawson Information Quest, Inc.
and The Faxon Company, Inc.
-----------------------------------------------------------------------------------------------------------
BNP Paribas and Credit Lyonnais             7,625,000                11/06        stock pledge of (a) some
Loan/RoweCom REALA SAS/ Guaranteed by          EURO/                              percentage of capital stock
RoweCom Inc.                              7,625,000 EURO                          of each RoweCom France SAS,
                                                                                  RoweCom Korea Inc., RoweCom
                                                                                  UK, Ltd., RoweCom Faxon
                                                                                  Taiwan-Hong Kong Ltd.,
                                                                                  RoweCom Australia Pty. Ltd.,
                                                                                  and RoweCom Communications
                                                                                  Espana, S.L. And (b)
-----------------------------------------------------------------------------------------------------------


-----------------

     (1)/ The current Bridge Note holders (and the principal amounts owing them) include: (a) Zero Stage Capital VI, L.P. ($2,350,000), (b) Dr. Richard R. Rowe ($1,000,000), (c) Philippe Villers ($1,350,000), and (d) Working Ventures Canadian Fund, Inc. ($1,000,000)



                                 Schedule 4.5-1

                                                                                  all asset liens on each of
                                                                                  the entities listed above.
-----------------------------------------------------------------------------------------------------------



                                 Schedule 4.5-2

                                  SCHEDULE 4.8
                               CERTAIN LITIGATION

1. David Rifkin and Julie Beckerman initiated litigation against the Company alleging that the Company breached its employment agreements with them, resulting in the constructive termination of their employment with the Company. Details of this litigation are disclosed in the Company's SEC Reports.

2. Rita Sud, who is of Indian descent, filed a complaint with the Massachusetts Commission Against Discrimination ("MCAD") on September 10, 2001, alleging national origin and gender discrimination. Specifically, Ms. Sud claims the Company discriminatorily selected her for lay-off and falsely claimed legitimate elimination of her position as Treasury Manager of the Corporate Finance Department. Ms. Sud's allegations focus on the conduct of her former co-worker, Gina Consylman, and immediate supervisor, Rodney Smith. The Company received a courtesy copy of the MCAD complaint from Ms. Sud's attorney. Once the MCAD processes the charge, it will notify the Company, giving the Company an opportunity to respond to the allegations in writing. Because of the preliminary stage of this matter, no discovery has been conducted concerning Ms. Sud's alleged damages or demand.

3. The Company has been served with several class action complaints that were filed in the United States District Court for the Southern District of New York against the Company and two of its officers, directors (including Dr. Richard R. Rowe) and former officers and directors, as well as against the lead underwriting firms that underwrote the Company's March 1999, initial public offering of common stock. The complaints were filed on behalf of persons who purchased the Company's common stock during different time periods, all beginning on or after March 9, 1999 and ending on or before December 6, 2000. The complaints are similar to each other and to hundreds of other complaints filed recently against other issuers and their underwriters, and allege violations of the Securities Act of 1933 and the Securities Exchange Act of 1934 based primarily on the assertion that there was undisclosed compensation received by the issuers' underwriters in connection with the initial public offering and undisclosed arrangements with purchasers to make additional purchases in the aftermarket.

4. The Company and The Faxon Company, Inc. are currently under Massachusetts' sales and use tax audit for the periods 11/97 to current and 9/98 to current, respectively. These examinations encompass only use tax examinations of the expenses and asset additions. An extension of the statute of limitations was agreed to for The Faxon Company for an additional year. There is a potential liability of $50,000 per year for a three year period resulting from this audit.



                                 Schedule 4.8-1

5. Rowe Communications Ltd. is currently under audit by the Canadian Customs and Revenue Agency for the period ending 12/31/98.

6. The Faxon Company, Inc. is currently under examination by the Michigan Department of Treasury for the periods ending 9/99, 10/99 and 12/99 for Single Business Tax.

7. IRS Form 5500 relating to the Retirement Plan for Employees of The Faxon Company, Inc. for the period ending March 31, 1999 is due. The Faxon Company, Inc. is currently under IRS investigation for failure to file this Form in a timely manner.

8. The Massachusetts Department of Revenue is currently conducting a sales and use tax audit on both the Company and The Faxon Company, Inc. for the period from 1997 to current. In addition, the North Carolina Department of Revenue is currently conducting a sales and use tax audit on both the Company and The Faxon Company, Inc. for the period from 1996 to current.





                                 Schedule 4.8-2

                                  SCHEDULE 4.10

                                 CORPORATE NAMES

LEGAL NAME

RoweCom Inc.

The Faxon Company, Inc.

Dawson, Inc.

The Turner Subscription Agency, Incorporated

McGregor Subscription Services, Inc.

Dawson Information Quest, Inc.

Corporate Subscription Services Inc.

OTHER NAMES

Discount Magazine Subscriptions, Inc. (former name of Corporate Subscription Services Inc.)

The Massachusetts Faxon Company, Inc (used in TX and CA)

Dawson-Faxon, Inc. (used in MA)

ACQUIRED COMPANIES

MDLB Enterprises, L.L.C. d/b/a Doody Publishing (The Company acquired certain assets and assumed liabilities of this entity pursuant to an Asset Purchase Agreement, dated as of September 5, 2001).



                                 Schedule 4.10-1

                                  SCHEDULE 4.11

                               BUSINESS LOCATIONS


COMPANY                                   PRINCIPAL ADDRESS                                OTHER LOCATIONS
Dawson, Inc.                              15 Southwest Park
                                          Westwood, MA 02090

The Faxon Co.                             15 Southwest Park                              122 East 42nd Street
                                          Westwood, MA 02090                              New York, NY 10168

                                                                                       1001-1005 West Pines Rd
                                                                                         Oregon, IL 61061(1)

Turner                                    15 Southwest Park                               1001 West Pines Road
Subscription                              Westwood, MA 02090                               Oregon, IL 61061(2)
Services, Inc.

McGregor                                  15 Southwest Park                              1001 West Pines Road
Subscription                              Westwood, MA 02090                              Oregon, IL 61061(3)
Services, Inc.

Dawson                                    15 Southwest Park                                 2420 Vista Way
Information Quest,                        Westwood, MA 02090                               Oceanside, CA 92054
Inc.

Corporate                                 15 Southwest Park
Subscription                              Westwood, MA 02090
Services Inc.

RoweCom Inc.                              15 Southwest Park                                 1101 W. Lake St.
                                          Westwood, MA 02090                                   Suite 306
                                                                                              Oak Park, IL

-----------------------------

        1/ The Company plans to close the Oregon, IL facility on or around November 2, 2001.
        2/ The Company plans to close the Oregon, IL facility on or around November 2, 2001.
        3/ The Company plans to close the Oregon, IL facility on or around November 2, 2001.




                                 Schedule 4.11-1

                               PREVIOUS LOCATIONS

Corporate Subscription                85 Chestnut Ridge Road,
Services Inc.                           Montvale, NJ 07645

Dawson                                  5838 Edison Place
Information Quest,                         Carlsbad, CA
Inc.

The Faxon                             4425 Brookfield Corporate
Company, Inc.                            Drive, Suite 2000
                                        Chantilly, VA 20151

RoweCom Inc.                            725 Concord Avenue
                                        Cambridge, MA 02138

                                        60 Aberdeen Avenue
                                       Cambridge, MA 02138(4)



---------------------

        4/ Although the company no longer operates from this location, it still has certain pieces of office furniture in this facility, which it rents to its sub-lessees.



                                 Schedule 4.11-2

                                  SCHEDULE 4.13

                               SURETY OBLIGATIONS


The domestic Subsidiaries of the Company guaranty the Company's Senior Secured Floating Rate Notes to the publisher lenders.

RoweCom Inc. guarantees BNP/Credit Lyonnais.



                                 Schedule 4.13-1

                                  SCHEDULE 4.14

                                   BROKER FEES

1. Fees and expenses are to be paid to Chatsworth Securities, LLC in connection with the Acquisition in the full amount of 400,000 shares of Class A Common Stock of divine, inc.



                                 Schedule 4.14-1

                                  SCHEDULE 4.15

                              INTELLECTUAL PROPERTY

The Faxon Company

BENELUX

Registered Trade Marks

Mark                                     Registration No:                       Date Registered
----                                     ----------------                       ---------------
Faxon (and Design)                            476148                                05/11/90

CANADA

Trade Marks

Serials Management Systems
Intemedia
Bibliodata
Bibliorama
Periodica
Periodica Audio
Periodica Video
Faxon (and Design)                            TMA391638                             13/12/91

Domain Names

www.faxon.ca
ftp.faxon.ca
lists.faxon.ca
periodica.qc.ca
longonl.faxon

Trade Names

Faxon Quebec


                                 Schedule 4.15-1

FRANCE

Registered Trade Marks




Mark                                     Registration No:                       Date Registered
----                                     ----------------                       ---------------
Interpresse Service (I.P.S.)                  657216                                03/08/83



Faxon (and Design)                            1,588,672                             20/04/90


                                 Schedule 4.15-2

SINGAPORE

Registered Trade Marks

Mark                                     Registration No:                       Date Registered
----                                     ----------------                       ---------------
Faxon (and Design)                            2797/90                               19/04/90

SOUTH KOREA

Registered Trade Marks

Mark                                     Registration No:                       Date Registered
----                                     ----------------                       ---------------
Faxon (and Design)                            14768                                 23/08/91

SPAIN

None registered by Dawson Spain which could be transferred. The registered domain name is "LCI".

TAIWAN

Registered Trade Marks

Mark                                     Registration No:                       Date Registered
----                                     ----------------                       ---------------
Faxon                                         94609                                 01/11/97
Faxon (and Design)                            94608                                 16/10/96
Faxon (in Chinese characters)                 84895                                 16/09/96
Faxon Finder                                  732101                                16/10/96
Faxon logo                                    50123                                 16/02/91

UK

Domain Names

acquiresubscriptions.co.uk
acquiresubscriptions.com
entersubs.co.uk
entersubs.com
issuebank.com
issuebank.co.uk
knowledgestore.co.uk
knowledge-store.com
knowledge-store.org
kstore.co.uk



                                 Schedule 4.15-3
knowledgeshop.co.uk
knowledgeship.org
kshop.co.uk
kshop.org
knowledgemarket.co.uk
knowledge-market.com
knowledgemarket.org
kmarket.co.uk
kmarket.org
knowledgelibrary.co.uk
knowledgelibrary.com
knowledgelibrary.org
klibrary.co.uk
klibrary.com
klibrary.org
knowledgedepot.co.uk
knowledge-depot.com
knowledgedepot.org
kdepot.co.uk
kdepot.com
kdepot.org
subscriptionoasis.co.uk
subscriptionoasis.com
subsdepot.com subsdepot.co.uk

Registered Trade Marks

Holder                                   Mark                       Registration No.          Date Registered
------                                   ----                       ----------------          ---------------
The Faxon Company, Inc.                  Faxon (stylised)           GB1420524                 19/04/91


USA


A.    Registered copyrights

Holder                                   Registration No.                       Date Registered
------                                   ----------------                       ---------------
The Faxon Company, Inc.                  PA604330                               23/12/92
The Faxon Company, Inc.                  Txu579343                              16/04/93
The Faxon Company, Inc.                  TX678661                               17/09/93
The Faxon Company, Inc.                  TX669116                               15/04/81
The Faxon Company, Inc.                  TX574871                               03/11/80
The Faxon Company, Inc.                  TX351111                               20/08/79
The Faxon Company, Inc.                  TX178469                               23/01/79

                                 Schedule 4.15-4

The Faxon Company, Inc.                  TX24666                                14/04/78
The Faxon Company, Inc.                  TX23640                                11/04/78
The Faxon Company, Inc.                  TX743123                               23/06/81
The Faxon Company, Inc.                  TX843514                               04/02/82
The Faxon Company, Inc.                  TX666602                               25/03/81
The Faxon Company, Inc.                  TX675817                               06/04/81
The Faxon Company, Inc.                  TX675818                               17/03/81
The Faxon Company, Inc.                  TX511149                               13/05/80
The Faxon Company, Inc.                  TX437206                               18/03/80
The Faxon Company, Inc.                  TX98366                                04/11/81
The Faxon Company, Inc.                  TX654705                               23/02/81
The Faxon Company, Inc.                  TX710473                               10/06/81
The Faxon Company, Inc.                  TX510481                               01/07/80
The Faxon Company, Inc.                  TX546662                               27/08/80
The Faxon Company, Inc.                  TX589016                               20/11/80
The Faxon Company, Inc.                  TX475148                               12/03/80
The Faxon Company, Inc.                  TX290776                               09/07/79
The Faxon Company, Inc.                  TX317026                               29/08/79
The Faxon Company, Inc.                  TX260315                               01/06/79
The Faxon Company, Inc.                  TX74147                                10/07/78
The Faxon Company, Inc.                  TX74146                                13/06/78
The Faxon Company, Inc.                  TX105572                               15/09/78
The Faxon Company, Inc.                  TX201639                               22/01/79
The Faxon Company, Inc.                  TX16003                                17/03/78
The Faxon Company, Inc.                  TX82253                                04/08/78
The Faxon Company, Inc.                  TX130804                               25/08/78
The Faxon Company, Inc.                  TX145011                               07/11/78
The Faxon Company, Inc.                  TX49387                                31/03/78
The Faxon Company, Inc.                  TX25298                                27/02/78
The Faxon Company, Inc.                  TX758060                               08/09/81
The Faxon Company, Inc.                  TX273624                               14/02/79
Faxon Research Services, Inc.            TX3678661                              17/09/93


B.    Registered trademarks

1.     Held by The Faxon Company, Inc.

Mark                                     Registration No.                       Date Registered
----                                     ----------------                       ---------------
DataLinx                                 1,365,993                              15/10/85
EASI                                     1,826,824                              15/03/94
Faxon                                    1,359,618                              10/09/85
Faxon (stylised letters)                 1,359,619                              10/09/85
InfoServ                                 1,376,205                              17/12/85



                                 Schedule 4.15-5

LINX                                     1,367,114                              22/10/85
MicroLinx                                1,400,965                              15/07/86
Sc-10                                    1,365,994                              15/10/85
Faxon Source (Words Only)                2,104,829                              14/10/97
Faxon Source (stylised)                  2,104,830                              14/10/97
PubLinx                                  1,403,441                              29/07/86
Faxon Finder                             1,839,715                              14/06/94
Faxon Research Services, Inc.            1,853,905                              13/09/94

Domain Names

davison.com
acquire-dawson.com
webacquire.com
faxon.com


RoweCom


USA

Trademarks

A.    Registered Trademarks Owned by RoweCom

Mark                                     Registration No.                       Date Registered
----                                     ----------------                       ---------------
R RoweCom (and Design)                   2,133,000                              27/01/98
RoweCom                                  2,124,141                              23/12/97
Subscribe                                2,124,143                              23/12/97
Doody*                                   1,823,994
Doody's Star Ratings
(service mark)*                          2,415,343
Doody's Review Service     (service
mark)*                                   2,403,693


*Indicates those marks that were acquired in connection with the asset acquisition of Doody Publishing.


                                 Schedule 4.15-6

B.    RoweCom Trademarks Pending

Mark                                     Application No.                        Filing Date
----                                     ---------------                        -----------
Klibrary                                 75/714,383                             26/05/99
Kstore (Opposed by Jstore) (Published)   75/555,944                             21/09/98
Kworld (Allowed)                         75/529,685                             03/08/98
Kcentral                                 76/287,852                             18/07/01
Doody's*                                 75/731,999

*Indicates mark acquired in connection with the asset acquisition of Doody Publishing.

C. RoweCom Copyrights (acquired in the acquisition of certain assets of Doody Publishing)

DOODY'S HEALTH SCIENCES BOOK REVIEW JOURNAL--Certificates of Copyright received for (publication dates are in parentheses):

Vol. 1, No. 1 (10/1/93)
Vol. 1, No. 2 (12/1/93)

Vol. 2, No. 1 (2/1/94)
Vol. 2, No. 2 (4/1/94)
Vol. 2, No. 3 (6/1/94)
Vol. 2, No. 4 (8/1/94)
Vol. 2, No. 5 (10/1/94)
Vol. 2, No. 6 (12/1/94)

Vol. 3, No. 1 (2/1/95)
Vol. 3, No. 2 (4/1/95)
Vol. 3, No. 3 (6/1/95)
Vol. 3, No. 4 (8/1/95)
Vol. 3, No. 5 (10/1/95)
Vol. 3, No. 6 (12/1/95)

Vol. 4, No. 1 (2/1/96)
Vol. 4, No. 2 (4/1/96)
Vol. 4, No. 3 (6/1/96)
Vol. 4, No. 4 (8/1/96)
Vol. 4, No. 5 (10/1/96)
Vol. 4, No. 6 (12/1/96)

Vol. 5, No. 1 (2/1/97)


                                 Schedule 4.15-7

Vol. 5, No. 2 (4/1/97)
Vol. 5, No. 3 (6/2/97)
Vol. 5, No. 4 (8/4/97)
Vol. 5, No. 5 (10/6/97)
Vol. 5, No. 6 (12/1/97)

Vol. 6, No. 1 (2/6/98)
Vol. 6, No. 2 (4/10/98)
Vol. 6, No. 3 (6/5/98)
Vol. 6, No. 4 (8/7/98)
Vol. 6, No. 5 (10/9/98)
Vol. 6, No. 6 (12/11/98)

Vol. 7, No. 1 (2/5/99)
Vol. 7, No. 2 (4/9/99)
Vol. 7, No. 3 (6/6/99)
Vol. 7, No. 4 (8/27/99)
Vol. 7, No. 5 (10/8/99)
Vol. 7, No. 6 (1/10/00)

Certificates of Copyright have been applied for:

Vol. 8, Issues 1-6; and
Vol. 9, Issues 1-2.

DOODY'S NURSING AND ALLIED HEALTH BOOK REVIEW QUARTERLY--Certificates of Copyright received for (publication dates are in parentheses):

Vol. 1, No. 1 (12/1/95)

Vol. 2, No. 1 (Spring, 1996)
Vol. 2, No. 2 (7/1/96)
Vol. 2, No. 3 (9/1/96)
Vol. 2, No. 4 (12/1/96)

Vol. 3, No. 1 (3/31/97)
Vol. 3, No. 2 (6/30/97)
Vol. 3, No. 3 (9/29/97)
Vol. 3, No. 4 (12/20/97)

Vol. 4, No. 1 (3/27/98)
Vol. 4, No. 2 (6/26/98)
Vol. 4, No. 3 (9/28/98)
Vol. 4, No. 4 (12/28/98)


                                 Schedule 4.15-8

Vol. 5, No. 1 (3/26/99)
Vol. 5, No. 2 (6/25/99)
Vol. 5, No. 3 (9/24/99)
Vol. 5, No. 4 (1/31/00)




Dawson Information Quest

A.    Dawson Information Quest Trademarks Pending

Mark                                     Application No.                        Filing Date
----                                     ---------------                        -----------
The License Depot (Words Only)           75/622419                              19/01/99


                                 Schedule 4.15-9

                                  SCHEDULE 4.17

                             RESTRICTIVE AGREEMENTS


Agreement and Plan of Merger, dated as of July 6, 2001, by and among Parent, the Company and Knowledge Resources Acquisition Corp. (restricts ability to issue capital stock).

See Schedule 4.5(b) indicating those agreements, pursuant to which, the Company and/or a Subsidiary of the Company has granted a lien as to certain assets.





                                 Schedule 4.17-1

                                  SCHEDULE 4.18

                      WAIVED DEFAULTS AND EVENTS OF DEFAULT

1. See Defaults and Events of Default listed in that certain Waiver and Amendment Letter Agreement, dated October 24, 2001, by and among the holders of the Company's Floating Rate Senior Secured Notes having an aggregate principal amount of $9 million and the Company.

2. RoweCom France SAS may be in default of its credit arrangement by consummating the Merger without the consent of BNP Paribas and Credit Lyonnais. In addition, RoweCom France SAS did not obtain waivers of certain covenants from BNP Paribas and Credit Lyonnais listed in Exhibit G of the Merger Agreement.

3. Failure to enter into this Amended Note Purchase Agreement by November 9, 2001, under Section 9.22 of the Original Note Purchase Agreement.

4. Failure of divine, inc. to enter into a guaranty agreement by November 9, 2001, under Section 11 (q) of the Original Note Purchase Agreement.



                                 Schedule 4.18-1

                                  SCHEDULE 4.19

                                     LEASES

(a) MATERIAL CAPITALIZED LEASES OF THE COMPANY & ITS DOMESTIC SUBSIDIARIES:

A.       LESSEE                  RoweCom Inc. (and Sub-Lessor as to portion
                                 subleased to Celarix, Inc. and Publicom)
         LEASED PROPERTY         60 Aberdeen Avenue
                                 Cambridge, MA  02138
         TERM                    May 2006
         RENT RATE               $26 per square foot
         SQ. FOOTAGE             40,076 square feet
         SUB-LESSEE              Celarix, Inc. (as to part of the property)
         SUB-LESSEE              Publicom (as to 12,000 s.f. of the property)
         LESSOR                  Western Properties
         CONTACT                 Alan Jones
                                 PO Box 382663
                                 Cambridge, MA  02238

B.       LESSEE                  RoweCom Inc.
         LEASED PROPERTY         15 Southwest Park
                                 Westwood, MA  02090
         TERM                    December 31 2007
         RENT                    RATE $14 per square foot for first 3 years
                                 $14.25 per square foot for 4th and 5th years
                                 $14.50 per square foot for 6th and 7th years
         SQ. FOOTAGE             41,122 square feet
         LESSOR                  65 Lafayette Road, LLC
                                 Two Wells Avenue
                                 Newton, MA  02459

C.       LESSEE                  RoweCom Inc.
         LEASED PROPERTY         2420 Vista Way
                                 Oceanside, CA
         TERM                    May 31, 2002
         RENT RATE               $1,023 per month
         SQ. FOOTAGE             Approximately 660 square feet
         LESSOR                  Michael Mahan & James Rossell d/b/a Oceanview
                                 Plaza and M. Navarro & Associates
                                 P.O. Box 231715
                                 Encinitas, CA  92024




                                 Schedule 4.19-1

D.       LESSEE                RoweCom Korea Inc.
         LEASED PROPERTY       18000 Studebaker Road
                               Suite 605
                               Cerritos, CA  90703
         TERM                  November 30, 2003
         RENT RATE             $1.90 per square foot per month ($1,839.20 per
                               month)
         SQ. FOOTAGE           Approximately 1,000 square feet
         LESSOR                Krausz Enterprises
                               P.O. Box 2844
                               So. San Francisco, CA  94083

OPERATING LEASES:

Automobiles
Data Processing System
Copiers
Fax Machine
Pitney Bowes Mailing Systems, Machines, and Equipment
Computer Equipment

                                  SCHEDULE 4.20

                                  PENSION PLANS


1.       RoweCom UK Pension Fund
2.       RoweCom UK Money Purchase Scheme
3. RoweCom Group Benefits Plan (includes all Subsidiaries, except Dawson Information Quest, Inc.), which Benefits include:
         a.       Health Insurance
         b.       Dental Insurance
         c.       Disability Insurance
         d.       Life Insurance
         e.       Accidental Death & Dismemberment Insurance
4.       RoweCom Inc. Flexible Benefits Plan, which Benefits include:
         a.       Dependent Care Spending Account
         b.       Health Care Spending Account
         c.       Premium Conversion Plan
5.       RoweCom 401(k) Plan
6.       Employee Stock Purchase Plan
7.       RoweCom Inc. Paid Time Off Policy
8.       RoweCom Canada Defined Contribution Plan
9.       RoweCom Inc. Severance Plan
10.      Corporate Subscription Services Inc. Reduction-In-Force Severance Plan
11.      Retirement Plan for Employees of The Faxon Company, Inc.
12. Employment Agreements entered pursuant to the Agreement and Plan of Merger and Reorganization, dated as of July 6, 2001, by and among Parent, the Company and Knowledge Resources Acquisition Corp., with the following individuals:
                  a.       Richard R. Rowe
                  b.       Jim Kryzwicki
                  c.       Charles Germain
                  d.       Ian Best
                  e.       Rodney Smith
13. The Company had Employment Agreements with David Rifkin and Julie Beckerman. The employment of these two individuals was terminated. Mr. Rifkin and Ms. Beckerman initiated litigation against the Company. See
         Schedule 4.8 for further detail as to the litigation.
14. Noncompetition Agreements were entered by and between the Company and each of the individuals listed below:
                  a.       Dr. Richard R. Rowe
                  b.       Ronald Grigg





                                 Schedule 4.20-1


S

15. All employees are subject to Confidentiality, Developments, and Non-Competition Agreements. Material Confidentiality, Developments and Non-Competition Agreements were entered by and between the Company and each of the individuals listed below:

                  a.       Jeff Sands, dated November 5, 1999

                  b.       Rodney M. Smith, dated May 17, 1999

                  c.       James Krzywicki, dated October 7, 1999

16. The Company plans to close its Oregon, IL facility on or around November 2, 2001. In connection with the closure of this facility, the Company has laid off 60 of its 65 employees who worked in this facility. The 60 terminated employees will receive the Company's standard severance plan, which includes five (5) weeks pay.



                                 Schedule 4.20-2

                                  SCHEDULE 4.22

                                 LABOR RELATIONS

None




                                 Schedule 4.22-1

                                  SCHEDULE 8.5

                             AFFILIATE TRANSACTIONS

I.  International Subscription Agency Lease

         - Lessor: Alfred Jacob Gans, Managing Director RoweCom Australia Pty. Ltd.

         -        Lessee: RoweCom Inc.

         -        Location: 41 Sherwood Road, Toowong, Queensland, Australia

         -        Amount: Approximately $130,000 per year

II.  Debt Issuance

1. Promissory note dated on November 6, 2001 executed by RoweCom Inc. in favor of Zero Stage Capital VI, L.P. in the principal amount of $2,350,000.

2. Promissory note dated on November 6, 2001 executed by RoweCom Inc. in favor of Dr. Richard R. Rowe in the principal amount of $1,000,000.

3. Promissory note dated on November 6, 2001 executed by RoweCom Inc. in favor of Philippe Villers in the principal amount of $1,350,000.

4. Promissory note dated on November 6, 2001 executed by RoweCom Inc. in favor of Working Ventures Canadian Fund, Inc. in the principal amount of $1,000,000.

III. Warrants

1. Warrant, dated November 6, 2001 executed by divine, inc. in favor of Zero Stage Capital VI, L.P. for 1,192, 884 shares.

2. Warrant, dated November 6, 2001 executed by divine, inc. in favor of Phillipe Villers for 697,274 shares.

3. Warrant, dated November 6, 2001 executed by divine, inc. in favor of Working Venture Canadian Fund, Inc. for 507,610 shares.

4. Warrant, dated November 6, 2001 executed by divine, inc. in favor of Dr. Richard Rowe for 507,610 shares.

5. Warrant, dated November 6, 2001 executed by divine, inc. in favor of Arthur Bauernfeind for 12,296 shares.

6. Warrant, dated November 6, 2001 executed by divine, inc. in favor of Brizio Biondi for 12,296 shares.




                                 Schedule 8.5-1

7. Warrant, dated November 6, 2001 executed by divine, inc. in favor of Antoine Hadamard for 9,225 shares.

8. Warrant, dated November 6, 2001 executed by divine, inc. in favor of Noel Villers for 7,995 shares.

9. Warrant, dated November 6, 2001 executed by divine, inc. in favor of Katherine Villers for 6,150 shares.

10. Warrant, dated November 6, 2001 executed by divine, inc. in favor of the Raymond Villers Trust for 4,304 shares.

11. Warrant, dated November 6, 2001 executed by divine, inc. in favor of Alan Kennedy for 1,230 shares.

12. Warrant, dated November 6, 2001 executed by divine, inc. in favor of Robert Pratt for 750 shares.

13. Warrant, dated November 6, 2001 executed by divine, inc. in favor of Fred Young for 750 shares.

14. Warrant, dated November 6, 2001 executed by divine, inc. in favor of HFTP Investment L.L.C. for 350,000 shares.

15. Warrant, dated November 6, 2001 executed by divine, inc. in favor of Leonardo, L.P. for 350,000 shares.

16. Warrant, dated November 6, 2001 executed by divine, inc. in favor of Montrose Investments Ltd. for 76,476 shares.

III. Foreign Subsidiary Restructuring:

The Company restructured the ownership of certain intellectual property through an inter-company sale involving RoweCom France SAS, RoweCom Global Holdings, Ltd. and RoweCom UK, Ltd. Subsequent to this arrangement, certain subsidiaries now perform services on behalf of other subsidiaries.



                                 Schedule 8.5-2

                                  SCHEDULE 8.6

                                      LIENS


ROWECOM

1. Blanket lien in favor of Zero Stage Capital VI Limited Partnership, as Agent for holders of indebtedness listed in Schedule 7.5(II).

2. Blanket lien in favor of Wilmington Trust Company, as Agent for holders of indebtedness listed in Schedule 7.5(II).

CORPORATE SUBSCRIPTION

1. Filing on certain leased property filed with the Secretary of State of New Jersey #1805279 on 12/02/97--Secured Parties are National Marketing Network, Inc., and Colonial Pacific Leasing Corp.

2. Blanket lien in favor of Wilmington Trust Company, as Agent for holders of indebtedness listed in Schedule 7.5(II).

FAXON

1. Filing on certain leased property filed with the Secretary of the Commonwealth #389474 on 5/13/96--Secured Party is Computer Sales International, Inc.

2. Filing on certain leased property filed with the Secretary of the Commonwealth #421421 on 10/07/96--Secured Party is Computer Sales International, Inc.

3. Filing on certain leased property filed with the Secretary of the Commonwealth #429616 on 11/14/96--Secured Party is Computer Sales International, Inc.

4. Filing on certain leased property filed with the Secretary of the Commonwealth #577955 on 9/17/98--Secured Party is Computer Sales International, Inc.

5. Filing on certain leased property filed with the Secretary of the Commonwealth #584627 on 10/19/98--Computer Sales International, Inc. assigned its interest to Heller Financial, Inc.




                                 Schedule 8.6-1

6. Filing on certain leased property filed with the Westwood Town Clerk #98-66A on 9/17/98--Secured Party is Computer Sales International, Inc.

7. Filing on certain leased property filed with the Westwood Town Clerk #98-66B on 10/19/98--Secured Party is Computer Sales International, Inc.

8. Filing on certain leased property filed with the Westwood Town Clerk #97-22 on 2/25/97, #97-22A on 4/30/97, #97-22B on 6/10/97--Secured Party is Computer
Sales International, Inc.

9. Filing on certain leased property filed with the Westwood Town Clerk #96-64 on 4/12/96

10. Filing on certain leased property filed with the Westwood Town Clerk #01-39 on 2/9/01--Secured Party is Wilmington Trust Company, as Agent.

11. Filing on certain leased property filed with the Secretary of State of New York #241233 --Secured Party Citicorp USA, Inc..

12. Filing on certain leased property filed with the Secretary of State of New York #028426 --Secured Party is Wilmington Trust Company, as Agent.

13. Filing on certain leased property filed with the Virginia State Corporation Commission #0102097827 --Secured Party is Wilmington Trust Company, as Agent.

14. Filing on certain leased property filed with Virginia, Fairfax County #01-001625--Secured Party is Wilmington Trust Company, as Agent.

15. Filing on certain leased property filed with the Secretary of State of Illinois #4230561--Secured Party is Old Kent Bank.

16. Filing on certain leased property filed with the Secretary of State of Illinois #4337835--Secured Party is Wilmington Trust Company, as Agent.

17. Filing on certain leased property filed with the Secretary of State of Illinois #4377159--Secured Party is Old Kent Bank.



                                 Schedule 8.6-2

                                                                       EXHIBIT 1


                                 [FORM OF NOTE]


                                  ROWECOM INC.

               AMENDED AND RESTATED FLOATING RATE SENIOR SECURED
                      CONVERTIBLE NOTE DUE APRIL 30, 2002

No. [_____]                                                               [DATE]
$[_______]


THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. NO TRANSFER, SALE, OR OTHER DISPOSITION OF THIS NOTE MAY BE MADE EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FILED PURSUANT TO THE SECURITIES ACT OR UNLESS THE HOLDER HEREOF SHALL HAVE DELIVERED TO ROWECOM INC. A WRITTEN OPINION OF COUNSEL, IN FORM, SUBSTANCE AND SCOPE REASONABLY ACCEPTABLE TO ROWECOM INC. THAT AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS IS AVAILABLE FOR SUCH TRANSFER, SALE OR OTHER DISPOSITION.


                  FOR VALUE RECEIVED, the undersigned, ROWECOM INC. (herein called the "COMPANY"), a corporation organized and existing under the laws of the State of Delaware, hereby promises to pay to [___________________________], or registered assigns, the principal sum of [___________________________] DOLLARS on April 30, 2002, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the Floating Rate from the date hereof, payable on the next succeeding date of the Prepayment Date and April 30, 2002, and (b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal and any overdue payment of interest payable as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum equal to the lesser of the (i) Maximum Legal Rate of Interest or (ii) the Default Rate.

                  Payments of principal of and interest on this Note are to be made in lawful money of the United States of America at such place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreements referred to below.





                                   Exhibit 1-1

                  This Note is one of a series of Senior Secured Convertible Notes (herein called the "NOTES") issued pursuant to separate Amended and Restated Note Purchase Agreements, each dated as of December 14, 2001 (as from time to time amended, the "NOTE PURCHASE AGREEMENTS"), between the Company and the respective Current Holders named therein which amended and restated those separate Note Purchase Agreements each dated as of January 31, 2001 whereby the Company, among other things, issued its Senior Secured Notes originally due December 28, 2001. Each holder of this Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in
Section 18 of the Note Purchase Agreements and (ii) to have made the representation set forth in Section 5 of the Note Purchase Agreements. Capitalized terms used herein and not otherwise defined have the meanings specified in the Note Purchase Agreements.

                  This Note is a registered Note and, as provided in the Note Purchase Agreements, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this
Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

                  The Company will make required prepayments of principal on the dates and in the amounts specified in the Note Purchase Agreements. This Note is also subject to certain conversion rights as specified in the Note Purchase Agreements.

                  If an Event of Default, as defined in the Note Purchase Agreements, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price and with the effect provided in the Note Purchase Agreements.

                  This Note shall be construed and enforced as an instrument under seal in accordance with, and the rights of the parties shall be governed by, the law of the State of Massachusetts excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

                                  RoweCom Inc.


                                  By_________________________
                                  Name
                                  Title:



                                   Exhibit 1-2

                                                                  EXHIBIT 3.3(b)

                    [FORM OF COMPANY SECRETARY'S CERTIFICATE]


                                  ROWECOM INC.

                    COMPANY [ASSISTANT] SECRETARY CERTIFICATE


         The undersigned hereby certifies that [s]he is the duly elected, qualified and acting [Assistant] Secretary of ROWECOM, INC., a Delaware corporation (the "CORPORATION"), and further certifies, on behalf of the Corporation as follows:

         1. This certificate is being delivered pursuant to Section 3.3(b) of the several Amended and Restated Note Purchase Agreements (collectively, the "NOTE PURCHASE AGREEMENT"), dated as of December __, 2001, by and among the Corporation, divine, inc., a Delaware corporation (the "PARENT") and respectively, Elsevier Science, Inc., a New York corporation ("ELSEVIER"), John Wiley & Sons, Inc., a New York corporation ("John Wiley"), Harcourt, Inc., a Delaware corporation ("HARCOURT"), and Lippincott, Williams & Wilkins, Inc., a Delaware corporation ("LIPPINCOTT", and together with Elsevier, John Wiley, and Harcourt, the "CURRENT HOLDERS"). Capitalized terms used herein without definition shall have the meaning specified for such terms in the Note Purchase Agreement.

         2. Attached hereto as Exhibit A are true, correct, and complete copies of resolutions duly adopted by the duly elected Board of Directors of the Corporation, which resolutions have not been amended, modified or rescinded since the day of adoption thereof, are in full force and effect on and as of the date hereof and are the only resolutions that have been adopted by the Board of Directors of the Corporation with respect to the subject matter thereof.

         3. Since January 31, 2001, there have been no changes with respect to the Certificate of Incorporation or By-laws of the Corporation delivered in connection with the Original Note Purchase Agreement.

         4. Set forth below are the names and titles of certain duly elected, qualified and acting officers of the Corporation, each such person holds the office set forth opposite his or her name, and the signature appearing opposite their respective names of those officers are genuine signatures of such officers:






                                Exhibit 3.3(b)-1

                                                                Exhibit 3.3(b)-2


Name                        Title                       Signature


                                                        ------------------------


                                                        ------------------------


                                                        ------------------------

         IN WITNESS THEREOF, I have affixed my signature this ___ day of December, 2001.



                                -----------------------------------
                                [Name], Secretary







                                Exhibit 3.3(b)-3

                                    Exhibit A
                                   Resolutions


[To be provided by the Company]






                                Exhibit 3.3(b)-4

                                                                  EXHIBIT 3.3(c)

                    [FORM OF PARENT SECRETARY'S CERTIFICATE]

                                  DIVINE, INC.
                      CERTIFICATE OF [ASSISTANT] SECRETARY


         The undersigned hereby certifies that [s]he is the duly elected, qualified and acting [Assistant] Secretary of DIVINE, INC., a Delaware corporation, (the "COMPANY"), and further certifies, on behalf of the Company as follows:

         1. This certificate is being delivered pursuant to Section 3.3(c) of the several Amended and Restated Note Purchase Agreements (collectively, the "NOTE PURCHASE AGREEMENT"), dated as of December __, 2001, by and among the Company, RoweCom, Inc., a Delaware corporation, ("ROWECOM") and respectively, Elsevier Science, Inc., a New York corporation ("ELSEVIER"), John Wiley & Sons, Inc., a New York corporation ("JOHN WILEY"), Harcourt, Inc., a Delaware corporation ("HARCOURT"), and Lippincott, Williams & Wilkins, Inc., a Delaware corporation ("LIPPINCOTT", and together with Elsevier, John Wiley, and Harcourt, the "CURRENT HOLDERS"). Capitalized terms used herein without definition shall have the meaning specified for such terms in the Note Purchase Agreement.

         2. Attached hereto as Exhibit A are true, correct, and complete copies of resolutions duly adopted by the duly elected Board of Directors of the Company, which resolutions have not been amended, modified or rescinded since the day of adoption thereof, are in full force and effect on and as of the date hereof and are the only resolutions that have been adopted by the Board of Directors of the Company with respect to the subject matter thereof.

         3. Attached hereto as Exhibit B is a true, correct and complete copy of the By-laws of the Company as in full force and effect on and as of the date hereof, and after giving effect to any amendment thereof on the date hereof, which By-laws have not been amended, modified or rescinded and remain in full force and effect.

         4. Set forth below are the names and titles of certain duly elected, qualified and acting officers of the Company, each such person holds the office set forth opposite his or her name, and the signature appearing opposite their respective names of those officers are genuine signatures of such officers:

Name               Title                         Signature


                                                 ------------------------


                                                 ------------------------


                                                 ------------------------





                                Exhibit 3.3(c)-1

         7. Attached hereto as Exhibit C is a copy of the Certificate of Incorporation of the Company with any amendments thereto, filed with the Secretary of State of the State of Delaware, as in effect on the date hereof.


         IN WITNESS WHEREOF, I have hereunto set my hand on December ___, 2001.



                                         By:____________________________________
                                         [Name, [Assistant] Secretary]





                                Exhibit 3.3(c)-2

                                  Attachment A
              Resolutions of the Board of Directors of the Company


[To be provided by the Company]




                                Exhibit 3.3(c)-3

                                  Attachment B
                              Bylaws of the Company


[To be provided by the Company]



                                Exhibit 3.3(c)-4

                                  Attachment C
                          Certificate of Incorporation


[To be provided by the Company]




                                Exhibit 3.3(c)-5

                                                                  EXHIBIT 3.3(d)
             [FORM OF SUBSIDIARY GUARANTOR SECRETARY'S CERTIFICATE]


                               [NAME OF GUARANTOR]
                      CERTIFICATE OF [ASSISTANT] SECRETARY

         The undersigned hereby certifies that [s]he is the duly elected, qualified and acting [Assistant] Secretary of [NAME OF GUARANTOR], a [__________] [___________] (the "CORPORATION"), and further certifies, on behalf of the Corporation as follows:

         1. This certificate is being delivered pursuant to Section 3.3(d) of the several Amended and Restated Note Purchase Agreements (collectively, the "NOTE PURCHASE AGREEMENT"), dated as of December 14, 2001, by and among RoweCom, Inc., a Delaware corporation ("ROWECOM"), divine, inc., a Delaware corporation (the "PARENT") and respectively, Elsevier Science, Inc., a New York corporation ("ELSEVIER"), John Wiley & Sons, Inc., a New York corporation ("JOHN WILEY"), Harcourt, Inc., a Delaware corporation ("HARCOURT"), and Lippincott, Williams & Wilkins, Inc., a Delaware corporation ("LIPPINCOTT", and together with Elsevier, John Wiley, and Harcourt, the "CURRENT HOLDERS"). Capitalized terms used herein without definition shall have the meaning specified for such terms in the Note Purchase Agreement.

         2. Attached hereto as Exhibit A are true, correct and complete copies of resolutions, adopted by the duly elected Board of Directors of the Corporation, which resolutions have not been amended, modified or rescinded since the date of adoption thereof, are in full force and effect on the date hereof and are the only resolutions that have been adopted by the Board of Directors of the Corporation with respect to the subject matter thereof.

         3. Since January 31, 2001, there have been no changes with respect to the Certificate of Incorporation or By-laws of the Corporation delivered in connection with the Original Note Purchase Agreement.

         4. Set forth below are the names and titles of certain duly elected, qualified and acting officers of the Corporation, each such person holds the office set forth opposite his or her name, and the signature appearing opposite their respective names of those officers are genuine signatures of such officers:

Name                        Title                       Signature

                                                        ------------------------


                                                        ------------------------


                                                        ------------------------


                                Exhibit 3.3(d)-1

         IN WITNESS THEREOF, I have affixed my signature this ___ day of December, 2001.



                                ___________________________________
                                [Name], Secretary





         I, _______________, _________________ of the Corporation, do hereby certify that _____________, is the acting Secretary of the Corporation and that the signature of ____________ set forth above is his genuine signature.



                                  ___________________________________
                                  [Name, Title]




                                Exhibit 3.3(d)-2

                                    Exhibit A
                                   Resolutions


[To be provided by the Company]







                                Exhibit 3.3(d)-3

                                                                  EXHIBIT 3.4(a)
                       [FORM OF OBLIGORS' COUNSEL OPINION]



                                                 December 14, 2001


To each of the Current Holders listed on Schedule I hereto

         RE: divine, inc., RoweCom Inc. and the Subsidiary Guarantors (defined below) - Restructuring of $9,000,000 Senior Secured Convertible Notes

Ladies and Gentlemen:

         We have acted as special counsel to divine, inc., a Delaware corporation (the "PARENT"), RoweCom Inc., a Delaware corporation (the "COMPANY"), Dawson, Inc., a Delaware corporation ("DAWSON"), The Faxon Company, Inc., a Massachusetts corporation ("FAXON"), McGregor Subscription Service, Inc., an Illinois corporation ("MCGREGOR"), The Turner Subscription Agency, Incorporated, a Delaware corporation ("TURNER"), Corporation Subscription Services, Inc., a New Jersey corporation ("CSS"), and Dawson Information Quest, Inc., a California corporation ("INFORMATION QUEST"; Dawson, Faxon, McGregor, Turner, CSS and Information Quest are each individually sometime referred to herein as a "GUARANTOR" and collectively, the "SUBSIDIARY GUARANTORS", and together with Parent and the Company, the "OBLIGORS") in connection with the preparation, execution and delivery of those separate Amended and Restated Note Purchase Agreements, each dated as of December 14, 2001 (the "NOTE PURCHASE AGREEMENTS"), among Parent, the Company and each Current Holder named therein (each a "CURRENT HOLDER" and together with each other Current Holder, the "CURRENT HOLDERS"). This opinion is being delivered pursuant to the Note Purchase Agreements. Capitalized terms used herein and not otherwise defined herein shall have the same meanings herein as ascribed thereto in the Note Purchase Agreements.

         In our examination we have assumed the accuracy and completeness of all documents and records that we have reviewed, the genuineness of all signatures (including endorsements), the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such copies. As to any facts material to this opinion which we did not independently establish or verify, we have relied upon the representations and warranties set forth in the Note Purchase Agreements and statements and representations of the Obligors and their respective officers and






                                Exhibit 3.4(a)-1
other representatives, and of public officials, including the facts set forth in the Certificates and the Collateral Certificates (each as defined below).

         In rendering the opinions set forth herein, we have examined and relied on originals or copies of the following:

                  (a) the Note Purchase Agreements;

                  (b) the Notes ("NOTES");

                  (c) the Reaffirmation Letter;

                  (d) the Collateral Certificates of each Obligor, dated the date hereof, delivered to the Current Holders (the "COLLATERAL CERTIFICATES");

                  (e) the Secretary Certificates of each Obligor, dated the date hereof, delivered to the Current Holders (the "CERTIFICATES");

                  (f) the Certificate or Articles of Incorporation, as the case may be, of each Obligor, certified by the Secretary of State of its jurisdiction of incorporation (the "ARTICLES");

                  (g) the Certificate from the Secretary of State of the applicable jurisdiction of incorporation or qualification as to the good standing of each Obligor;

                  (h) the By-Laws of each Obligor (the "BY-LAWS");

                  (i) the resolutions of each Obligor approving the transactions contemplated by the Transaction Documents; and

                  (j) such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below.

         The documents referred to in clauses (a) through (c) above shall hereinafter be referred to collectively as the "TRANSACTION DOCUMENTS." Wherever we indicate our opinion with respect to the existence or absence of facts is based on our knowledge, our opinion is based solely on the current actual knowledge of the attorneys in this firm who have represented the Obligors in connection with the Transaction Documents, and we have conducted no special investigation of factual matters in connection with this opinion.

         Members of our firm are admitted to the bar of the State of Illinois. We express no opinion as to the laws of any jurisdiction other than: (i) the laws of the State of Illinois, (ii) the General Corporation Law of the State of Delaware, and (iii) the federal laws of the United States of America to the extent specifically referred to


                                Exhibit 3.4(a)-2
herein. We have assumed (without investigation) for the purposes of this opinion that the laws of the Commonwealth of Massachusetts are identical to the laws of the State of Illinois. In addition, we express no opinion herein concerning any statutes, ordinances, administrative decisions, rules or regulations of any county, town, municipality or special political subdivision (whether created or enabled through legislative action at the federal, state or regional level).

         The opinions set forth below are subject to the effects of applicable bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in equity or at law). We express no opinion to the effect of (i) any federal or state securities laws (except to the extent expressly set forth in paragraphs 10 and 11 hereof) or antitrust laws, (ii) as to the creation, perfection, priority or enforcement of any security interest granted under the Transaction Documents, (iii) pension and employment benefit laws and regulations or (iv) construction, environmental, subdivision, zoning, health, safety, tax or land use laws or regulations.

         Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

         1. Parent is a corporation validly existing and in good standing under the laws of the State of Delaware. The Company is a corporation validly existing and in good standing under the laws of the State of Delaware. Each Subsidiary Guarantor is a corporation validly existing and in good standing under the laws of its jurisdiction of incorporation. Each Obligor has all requisite corporate power and authority to own its property and to carry on its business as presently conducted.

         2. Each Obligor is duly qualified or licensed as a foreign corporation and in good standing in each jurisdiction listed next to such Obligor's name on
Schedule II.

         3. Each Obligor has the requisite corporate power and authority to execute and deliver each of the Transaction Documents to which it is a party and to perform its obligations under each such Transaction Document.

         4. Each of the Transaction Documents to which Parent is a party has been duly authorized by all necessary corporate action on the part of the Parent and has been executed and delivered by a duly authorized officer of the Parent. Each of the Transaction Documents to which Parent is a party constitutes a legal, valid and binding obligation of the Parent, enforceable against the Parent in accordance with its respective terms.

         5. Each of the Transaction Documents to which the Company is a party has been duly authorized by all necessary corporate action on the part of the

                                Exhibit 3.4(a)-3

Company and has been executed and delivered by a duly authorized officer of the Company. Each of the Transaction Documents to which the Company is a party constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its respective terms.

         6. The Reaffirmation Letter has been duly authorized by all necessary corporate action on the part of each Subsidiary Guarantor and has been executed and delivered by a duly authorized officer of each Subsidiary Guarantor. The Reaffirmation Letter constitutes a legal, valid and binding obligation of each Subsidiary Guarantor, enforceable against each Subsidiary Guarantor in accordance with its terms.

         7. None of the execution and delivery by the Parent of the Transaction Documents to which the Parent is a party, or the performance by the Parent of its obligations under such Transaction Documents, or the issuance of the Conversion Shares upon conversion of the Notes constitutes a violation of, results in a breach of any provision of, or constitutes a default under, (a) the certificate of incorporation or bylaws of the Parent, (b) any Applicable Law (as hereinafter defined), or (c) any Material Contract to which the Parent is a party. "Applicable Law" shall mean those laws, rules and regulations of the State of Illinois and the United States of America which, in our experience, are normally applicable to transactions of the type contemplated by the Transaction Documents and "Material Contract" shall mean an agreement to which such Obligor is a party (other than the Financing Documents) which has been filed as a "Material Contract" as provided in Regulation S-K promulgated by the SEC under the Securities Act.

         8. Neither the execution and delivery by the Company of the Transaction Documents to which the Company is a party, nor the performance by the Company of its obligations under such Transaction Documents, constitutes a violation of, results in a breach of any provision of, constitutes a default under, gives rise to any right of termination, cancellation or acceleration under, or results in the creation or imposition of any Lien or encumbrance (other than Permitted Liens) upon any of the Property of the Company pursuant to, (a) the certificate of incorporation or bylaws of the Company, (b) any Applicable Law, or (c) any Material Contract to which the Company is a party.

         9. Neither the execution and delivery by any Subsidiary Guarantor of the Reaffirmation Letter, nor the performance by any Subsidiary Guarantor of its obligations thereunder, constitutes a violation of, results in a breach of any provision of, constitutes a default under, gives rise to any right of termination, cancellation or acceleration under, or results in the creation or imposition of any Lien or encumbrance (other than Permitted Liens) upon any of the Property of such Subsidiary Guarantor, pursuant to, (a) any Applicable Law, or (b) any Material Contract to which such Subsidiary Guarantor is a party.


                                Exhibit 3.4(a)-4

         10. Assuming the accuracy of the representations and warranties of the Current Holders in the Note Purchase Agreement, the offer, issuance, sale and delivery of the Notes, and the Conversion Shares upon conversion of the Notes, are exempt from the registration requirements of Section 5 of the Securities Act and of Section 5 of the Illinois Securities Law of 1953, as amended.

         11. Neither the Parent nor the Company is:

                  (a) an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or

                  (b) a "holding company" or an "affiliate" of a "holding company," or a "subsidiary company" of a "holding company," or a "public utility" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         12. There are (i) no preemptive or similar rights to purchase or otherwise acquire shares of capital stock of the Parent applicable to the issuance of the Conversion Shares upon conversion of the Notes pursuant to any provision of the certificate of incorporation or the By-Laws of the Parent, any Applicable Law or any Material Contract to which Parent is a party and (ii) no restrictions on the transfer of the Conversion Shares imposed by the Certificate of Incorporation or the By-Laws of the Parent.

         13. The authorized capital stock of the Parent consists of (i) 2,500,000,000 shares of Class A Common Stock, par value $.001 per share, (ii) 100,000,000 shares of Class C Common Stock, par value $0.001 per share, and
(iii) 50,000,000 shares of Preferred Stock, par value $0.001 per share.

         14. The Conversion Shares have been duly reserved and, when issued upon conversion of the Notes in accordance with the terms of the Note Purchase Agreements, will have been validly issued and will be fully paid and nonassessable.

         15. Except for consents, approvals, authorizations, designations, declarations, filings and qualifications that may be required under Federal and state securities laws, any consent, approval or authorization of or by, or any designation, declaration, filing, or qualification with, any governmental authority that is required under Applicable Law in connection with the execution, delivery and performance of Parent's obligations under the Note Purchase Agreements or any of the Transaction Documents, and the offer, issuance, sale and delivery of the Conversion Shares upon conversion of the Notes in accordance with the Note Purchase Agreements, has been obtained and, to the best of our knowledge, is effective, and we are not aware of any proceedings by any such governmental authority that question the validity thereof.


                                Exhibit 3.4(a)-5

         Our opinions are also subject to the following assumptions and qualifications:

                  (a) We have assumed each of the Transaction Documents constitutes the legal, valid and binding obligation of each party to such Transaction Document (other than the Obligors), enforceable against such party in accordance with its terms.

                  (b) We express no opinion as to the applicable laws or choice of law that govern the Transaction Documents.

                  (c) We have assumed that: (i) the conduct of the parties to the Transaction Documents complies with any requirement of good faith, fair dealing and conscionability; (ii) there has not been any mutual mistake of fact or misunderstanding, fraud, duress or undue influence;
         (iii) each of the Subsidiary Guarantors and the Company hold requisite title and rights to any property subject to the Note Purchase Agreements or the Reaffirmation Letter, and (iv) all statutes, judicial and administrative decisions, and rules and regulations of governmental agencies applicable to this opinion are generally available to lawyers practicing in the State of Illinois and are in a format that makes legal research feasible.

                  (d) We express no opinion as to the effect on the opinions expressed herein of: (i) the compliance or non-compliance of any party (other than the Obligors) to the Transaction Documents with any state, Federal or other laws or regulations applicable to it; or (ii) the legal or regulatory status or the nature of the business of any such parties.

                  (e) Certain of the remedial provisions, including waivers, contained in the Transaction Documents may be unenforceable in whole or in part, but the inclusion of such provisions does not affect the validity of any such Transaction Document, taken as a whole, and each such Transaction Document, taken as a whole, together with Applicable Law, contains adequate provisions for the practical realization of the benefits thereof.

                  (f) We express no opinion as to the enforceability of any of the following provisions:

                           (i) waivers or advance consents in the Transaction
                  Documents that have the effect of waiving statutes of limitation, marshalling of assets or similar requirements or as to the jurisdiction of courts, the venue of actions, or, in certain cases, notices;

                           (ii) provisions in the Transaction Documents
                  permitting modifications of an agreement only in writing;


                                Exhibit 3.4(a)-6

                           (iii) provisions in the Agreements that enumerated
                  remedies are not exclusive or that a party has the right to pursue multiple remedies without regard to other remedies elected or that all remedies are cumulative, and the effect of procedural requirements which may not be reflected in the agreement but compliance with which may be a prerequisite to the exercise of remedies;

                           (iv) self-help and non-judicial remedies in the
                  Transaction Documents, such as the right, without judicial process, to enter upon, to take possession of, to collect, retain, use and enjoy rents, issues and profits from or to manage, property;

                           (v) provisions in the Transaction Documents
                  respecting sale or disposal of collateral or property otherwise than in compliance with Applicable Law;

                           (vi) provisions in the Transaction Documents imposing
                  increased interest rates and/or late payment charges upon delinquency in payment or default or for liquidated damages or prepayment premiums to the extent they are deemed to be penalties or forfeitures;

                           (vii) provisions in the Transaction Documents
                  requiring indemnification or exculpation as to liability for action or inaction, to the extent contrary to public policy;

                           (viii) provisions in the Transaction Documents that
                  determinations by a party are conclusive;

                           (ix) provisions in the Transaction Documents as to
                  rights of set off otherwise than in accordance with Applicable Law; and

                           (x) provisions in the Transaction Documents as to
                  indemnification or contribution in connection with registration rights.

                  (g) If and to the extent any of the Transaction Documents are construed to provide for the compounding of interest or interest charged on interest, such provisions may be unenforceable under Bowman
         v. Neely, 151 Ill. 37 (1994) and other cases to the same effect. Accordingly, we express no opinion with respect thereto.

                  (h) Enforcement of your rights and remedies may be limited by general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law, and in this regard we have assumed that you will exercise your rights and remedies under the


                                Exhibit 3.4(a)-7

         Transaction Documents in good faith and in circumstances and a manner which are commercially reasonable.

                  (i) The representations of each Current Holder set forth in the Note Purchase Agreements are true and are not materially misleading.

                  (j) Any court or agency ruling upon the exemption from the registration requirements of Section 5 of the Securities Act would firmly apply the five factor "facts and circumstances" test set forth in Securities Act Release No. 33-4552 (Nov. 6, 1962) such that no other offering of securities by Parent would be integrated with the offer, issuance, sale and delivery of the Notes and Conversion Shares.

                  (k) No form of general solicitation or general advertising, including seminars whose attendees were invited by any general solicitation or any general advertising, was or will be used by Parent or the Company in connection with any offering, issuance or sale of the Notes or the Conversion Shares.

                  (l) The certificates or other documents which evidence the Notes and the Conversion Shares that have not been issued as of the date hereof will bear a restrictive legend stating that the Notes or Conversion Shares have not been registered under the Securities Act and setting forth or referring to the restrictions on their transferability and sale, and a notation in the Company's or Parent's, as applicable, appropriate records equivalent to a stop-transfer order will be made.

                  (m) The additional notice(s) required by Rule 503 of Regulation D and under the Illinois blue sky laws have or will be timely and properly filed.


                  (n) The offer, issuance sale and delivery of the Original Notes was exempt from any registration requirements of the Securities Act and under Illinois blue sky laws.

         We confirm that, based solely on a review of our litigation docket, and the Collateral Certificates, there are no actions or proceedings against any Obligor pending or overtly threatened in writing, before any Governmental Authority, which seek to affect the enforceability of the Transaction Documents.

         The opinions expressed in the first three sentences of Paragraph 1 is based solely on our review of copies of the Articles and certificates of good standing of each Obligor issued by the Secretary of State of the jurisdiction of incorporation. The opinions expressed in the final sentence of Paragraph 1 is based solely on our review of copies of the Articles and the By-Laws. The opinions expressed in


                                Exhibit 3.4(a)-8

Paragraph 2 are based solely on our review of certificates of good standing for each Obligor issued by the Secretaries of State of the states set forth opposite each Obligor on Schedule II hereto. The opinions expressed in Paragraph 3 and the first sentence of Paragraphs 4, 5 and 6 are based solely on our review of the Certificates, the Articles and the By-Laws.

         This opinion is given as of the date hereof and we assume no obligation to advise you of changes that may hereafter be brought to our attention. This opinion is being furnished only to the addressees listed on Schedule I and is solely for their benefit in connection with transactions contemplated by the Transaction Documents and is not to be used, circulated, quoted (in whole or in part), relied upon or otherwise referred to by any other Person or for any other purpose, nor is it to be filed with any Governmental Authority or other Persons, without our prior written consent.

                                                     Very truly yours,


                                                     KATTEN MUCHIN ZAVIS


                                Exhibit 3.4(a)-9

                                   SCHEDULE I

                                   ADDRESSEES

Elsevier Science, Inc.
275 Washington Street
Newton, MA 02158-1630

John Wiley & Sons, Inc.
605 Third Avenue
New York, NY 10158-0012

Harcourt, Inc.
c/o Elsevier Science division (Academic Press)
275 Washington Street
Newton, MA  02158-1630

Lippincott Williams & Wilkins, Inc.
c/o Wolters Kluwer US Corporation
161 N. Clark Street, 48th Floor
Chicago, IL  60601



                                Exhibit 3.4(a)-10

                                   SCHEDULE II

                           SCHEDULE OF GOOD STANDINGS

-------------------------------------------------------------------------------------------------------------------
                             ENTITY                                                     STATES
-------------------------------------------------------------------------------------------------------------------
divine, inc.                                                       Texas
                                                                   Illinois
                                                                   Connecticut
-------------------------------------------------------------------------------------------------------------------

RoweCom Inc.                                                       Massachusetts
-------------------------------------------------------------------------------------------------------------------

Dawson, Inc.                                                       Massachusetts
-------------------------------------------------------------------------------------------------------------------

Corporate Subscription Service, Inc.                               Massachusetts
                                                                   New Jersey
-------------------------------------------------------------------------------------------------------------------

The Faxon Company, Inc.                                            California                 New York
                                                                   Illinois                   South Carolina
                                                                   Maryland                   Texas
                                                                   New Jersey                 Virginia
                                                                   Massachusetts
-------------------------------------------------------------------------------------------------------------------

The Turner Subscription Agency, Incorporated                       Illinois
-------------------------------------------------------------------------------------------------------------------

McGregor Subscription Services, Inc.                               None
-------------------------------------------------------------------------------------------------------------------

Dawson Information Quest, Inc.                                     Massachusetts
                                                                   California
-------------------------------------------------------------------------------------------------------------------



                                Exhibit 3.4(a)-11

                                                                  EXHIBIT 3.4(b)
                    [FORM OF RICHARD ROWE'S COUNSEL OPINION]


December 14, 2001

Each of the Current Holders
  Party to the Note Purchase
  Agreement Referred to Below


Re:  Dr. Richard R. Rowe

Ladies and Gentlemen:

We have acted as special counsel to Dr. Richard Rowe, an individual residing in the Commonwealth of Massachusetts (the "Pledgor") in connection with the Amended and Restated Stock Pledge Agreement (Richard Rowe), dated as of the date hereof (the "Pledge Agreement") between the Pledgor and Wilmington Trust Company, in its capacity as agent (the "Agent") for the benefit of the Current Holders (as hereinafter defined) and the transactions contemplated thereby, which Pledge Agreement is required to be delivered pursuant to the terms of the several separate Amended and Restated Note Purchase Agreements, dated as of December 14, 2001 (the "Note Purchase Agreements"), between RoweCom Inc. (the "Borrower") and each of the Current Holders named therein (the "Current Holders"). Capitalized terms used herein and not otherwise defined shall have the respective meanings given such terms in the Note Purchase Agreements. This opinion is rendered to you pursuant to Section 3.4 of the Note Purchase Agreements.

We have acted as special counsel to the Pledgor in connection with the Pledge Agreement and the transactions contemplated thereby.

As to all matters of fact (including factual conclusions and characterizations and descriptions of purpose, intention or other state of mind), we have relied, with your permission, entirely upon the representations and warranties of the Pledgor set forth in the Pledge Agreement and have assumed, without independent inquiry, the accuracy of those representations and warranties.

This opinion is based entirely on our review of the Pledge Agreement and we have made no other documentary review or investigation of any kind whatsoever for purposes of this opinion.

We have assumed the genuineness of all signatures, the conformity to the originals of all documents reviewed by us as copies, the authenticity and completeness of all



                                Exhibit 3.4(b)-1
original documents reviewed by us in original or copy form and the legal competence of each individual executing any document.

As used in this opinion, the "UCC" means the Uniform Commercial Code as adopted and in effect in the Commonwealth of Massachusetts.

For purposes of this opinion, we have made such examination of law as we have deemed necessary. This opinion is limited solely to the internal substantive laws of the Commonwealth of Massachusetts, as applied by courts located in Massachusetts without regard to choice of law, and the federal laws of the United States of America (except for Federal and state tax, antitrust, securities or blue sky laws, as to which we express no opinion in this letter), and we express no opinion as to the laws of any other jurisdiction. No opinion is given herein as to any contractual choice of law provision, or otherwise as to the choice of law or internal substantive rules that any court or other tribunal may apply to the transactions contemplated by the Pledge Agreement. No opinion is given herein as to the underlying obligations under the Note Purchase Agreements or any other underlying obligations purported to be secured by the Pledge Agreement, and we assume that such obligations are valid, binding and enforceable and remain outstanding.

Our opinion is further subject to the following exceptions, qualifications and assumptions, all of which we understand to be acceptable to you:

                  (a) We have assumed without any independent investigation that
         (i) each party to the Pledge Agreement that is not a natural person, at all times relevant thereto, is validly existing and in good standing under the laws of the jurisdiction in which it is organized, and is qualified to do business and in good standing under the laws of each jurisdiction where such qualification is required generally or necessary in order for such party to enforce its rights under the Pledge Agreement, (ii) each party to the Pledge Agreement that is not a natural person, at all times relevant thereto, had and has the full power, authority and legal right under its certificate of incorporation, partnership agreement, by-laws, and other governing organizational documents, and the applicable corporate, partnership, or other enterprise legislation and other applicable laws, as the case may be, to execute, deliver and perform its obligations under the Pledge Agreement, and (iii) each party to the Pledge Agreement, other than the Pledgor, has duly authorized, executed and delivered the Pledge Agreement.

                  (b) We have assumed without any independent investigation (i) that the Pledgor has received the agreed to and stated consideration for the incurrence of the obligations applicable to him under the terms of the Pledge Agreement, and accordingly has received "value" (as such term is used in Article 9 of the UCC) in respect thereof, (ii) that the Pledge Agreement is a valid and binding obligation of each party thereto other than the Pledgor, and (iii) that the Pledge Agreement is a


                                Exhibit 3.4(b)-2
         valid and binding obligation of the Pledgor to the extent that laws other than those of the Commonwealth of Massachusetts are relevant thereto (other than the laws of the United States of America, but only to the limited extent the same may be applicable to the Pledgor and relevant to our opinions expressed below).

                  (c) The enforcement of any obligations of, or any security interest granted by, the Pledgor or of any other Person, whether under the Pledge Agreement or otherwise, may be limited by bankruptcy, insolvency, reorganization, moratorium, marshaling or other laws and rules of law affecting the enforcement generally of creditors' rights and remedies (including such as may deny giving effect to waivers of debtors' or guarantors' rights); and we express no opinion as to the status under any fraudulent conveyance laws or fraudulent transfer laws of any of the obligations of, or any security interest granted by, the Pledgor or any other Person, whether under the Pledge Agreement or otherwise.

                  (d) We express no opinion as to the enforceability of any particular provision of the Pledge Agreement relating to remedies after default. However, notwithstanding the qualification set forth in this paragraph (d), in our judgment, subject to the effect of applicable securities laws, the other exceptions, qualifications and limitations set forth in this opinion, and the fact that there may be economic consequences arising out of any procedural or other delay, the possible unenforceability of any particular provisions of the Pledge Agreement as to remedies after default does not render the provisions of the Pledge Agreement, taken as a whole, inadequate for the practical realization of the principal legal rights and benefits contemplated by the Pledge Agreement.

                  (e) We express no opinion as to the availability of any specific or equitable relief of any kind.

                  (f) The enforcement of any of your or the Agent's rights may in all cases be subject to an implied duty of good faith and fair dealing and to general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity) and, as to any of your or the Agent's rights to collateral security, will be subject to a duty to act in a commercially reasonable manner.

                  (g) We express no opinion as to the enforceability of any particular provision of the Pledge Agreement relating to or constituting (i) waivers of rights to object to jurisdiction or venue, or consents to jurisdiction or venue, (ii) waivers of rights to (or methods of) service of process, or rights to trial


                                Exhibit 3.4(b)-3
         by jury, or other rights or benefits bestowed by operation of law,
         (iii) waivers of any applicable defenses, setoffs, recoupments, or counterclaims, (iv) waivers or variations of provisions which are not capable of waiver or variation under Sections 1-102, 9-602, 9-603, or other applicable provisions of the UCC, (v) provisions in the Pledge Agreement rendered ineffective or unenforceable by Sections 2A-303, 9-405, 9-406, or 9-407 of the UCC, as applicable, (vi) the grant of powers of attorney or proxies to the Agent or any Current Holder, (vii) exculpation or exoneration clauses, indemnity clauses, and clauses relating to releases or waivers of unmatured claims or rights, (viii) submission to binding arbitration, or (viii) the imposition or collection of interest on overdue interest or providing for a penalty rate of interest or late charges on overdue or defaulted obligations, or the payment of any premium, liquidated damages, or other amount which may be held by any court to be a "penalty" or a "forfeiture". We express no opinion as to the effect of suretyship defenses, or defenses in the nature thereof, with respect to the obligations of the Pledgor or any other applicable guarantor, joint obligor, surety, accommodation party, or other secondary obligor.

                  (h) No opinion is given herein as to the effect of so-called "usury savings clauses" or other provisions of the Pledge Agreement purporting to specify methods of, or otherwise assure, compliance with usury laws or other laws relating to limitations on the amount of interest or other similar charges which lenders may make or receive in connection with lending transactions; further, if the Agent or any Current Holder neither (i) has given an effective notice to the Office of the Attorney General of the Commonwealth of Massachusetts pursuant to (and is otherwise in compliance with) Massachusetts General Laws Chapter 271, Section 49(d), nor (ii) is exempted from the application of Massachusetts General Laws Chapter 271, Section 49 pursuant to paragraph (e) thereof, we express no opinion as to the effect as to the Agent or such Current Holder of such usury laws and other laws of the Commonwealth of Massachusetts referred to above in this paragraph (h) on the validity or enforceability of the Pledge Agreement.

                  (i) We note that, under the laws of the Commonwealth of Massachusetts, the remedies available in the Commonwealth of Massachusetts for the enforcement of the Pledge Agreement could be affected by any failure of the Agent or any Current Holder, if not organized in Massachusetts (i) to file, pursuant to Massachusetts General Laws Chapter 181, Section 4, the certificates and reports with the Secretary of State of the Commonwealth of Massachusetts required of every foreign corporation doing business in the Commonwealth or (ii) to comply with the provisions of Massachusetts General Laws Chapter 167, Sections 37 and 38, prohibiting (with certain limited exceptions not relevant here) out-of-state banking associations or corporations from transacting banking business in the


                                Exhibit 3.4(b)-4

         Commonwealth. Further, no opinion is given herein as to any other similar laws or requirements in any other jurisdiction.

                  (j) When any opinion set forth below is given to our knowledge, or to the best of our knowledge, or with reference to matters of which we are aware or which are known to us, or with a similar qualification, that knowledge is limited to the actual knowledge of the individual lawyers in this firm who have participated directly and substantively in the specific transactions to which this opinion relates and without any special or additional investigation undertaken for the purposes of this opinion.

                  (k) We express no opinion as to the effect of events occurring, circumstances arising, or changes of law becoming effective or occurring, after the date hereof on the matters addressed in this opinion letter, and we assume no responsibility to inform you of additional or changed facts, or changes in law, of which we may become aware.

         (l) We have made no examination of, and no opinion is given herein as to, the Pledgor's title to or other ownership rights in, the accuracy or sufficiency of the descriptions of, or the existence of any liens, charges, encumbrances, restrictions or limitations on, or adverse claims against, any of the Collateral (as defined in the Pledge Agreement). We have assumed without any independent investigation that the Pledgor has rights in the Collateral and any other assets in which it purports to grant a security interest under the Pledge Agreement, and that the Pledge Agreement creates a valid security interest in such portion of the Collateral and any such other assets in which a security interest may be created by contract to secure the obligations of the Borrower to the extent that laws other than those of the Commonwealth of Massachusetts are relevant thereto. We express no opinion as to the priority or (except to the extent specifically set forth in paragraph 3 below) the attachment, validity, or perfection of any security interest, mortgage, or other lien in any of the Collateral. Further, we express no opinion as to any security interest in any Collateral or any other assets excluded from, or not governed by, Article 9 of the UCC. We call your attention to the following:

         (i) there exist certain limitations, resulting from the operation of
Section 9-315 of the UCC on the attachment and perfection of any security interest in proceeds of collateral, such that further action (in or out of Massachusetts) may be necessary to maintain perfection of such interests;

         (ii) under Section 9-331 of the UCC, certain holders or purchasers of certain types of collateral may take the same free of a perfected security interest;

         (iii) Section 552 of the federal Bankruptcy Code limits the extent to which property acquired by a debtor after the commencement of a case under the


                                Exhibit 3.4(b)-5

Bankruptcy Code may be subject to a security interest resulting from any security agreement entered into by the debtor before the commencement of the case; and under Section 547 of the Bankruptcy Code, a security interest that is deemed transferred within the relevant period set forth in Section 547(b)(4) of the Bankruptcy Code may be avoidable under certain circumstances;

(iv) under Section 8-303 of the UCC, a "protected purchaser" (as defined in such Section 8-303) of a security, or of an interest therein, may acquire its interest in such security free of any adverse claim thereto; we express no opinion herein as to whether the Agent, or any other person or entity, may be a protected purchaser with respect to the Pledged Shares and the Pledged Warrants (each as defined in paragraph 3 below) or any other securities included within the Collateral; and we point out that, under Section 8-110(c) of the UCC, the local law of the jurisdiction in which the security certificates evidencing the Pledged Shares and the Pledged Warrants are delivered to the Agent governs whether an adverse claim with respect thereto may be asserted against the Agent;

(v) we assume that the Pledged Shares and the Pledged Warrants each constitute "certificated securities" (within the meaning given such terms in the applicable
UCC);

(vi) we point out that a security interest may not attach or become enforceable or be perfected as to any rights, interests, or benefits which are not assignable under applicable law, or are not assignable by their terms, or which are assignable only with the consent of governmental agencies or officers, except to the extent provided in Part 4 of Article 9 of the applicable UCC;

(vii) we call to your attention that the priority of security interests provided for in the Pledge Agreement may be affected by actions taken before July 1, 2001, in or out of Massachusetts, which may have perfected a security interest of another party in Collateral described in the Pledge Agreement; and

(viii) we call to your attention that different versions of Article 9 of the Uniform Commercial Code may currently be in effect in other jurisdictions (other than Massachusetts), under which other or further action may be required under the laws of other jurisdictions for the Agent and the Current Holders with respect to the attachment, perfection and priority of their security interests provided for in the Pledge Agreement; we have not analyzed in this transaction, and express no opinion herein as to, what further actions, if any, may be so required.

Based upon the foregoing, and subject to the limitations and qualifications set forth below, we are of the opinion that:



                                Exhibit 3.4(b)-6

         1. The Pledgor has duly executed and delivered the Pledge Agreement; and the Pledge Agreement constitutes a valid and binding agreement of the Pledgor, enforceable against the Pledgor in accordance with its terms.

         2. The execution and delivery by the Pledgor of the Pledge Agreement and the consummation of the transactions contemplated thereby and compliance by the Pledgor with the provisions thereof (i) will not violate any law, statute, rule or regulation of the Commonwealth of Massachusetts, or, to the best of our knowledge, (x) any material agreement binding upon the Pledgor of which we are aware, or (y) any judgment, order, writ, injunction or decree of any court or other tribunal located in the Commonwealth of Massachusetts of which we are aware, applicable to the Pledgor, and (ii) to the best of our knowledge, will not result in the creation or imposition of any security interest or other lien (other than security interests and liens evidenced by the Pledge Agreement in favor of the Agent and the Current Holders) on any asset of the Pledgor. Except for filings or recordings that may be necessary to create, record or perfect, or maintain the perfection of, or (with respect to pledged securities) to enforce, the security interests or other liens created by the Pledge Agreement, to the best of our knowledge, no consent or approval by, or any notification of or filing with, any court, public body or authority of the Commonwealth of Massachusetts is required to be obtained or effected by the Pledgor in connection with the execution, delivery and performance by the Pledgor of the Pledge Agreement or the consummation by the Pledgor of the transactions contemplated thereby.

         3. After giving effect to the delivery (within the meaning given such term by the UCC) by the Pledgor to the Agent in pledge, within the Commonwealth of Massachusetts, pursuant to the Pledge Agreement, of (a) each of the stock certificates representing the shares of capital stock of divine, inc. pledged to the Agent by the Pledgor as pledgor thereunder (the "Pledged Shares"), together with properly completed and effective stock powers endorsing the Pledged Shares and duly executed by the Pledgor in blank, and assuming the continued possession of such Pledged Shares and of such stock powers by the Agent within the Commonwealth of Massachusetts, and (b) each of the warrant certificates representing the right to purchase shares of capital stock of divine, inc. pledged to the Agent by the Pledgor as the pledgor thereunder (the "Pledged Warrants"), together with properly completed and effective warrant transfer powers endorsing the Pledged Warrants and duly executed by the Pledgor in blank, and assuming the continued possession of such Pledged Warrants and of such warrant powers by the Agent within the Commonwealth of Massachusetts, the Agent shall acquire a valid security interest, in all right, title and interest of the Pledgor in such Pledged Shares and Pledged Warrants pursuant to the Pledge Agreement, to the extent that a security interest therein may be created pursuant to Article 9 of the UCC, and such security interest will be perfected, with the consequences of perfection by


                                Exhibit 3.4(b)-7
control with respect to such Pledged Shares and Pledged Warrants accorded by the UCC.

This opinion is delivered solely to you and for your benefit in connection with the Note Purchase Agreements and may not be relied upon by you for any other purpose or furnished or referred to, or relied upon, by any other person or entity (other than your permitted successors and assigns under the Note Purchase Agreements) for any reason without our prior written consent.

Very truly yours,



BINGHAM DANA LLP




                                Exhibit 3.4(b)-8

                                                                    EXHIBIT 3.12
                         [FORM OF REAFFIRMATION LETTER]



                                                         as of December 14, 2001

To the Current Holders
listed on Schedule A attached hereto
(the "Current Holders" and their
successors, assigns or transferees, the "Holders")


        RE: REAFFIRMATION OF FINANCING DOCUMENTS

Ladies and Gentlemen:


        Please refer to:


         1. The following Subsidiary Guaranties:

                  (a) The Subsidiary Guaranty dated as of January 31, 2001 by Dawson, Inc. in favor of Wilmington Trust Company, as Agent for the various corporations now or hereafter parties to the Note Purchase Agreement;

                  (b) The Subsidiary Guaranty dated as of January 31, 2001 by Dawson Information Quest, Inc. in favor of Wilmington Trust Company, as Agent for the various corporations now or hereafter parties to the Note Purchase Agreement;

                  (c) The Subsidiary Guaranty dated as of January 31, 2001 by The Faxon Company, Inc. in favor of Wilmington Trust Company, as Agent for the various corporations now or hereafter parties to the Note Purchase Agreement;

                  (d) The Subsidiary Guaranty dated as of January 31, 2001 by The Turner Subscription Agency, Incorporated in favor of Wilmington Trust Company, as Agent for the various corporations now or hereafter parties to the Note Purchase Agreement;

                  (e) The Subsidiary Guaranty dated as of January 31, 2001 by Corporate Subscription Services, Inc. in favor of Wilmington Trust Company, as Agent for the various corporations now or hereafter parties to the Note Purchase Agreement; and

                  (f) The Subsidiary Guaranty dated as of January 31, 2001 by McGregor Subscription Service, Inc. in favor of Wilmington Trust Company, as Agent for the various corporations now or hereafter parties to the Note Purchase Agreement,



                                 Exhibit 3.12-1

(all of the foregoing Subsidiary Guaranties being collectively referred to herein as the "Subsidiary Guaranties")

         2. The Collateral Agency Agreement dated as of January 31, 2001 (the "Collateral Agency Agreement") among Wilmington Trust Company, as Collateral Agent, Elsevier Science, Inc.; John Wiley & Sons, Inc., Harcourt, Inc., Lippincott Williams & Wilkins, Inc., RoweCom Inc., Richard Rowe, Dawson, Inc., Dawson Information Quest, Inc., The Faxon Company, Inc., The Turner Subscription Agency, Incorporated, Corporate Subscription Services, Inc. and McGregor Subscription Service, Inc.

         3. The Security Agreement dated as of January 31, 2001 by RoweCom Inc. in favor of Wilmington Trust Company, as Agent for each of the Purchasers (the "Company Security Agreement").

         4. The Security Agreement dated as of January 31, 2001 by Dawson, Inc., Dawson Information Quest, Inc., The Faxon Company, Inc., The Turner Subscription Agency, Incorporated, Corporate Subscription Services, Inc. and McGregor Subscription Service, Inc. in favor of Wilmington Trust Company, as Agent for each of the Purchasers (the "Subsidiary Security Agreement").

         5. The Stock Pledge Agreement and related Irrevocable Stock Powers each dated as of January 31, 2001 between RoweCom Inc. and Wilmington Trust Company, as Collateral Agent for each of the corporations from time to time party to the Note Purchase Agreement (the "Company Stock Pledge Agreement").

         6. The Stock Pledge Agreement and related Irrevocable Stock Powers each dated as of January 31, 2001 among Dawson, Inc., Corporate Subscription Services, Inc. and Wilmington Trust Company, as Collateral Agent for the various corporations from time to time party to the Note Purchase Agreement (the "Subsidiary Stock Pledge Agreement").

         7. The Stock Pledge Agreement and related Irrevocable Stock Powers each dated as of January 31, 2001 between Richard Rowe and Wilmington Trust Company, as Collateral Agent for the various corporations from time to time party to the Note Purchase Agreement (the "Richard Rowe Stock Pledge Agreement").

         8. The Intellectual Property Security Agreement among RoweCom Inc., Dawson, Inc., Dawson Information Quest, Inc., The Faxon Company, Inc., The Turner Subscription Agency, Incorporated, Corporate Subscription Services, Inc., McGregor Subscription Service, Inc. and Wilmington Trust Company, as Agent for the Purchasers (the "IP Security Agreement").

         9. Assignment of Monies Due And To Become Due dated January 31, 2001 executed by The Faxon Company, Inc. in favor of the Holders (regarding monies due and owing from the United States of America through The Library of Congress Contracts and Logistics Service) (the "Federal Assignment of Claims").




                                 Exhibit 3.12-2

         10. Each other Financing Document (including all UCC Financing Statements filed prior to the date hereof) (as defined in the Amended and Restated Note Purchase Agreement referred to below).

         The Subsidiary Guaranties, the Collateral Agency Agreement, the Company Security Agreement, the Subsidiary Security Agreement, the Company Stock Pledge Agreement, the Subsidiary Stock Pledge Agreement, the Richard Rowe Stock Pledge Agreement, the IP Security Agreement, the Federal Assignment of Claims and the other Financing Documents referred to above, in each case as heretofore amended, are collectively referred to herein as the "Documents". Capitalized terms not otherwise defined herein will have the meanings given in the Amended and Restated Note Purchase Agreement referred to below.

         Each of the undersigned acknowledges that divine, inc., a Delaware corporation, the Company and the Holders have executed those separate Amended and Restated Note Purchase Agreements, each dated as of December 14, 2001 (as amended, supplemented or otherwise modified from time to time, the "Amended and Restated Note Purchase Agreements") which Amended and Restated Note Purchase Agreements amend and restate those certain Note Purchase Agreements, each dated as of January 31, 2001 (the "Note Purchase Agreements").

         Each of the undersigned hereby (a) agrees that Section 2(e) of each of the Company Security Agreement and the Subsidiary Security Agreement is hereby amended by adding the following text to the end of such section to read as follows: "and, so long as no Event of Default has occurred and is continuing, sales or other dispositions of Collateral permitted by the Note Purchase Agreement", (b) agrees that Section 6(i) of the IP Security Agreement is hereby amended by adding the following text to the end of such section to read as follows: "except as permitted by the Note Purchase Agreement and so long as no Event of Default has occurred and is continuing", (c) agrees that Section 4.8 of the Collateral Agency Agreement is hereby amended by deleting the reference to "Section 17" therein and substituting therefor "Section 15", (d) confirms that each Document to which such undersigned is a party remains in full force and effect after giving effect to the effectiveness of the Amended and Restated Note Purchase Agreements and that, upon such effectiveness, (i) all references in such Document to the "Note Purchase Agreement" shall be references to the Amended and Restated Note Purchase Agreement and (ii) the amendments in the immediately preceding clauses (a), (b) and (c) shall be operative, (e) acknowledges and agrees that its obligations under the Documents are absolute and unconditional, and there exists no right of setoff or recoupment, counterclaim or defense of any nature whatsoever thereto and (f) VOLUNTARILY AND KNOWINGLY RELEASES AND FOREVER DISCHARGES THE HOLDERS AND THE AGENT'S AND HOLDERS' PREDECESSORS, AGENTS, EMPLOYEES, SUCCESSORS, ASSIGNS AND TRANSFEREES, FROM ALL CLAIMS, DEMANDS, ACTIONS, CAUSES OF ACTION, DAMAGES, COSTS, OR EXPENSES, AND LIABILITIES WHATSOEVER, KNOWN OR UNKNOWN, ANTICIPATED OR UNANTICIPATED, SUSPECTED OR UNSUSPECTED, FIXED, CONTINGENT OR CONDITIONAL, AT LAW OR IN EQUITY, ORIGINATING IN WHOLE OR IN PART ON OR BEFORE THE DATE THE FOREGOING AMENDED AND



                                 Exhibit 3.12-3

RESTATED NOTE PURCHASE AGREEMENTS ARE EXECUTED, WHICH IT HAS OR MAY HAVE AGAINST ANY HOLDER, THE AGENT OR SUCH HOLDER'S PREDECESSORS, AGENTS, EMPLOYEES, SUCCESSORS, ASSIGNS AND TRANSFEREES, IF ANY, AND IRRESPECTIVE OF WHETHER ANY SUCH CLAIMS ARISE OUT OF CONTRACT, TORT, VIOLATION OF LAW OR REGULATION, OR OTHERWISE, WHICH CLAIMS arisE out of or relate in any way to the Note Purchase Agreements and the other Financing Documents and any action, inaction, omission OR EXERCISE OF ANY RIGHT OR REMEDY by any of the HOLDERS or THE AGENT'S AND HOLDERS' PREDECESSORS, AGENTS, EMPLOYEES, SUCCESSORS, ASSIGNS AND TRANSFEREES in connection with the Note Purchase Agreements and the other Financing Documents or the administration thereof.



                                 Exhibit 3.12-4

         The letter agreement may be signed in counterparts and by the various parties herein on separate counterpart signature pages. This letter agreement shall be deemed to be a contract under seal of the laws of the Commonwealth of Massachusetts.


                                            DAWSON, INC.


                                            By:
                                               ---------------------------------
                                            Name:
                                            Title:


                                            DAWSON INFORMATION QUEST, INC.


                                            By:
                                               ---------------------------------
                                            Name:
                                            Title:


                                            THE FAXON COMPANY, INC.


                                            By:
                                               ---------------------------------
                                            Name:
                                            Title:


                                            THE TURNER SUBSCRIPTION
                                            AGENCY, INCORPORATED


                                            By:
                                               ---------------------------------
                                            Name:
                                            Title:


                                            CORPORATE SUBSCRIPTION
                                            SERVICES, INC.


                                            By:
                                               ---------------------------------
                                            Name:
                                            Title:




                                 Exhibit 3.12-5

                                            MCGREGOR SUBSCRIPTION
                                            SERVICE, INC.


                                            By:
                                               ---------------------------------
                                            Name:
                                            Title:


                                            ROWECOM INC.


                                            By:
                                               ---------------------------------
                                            Name:
                                            Title:



                                            ------------------------------------
                                            RICHARD ROWE


                                            WILMINGTON TRUST COMPANY, as
                                            Collateral Agent


                                            By:
                                               ---------------------------------
                                            Name:
                                            Title:




                                 Exhibit 3.12-6

ACKNOWLEDGED AND AGREED
as of the date first written above

ELSEVIER SCIENCE, INC.


By:
   -----------------------------------------
Name:
Title:


JOHN WILEY & SONS, INC.


By:
   -----------------------------------------
Name:
Title:


HARCOURT, INC.


By:
   -----------------------------------------
Name:
Title:


LIPPINCOTT WILLIAMS & WILKINS, INC.


By:
   -----------------------------------------
Name:
Title:



                                 Exhibit 3.12-7

                                   SCHEDULE A


Elsevier Science, Inc.
275 Washington Street
Newton, MA  02158-1630

John Wiley & Sons, Inc.
605 Third Avenue
New York, NY 10158-0012

Harcourt, Inc.
c/o Elsevier Science division (Academic Press)
275 Washington Street
Newton, MA  02158-1630

Lippincott Williams & Wilkins, Inc.
c/o Wolters Kluwer US Corporation
161 N. Clark Street, 48th Floor
Chicago, IL 60601





                                 Exhibit 3.12-8

                                                                         ANNEX 1

                      ADDRESS OF PARENT, COMPANY AND AGENT

PARENT:

divine, inc.
1301 N. Elston Avenue
Chicago, IL  60622


COMPANY:

RoweCom Inc.
c/o divine, inc.
1301 N. Elston Avenue
Chicago, IL  60622


AGENT:

Wilmington Trust Company
Rodney Square North
1100 North Market Street
Wilmington, DE  19890-0001
Attention: Corporate Trust Administration
Telecopy No.:  (302) 651-8882